*** INDICATES CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT THAT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B) OF REGULATION S-K BECAUSE THE IDENTIFIED CONFIDENTIAL PORTIONS (I) ARE NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SENIOR SECURED TERM LOAN
CREDIT AGREEMENT
Dated as of September 30, 2020
Among
KOSMOS ENERGY LTD.
as Parent Guarantor
KOSMOS ENERGY GOM HOLDINGS, LLC,
and
KOSMOS ENERGY GULF OF MEXICO OPERATIONS, LLC
as Borrowers
and
THE OTHER GUARANTORS NAMED HEREIN
as Guarantors
and
THE INITIAL LENDERS NAMED HEREIN
as Initial Lenders
and
CLMG CORP.
as Term Loan Collateral Agent
and
CLMG CORP.
as Administrative Agent

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T A B L E O F C O N T E N T S
Section    Page
2

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3

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ANNEXES
Annex A    -    Applicable Margin
SCHEDULES
Schedule I    -    Commitments and Lending Offices
Schedule 4.01(b)    -    Loan Parties
Schedule 4.01(c)    -    Capital Structure
Schedule 4.01(e)    -    Governmental Approvals and Authorizations
Schedule 4.01(o)    -    Environmental Disclosure
Schedule 4.01(r)        Decommissioning Activities
Schedule 4.01(s)    -    Material Contracts; Hedge Agreements
Schedule 4.01(u)     -    Maintained Insurance; Performance Bonds
Schedule 4.01(v)    -    Intellectual Property
Schedule 4.01(x)    -    Letter of Credit Rights
Schedule 4.01(y)    -    Commercial Tort Claims
Schedule 4.01(z)    -    Employment Contracts
Schedule 4.01(aa)    -    Affiliate Transactions
Schedule 4.01(gg)        Marketing Contracts
Schedule 5.01(d)    -    Required Insurance
Schedule 5.02(m)        Growth Capital Expenditures
Schedule 5.02(p)    -    Restrictive Agreements
Schedule 8.02    -    Notice Addresses
EXHIBITS
Exhibit A-1    -    Form of Term Loan A Note
Exhibit A-2    -    Form of Term Loan B Note
Exhibit B    -    Form of Notice of Borrowing
Exhibit C    -    Form of Assignment and Acceptance
Exhibit D    -    Form of Solvency Certificate
Exhibit E    -    Form of Consent and Agreement for Material Contracts
Exhibit F    -    Form of Secured Party Designation Notice
Exhibit G    -    Form of Insurance Payment Instruction Letter
Exhibit H    -    Tax Forms
Exhibit I        Form of Excess Cash and Distributable Cash Certificate

4

US 7362483v.35

SENIOR SECURED TERM LOAN CREDIT AGREEMENT
SENIOR SECURED TERM LOAN CREDIT AGREEMENT, dated as of September 30, 2020, among KOSMOS ENERGY, LTD., a Delaware corporation (“Parent”), KOSMOS ENERGY GOM HOLDINGS, LLC, a Delaware limited liability company (“GOM Holdings”), KOSMOS ENERGY GULF OF MEXICO OPERATIONS, LLC, a Delaware limited liability company (the “GOM Operations” and, together with GOM Holdings, the “Borrowers”, and each a “Borrower”), KOSMOS ENERGY GULF OF MEXICO, LLC, a Delaware limited liability company (“Holdings”), KOSMOS ENERGY GULF OF MEXICO MANAGEMENT, LLC, a Delaware limited liability company (“GOM Management”), the other Guarantors (as hereinafter defined) from time to time party hereto, the Lenders (as hereinafter defined), CLMG CORP., a Texas corporation (“CLMG”), as term loan collateral agent (together with any successor term loan collateral agent appointed pursuant to Article VII, the “Term Loan Collateral Agent”) for the Secured Parties (as hereinafter defined), and CLMG, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the “Administrative Agent” and, together with the Term Loan Collateral Agent, the “Agents”) for the Lenders.
PRELIMINARY STATEMENTS:
(1)     Prior to the execution of this Agreement, the Borrowers launched a competitive process to seek financing proposals from various financial institutions to finance the Loan Parties’ operations and capital expenditure requirements.
(2)    Following review of the proposals received, the Borrowers have requested that the Lenders make term loans pursuant to (i) a Term Loan A Facility in an aggregate principal amount of $150,000,000 and (ii) a Term Loan B Facility in an aggregate principal amount of $50,000,000.
(3)    The proceeds of the Term Loan A Facility shall be used (i) to provide working capital to the Borrowers and their Subsidiaries and fund general operating expenses of the Borrowers and their Subsidiaries (including Capital Expenditures to the extent permitted under this Agreement but excluding Restricted Payments other than the Effective Date Parent Debt Repayment), and $50,000,000 of such proceeds shall be transferred into an operating account of GOM Operations pursuant to Section 5.01(i)(iii) below, (ii) for GOM Operations to make a $50,000,000 loan to Holdings (which Holdings will use to repay Specified Parent Debt (as defined below), and (iii) to pay transaction fees and expenses incurred in connection with the Facilities (the “Term Loan A Facility Use of Proceeds”).
(4)    The proceeds of the Term Loan B Facility shall be used by the Borrowers on the Effective Date for the deemed repayment in full of GOM Operations’ obligations under that certain Prepayment Agreement, entered into on June 26, 2020, between GOM Operations, as seller and Trafigura Trading LLC, as buyer (as amended, amended and restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Prepayment Agreement”) (the “Term Loan B Facility Use of Proceeds”).

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

US 7362483v.35

(5)    The Borrowers have appointed GOM Operations as their agent, attorney-in-fact and representative (“Borrower Representative”) hereunder.
(6)    Each Loan Party has agreed to guarantee the Obligations of each other Loan Party and, other than in the case of Parent and the Intermediate Parent Entities, to grant to the Term Loan Collateral Agent, for the benefit of the Secured Parties, first priority Liens on the Collateral.
(7)    The Lenders have indicated their willingness to agree to make available the Facilities, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:
Article I.

DEFINITIONS AND ACCOUNTING TERMS
Section i..Certain Defined Terms
. As used in this Agreement, the following terms shall have the following meanings:
“Acceptable Depositary Bank” means Beal Bank USA, Bank of America, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., or any other financial institution acceptable to the Administrative Agent in its sole and absolute discretion; provided, that, with respect to any such financial institution (other than Beal Bank USA), either (a) such financial institution shall have entered into an Account Control Agreement satisfactory to the Administrative Agent in its sole discretion which Account Control Agreement shall include a full waiver of setoff rights by such financial institution with respect to any debt or obligations of any Loan Party owing to such financial institution (other than customary account fees and similar items) or (b) such financial institution shall have entered into an Account Control Agreement satisfactory to the Administrative Agent in its sole discretion and shall have no existing business relationship with the Parent or any Subsidiary of Parent of any kind at any time, and shall not have had any prior business relationship with the Parent or any Subsidiary of Parent during the two year period immediately preceding the Effective Date, including that such financial institution shall not, during such period or after the Effective Date, have extended any credit to the Parent or any Subsidiary of Parent of any kind (whether by loans, lines of credit or otherwise) or, except with respect to being the depositary bank with respect to the Revenue Account, have not provided any cash management services, including treasury, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements; provided that notwithstanding the foregoing to the contrary, even if the conditions set forth in the foregoing clauses (a) and (b) are not satisfied, Bank of America, N.A. shall constitute an “Acceptable Depositary Bank” for a period of 30 days following the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion) so long as each such deposit account of the Borrowers or their Subsidiaries maintained at Bank of America, N.A, are subject to an Account Control Agreement.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“Accepting Lenders” has the meaning specified in Section 2.04(c).
“Account Control Agreements” means the BofA DACA, the Beal Fully Blocked DACA, the Beal Springing DACA, and any other deposit account control agreement, securities account control agreement or commodity account control agreement, in each case in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion.
“Additional Lender” has the meaning specified in Section 2.14(a).
“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.
“Administrative Agent’s Account” means the account of the Administrative Agent specified by the Administrative Agent in writing to the Lenders from time to time.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote ten percent (10%) or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.
“Agent Parties” has the meaning specified in Section 8.02(c).
“Agents” has the meaning specified in the recital of parties to this Agreement.
“Agreement” means this Senior Secured Term Loan Credit Agreement, as amended, amended and restated, restated, supplemented or otherwise modified from time to time.
“Agreement Value” means, for each Hedge Agreement, on any date of determination, the amount, if any, that would be payable by any Borrower or any Subsidiary thereof to its counterparty to such Hedge Agreement in accordance with its terms as if an Early Termination Event (as defined in the applicable Hedge Intercreditor Agreement) has occurred on such date of determination.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the UK Bribery Act 2010 (“UKBA”), and any laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any of their respective Subsidiaries or operations from time to time concerning or relating to bribery, corruption or money laundering.
“Anti-Terrorism Laws” means any of the following (a) the Anti-Terrorism Order, (b) the Global Terrorism Sanctions Regulations (Title 31 Part 594 of the U.S. Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

US 7362483v.35

U.S. Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), (e) the Patriot Act, (f) all other present and future legal requirements of any Governmental Authority addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, and (g) any regulations promulgated pursuant thereto or pursuant to any legal requirements of any Governmental Authority governing terrorist acts and acts of war.
“Anti-Terrorism Order” means Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended.
“Applicable Margin” has the meaning given such term on Annex A hereto.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Independent Engineer” means [***], and any other independent third party reserve engineer selected by the Administrative Agent in its reasonable discretion.
“Asset Coverage Ratio” means, as of each March 31, June 30, September 30 and December 31 of each Fiscal Year, commencing December 31, 2020, the ratio of (a) Total PDP PV-10 as of such date to (b) outstanding principal amount of Loans as of such date.
“Asset Sale” means the assignment, conveyance, license, lease, sale, sale and leaseback, transfer, or other disposition of any Property (including any sale of Equity Interests (including any Equity Interests issued by GOM Holdings) and any unwinding or termination of any Hedge Agreement) by any Person.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.07 or by the definition of “Eligible Assignee”), and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent in its sole and absolute discretion.
“Authority” has the meaning specified in Section 5.01(c)(iii).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

US 7362483v.35

Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Beal Fully Blocked DACA” means the deposit account control agreement to be entered into following the Effective Date between the applicable Borrowers, the Term Loan Collateral Agent and Beal Bank USA, which agreement will provide that each such deposit account covered thereby will at all times be under the sole dominion and control of the Term Loan Collateral Agent.
“Beal Springing DACA” means the deposit account control agreement, dated the date hereof, between the applicable Borrowers, the Term Loan Collateral Agent and Beal Bank USA, which agreement will provide that the Term Loan Collateral Agent shall have “control” over such deposit accounts within the meaning of the Uniform Commercial Code, but that the Term Loan Collateral Agent will not direct transfers of funds into and out of such account until such time as the Term Loan Collateral Agent sends notice thereof to Beal Bank USA.
“Benchmark Rate” means a rate per annum equal to (a) the Federal Funds Rate then in effect plus (b) 0.[***]%; provided that (i) solely with respect to Term A Loans, the Benchmark Rate at all times shall not be less than 0.[***]% per annum and (ii) with respect to Term B Loans, the Benchmark Rate at all times shall not be less than 0. [***]% per annum.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (i) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (iii) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

US 7362483v.35

“BofA DACA” means the deposit account control agreement, dated the date hereof, between the Borrowers, the Term Loan Collateral Agent and Bank of America, N.A.
“Borrower” has the meaning specified in the recital of parties to this Agreement.
“Borrower Representative” has the meaning specified in the recital of parties to this Agreement.
“Borrowing” means a Term Loan A Borrowing or a Term Loan B Borrowing, as the context may require.
“Budget” has the meaning specified in Section 5.03(d).
“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 5.02(p).
“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City or Las Vegas, Nevada.
“Capital Expenditures” means, for any Person for any period, the sum of, without duplication, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Cash” means money, currency or a credit balance in any demand account or deposit account.
“Cash Equivalents” means any of the following: (a) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America; and (b) certificates of deposit fully insured by the Federal Deposit Insurance Corporation in national, state or foreign commercial banks whose outstanding long-term debt is rated at least “A” or the equivalent by S&P or Moody’s.
“Cash Flow Payment Date” means the fifth (5th) Business Day following delivery of the Excess Cash and Distributable Cash Certificate required for each Fiscal Quarter pursuant to Section 5.03(j), commencing with the Fiscal Quarter ending December 31, 2020.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“Casualty Event” means a casualty event that causes all or a portion of the tangible Property of any Borrower or its Subsidiaries to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than (a) ordinary use and wear and tear or (b) any Event of Eminent Domain.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time.
“Change of Control” means, (a) at any time, any “person” or “group” (within the meaning of Rule 13(d) of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the Effective Date) (i) shall have acquired ownership, directly or indirectly, beneficially or of record, of more than 50% on a fully diluted basis of the aggregate voting power represented by the issued and outstanding Equity Interests of the Parent, or (ii) shall have acquired direct or indirect control of any Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by the board of directors of the Parent nor (ii) appointed by directors so nominated, appointed or approved, (c) Parent shall cease to own, directly or indirectly, all of the issued and outstanding Equity Interests of GOM Holdings, (d) GOM Holdings shall cease to own, free and clear of all Liens (other than Liens permitted under Section 5.02(a)(i)) and other encumbrances, 100% on a fully diluted basis of the aggregate voting power represented by the issued and outstanding Equity Interests in Holdings, (e) Holdings shall cease to own, free and clear of all Liens (other than Liens permitted under Section 5.02(a)(i)) and other encumbrances, 100% on a fully diluted basis of the aggregate voting power represented by the issued and outstanding Equity Interests in GOM Management, (e) GOM Management shall cease to own, free and clear of all Liens (other than Liens permitted under Section 5.02(a)(i)) and other encumbrances, 100% on a fully diluted basis of the aggregate voting power represented by the issued and outstanding Equity Interests in GOM Operations, (f) a Disqualified Owner shall become a direct or indirect owner of a 50% or greater ownership interest in or otherwise control any Loan Party or (g) a “change of control” or any other comparable term under, and as defined in, any of the Permitted Guaranteed Facilities shall have occurred. For the purposes of this definition, “control” shall be defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ability to exercise voting power, contract or otherwise.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“CLMG” has the meaning specified in the recital of parties to this Agreement.
“Collateral” means (a) all Oil and Gas Properties owned by any Borrower or Subsidiary Guarantor, (b) all Equity Interests issued by Holdings, GOM Management, GOM Operations and its Subsidiaries and (c) all other Property of any Borrower or its Subsidiaries, whether now owned or hereafter acquired, other than Excluded Property.
“Commitment” means, the Term Loan A Commitment, the Term Loan B Commitment and any Incremental Term Loan Commitment, as applicable.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning specified in Section 8.02(b).
“Confidential Information” means information that any Loan Party or its respective Subsidiaries furnishes to any Agent or any Lender designated as confidential, but does not include any such information that (a) is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender of its obligations hereunder, (b) is or becomes available to such Agent or such Lender or their respective Representatives from a source other than a Loan Party or any of its Subsidiaries provided that such Agent or such Lender has no actual knowledge that such source is breaching an obligation of confidentiality to a Loan Party or its Subsidiaries in providing such information to such Agent or such Lender, (c) is, at the time of disclosure, already in the possession of any Agent or any Lender or any of their respective Representatives (so long as such information did not come into the possession of such Agent, Lender or Representative subject to any confidentiality obligations of such Person to the Loan Parties that remain in effect) or (d) is independently developed by any Agent or any Lender or any of their respective Representatives by Persons without access to the Confidential Information.
“Consent and Agreement” means with respect to any Material Contract, a consent and agreement in favor of the Term Loan Collateral Agent (for the benefit of the Secured Parties) in substantially the form attached hereto as Exhibit E or otherwise in form and substance reasonably satisfactory to the Term Loan Collateral Agent and the Administrative Agent.
“Consolidated” refers to the consolidation of accounts in accordance with GAAP.
“Contingent Parent Guarantee Agreement” means that certain Parent Guarantee Agreement, executed as of September 30, 2020, but to be effective upon a Parent Guarantee Trigger Event, by each Intermediate Parent Entity in favor of the Term Loan Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“Contractual Obligations” means, as applied to any Person, any provision of any Equity Interests issued by such Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument (including operating agreements, production

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

US 7362483v.35

handling agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements) to which such Person is a party or by which it or any of its Properties is bound.
“COPAS” means the standards set forth by the Council of Petroleum Accountants Society from time to time.
“Covered Entity” means any of the following:
1.a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
2.a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
3.a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Dated Assets” has the meaning assigned to such term in Section 2.15(b).
“Dated Liabilities” has the meaning assigned to such term in Section 2.15(b).
“Debt” of any Person means, without duplication, (a) Debt for Borrowed Money of such Person, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables not overdue (unless being contested in good faith by appropriate proceedings for which reserves and other appropriate provisions, if any, required by GAAP shall have been made) by more than sixty (60) days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all obligations of such Person as lessee under Capitalized Leases, (f) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or the value of Disqualified Equity Interests or Debt into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (g) all obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (h) all Guaranteed Debt of such Person, (i) all obligations under any earn-out, the conditions to payment of which have been satisfied (which for all purposes of this Agreement shall be valued at the maximum potential amount payable with respect to each such earn-out to the extent the conditions for such payment have been satisfied) and (j) all

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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indebtedness and other payment obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations, not to exceed the value of the Property on which such Lien exists.
“Debt for Borrowed Money” of any Person means, at any date of determination, the sum of (a) all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person at such date, (b) all obligations of such Person under acceptance, letter of credit or similar facilities at such date and (c) all Synthetic Debt of such Person at such date.
“Declined Mandatory Prepayment Proceeds” has the meaning specified in Section 2.04(c).
“Declined Mandatory Excess Cash Prepayment Proceeds” has the meaning specified in Section 2.04(c).
“Declining Lender” has the meaning specified in Section 2.04(c).
“Decommissioning Activities” shall mean all dismantling and decommissioning activities and obligations as are required by Environmental Law, any Governmental Authority (including the federal Bureau of Safety and Environmental Enforcement and the federal Bureau of Ocean Energy Management), lease or contract, including all well plugging, replugging and abandonment, facility dismantlement and removal, pipeline and flowline removal, dismantlement and removal of all other property of any kind related to or associated with oil and natural gas exploration, development and production operations or activities and associated site clearance, site restoration and site remediation.
“Decommissioning Consultant” means Decca Consulting, Inc.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.
“Default Interest” has the meaning specified in Section 2.05(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Debt or Equity Interests (other than solely for Qualified Equity Interests in such Person or cash in lieu of fractional shares of such Equity Interests); or
(c) is redeemable (other than solely for Qualified Equity Interests in such Person and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Parent or any Subsidiary, in either case, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 180 days after the Maturity Date; provided that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after a Repayment Event and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Owner” means any Person that, as of the date it first becomes a direct or indirect owner of membership interests in any Borrower: (i) is, or is an Affiliate of a Person that is, a Sanctioned Person; (ii) is, or is an Affiliate of a Person that is, in violation of the Sanctions or Anti-Terrorism Laws; or (iii) has, or is an Affiliate of a Person that has, been convicted of money laundering (under 18 U.S.C. Sections 1956 or 1957), which conviction has not been overturned. For the avoidance of doubt, each Person that is a parent company of the Borrowers on the Effective Date, and each wholly owned direct or indirect subsidiary thereof, shall not be a Disqualified Owner.
“Distributable Cash” means:
(a)    as of any date of determination commencing with the Effective Date through and including December 31, 2020, (i) $185,000,000 plus (ii) the aggregate amount of proceeds received in Cash by any Borrower and its Subsidiaries in respect of equity contributions (other than equity contributions received from a Borrower or a Subsidiary of a Borrower) since the Effective Date less (iii) the aggregate amount of Cash Investments, Restricted Payments and Capital Expenditures or other acquisitions of Oil and Gas Properties pursuant to Section 5.02(f)(vii), Section 5.02(g), and Section 5.02(m)(iii), respectively, following the Effective Date and on or prior to such date of determination less (iv) other payments made by the Borrowers and their Subsidiaries during such period to be deducted from the calculation of Excess Cash Flow pursuant to clause (l) of the definition thereof; provided that, notwithstanding anything in the

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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foregoing to the contrary, in no event shall Distributable Cash be less than zero dollars; and
(b)    as of any date of determination commencing with the delivery of the Excess Cash and Distributable Cash Certificate pursuant to Section 5.03(j) with respect to the Fiscal Quarter ending December 31, 2020, the sum of (i) the Excess Cash Flow Distributable Amount as set forth in the most recently delivered Excess Cash and Distributable Cash Certificate pursuant to Section 5.03(j) plus (ii) the Declined Mandatory Excess Cash Prepayment Proceeds (if any) in respect of the Fiscal Quarter for which such Excess Cash and Distributable Cash Certificate was delivered plus (iii) the aggregate amount of proceeds received in Cash by any Borrower and its Subsidiaries in respect of equity contributions (other than equity contributions received from a Borrower or a Subsidiary of a Borrower) in such Fiscal Quarter during which such determination is being made less (iv) the aggregate amount of Cash Investments, Restricted Payments, and Capital Expenditures or other acquisitions of Oil and Gas Properties pursuant to Section 5.02(f)(vii), Section 5.02(g)(vi), and Section 5.02(m)(iii), respectively, following the delivery of the most recent Excess Cash and Distributable Cash Certificate and on or prior to such date of determination less (v) other payments made by the Borrowers and their Subsidiaries during such period to be deducted from the calculation of Excess Cash Flow pursuant to clause (l) of the definition thereof; provided that, notwithstanding anything in the foregoing to the contrary, in no event shall Distributable Cash be less than zero dollars.
“Division” means the division of a limited liability company into two (2) or more limited liability companies pursuant to a “plan of division” or similar method within the meaning of the Delaware Limited Liability Company Act or similar statute in any other state.
“Dollars” and the sign “$” mean the lawful currency of the United States of America.
“Early Termination Event” has the meaning specified in any applicable Hedge Intercreditor Agreement.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

US 7362483v.35

“Effective Date” has the meaning specified in Section 3.01.
“Effective Date Parent Debt Repayment” has the meaning specified in Section 5.02(g)(iv).
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than an individual) approved by the Administrative Agent in its reasonable discretion; provided, further, that no Loan Party or any of its Affiliates shall qualify as an Eligible Assignee under this definition.
“Environmental Action” means any action, suit, demand, claim, written request for information, notice of violation, enforcement or non-compliance, notice of liability or responsibility or potential liability or responsibility, investigation, proceeding, consent agreement or consent order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, relating to or arising (a) pursuant to or in connection with any actual or alleged violation of, or liability under, any Environmental Law (including alleged liability for performance of a Remedial Action) or Environmental Permit (b) in connection with any Hazardous Material (including any Release or threatened Release) or Hazardous Material Activity; or (c) in connection with any actual or alleged damage, injury, contribution, indemnification, cost recovery, compensation, injunctive relief, or threat or harm with respect to health, safety, natural resources or the environment.
“Environmental Complaint” has the meaning specified in Section 5.01(c)(iii).
“Environmental Consultant” means [***].
“Environmental Law” means any applicable constitution, treaty, law (including CERCLA), statute, code, ordinance, order, determination, rule (including rules of common law), regulation, judgment, settlement, decree, injunction, permit (or registration, approval, notice, consent, certification, exemption, variance, waiver, identification number, license or other authorization) or other directive or requirement of any Governmental Authority, whether now or hereinafter in effect, relating to: (a) prevention of pollution; (b) protection of health, safety and the environment (including ambient air, surface water, groundwater, land surface, sediments or subsurface strata); (c) preservation or reclamation of natural resources; (d) Hazardous Materials (including the presence, Release or threatened Release of, or exposure to, Hazardous Materials); or (e) Hazardous Material Activity.
“Environmental Permit” means any permit, registration, approval, notice, consent, certification, exemption, variance, waiver, identification number, license or other authorization issued by any Governmental Authority or otherwise required under any Environmental Law.
“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

US 7362483v.35

purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any trade or business that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 (b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC or (a)(ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA or the incurrence by any Loan Party or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 206(g)(5) of ERISA; (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan; or (i) the determination that any Plan is in at-risk status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Eminent Domain” means any action, series of actions, omissions or series of omissions by any Governmental Authority (a) by which such Governmental Authority

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

US 7362483v.35

appropriates, confiscates, condemns, expropriates, nationalizes, seizes or otherwise takes all or a material portion of the Property of any Borrower or any of its Subsidiaries (including any Equity Interests issued or owned by any Borrower or any of its Subsidiaries), or (b) by which such Governmental Authority assumes custody or control of the Property (other than immaterial portions of such Property) or business operations of any Borrower or any of its Subsidiaries or any Equity Interests issued or owned by any Borrower or any of its Subsidiaries.
“Events of Default” has the meaning specified in Section 6.01.
“Excepted Liens” means (a) Liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP; (b) statutory Liens imposed by or arising by operation of law, such as materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s and repairmen’s Liens and other similar Liens (i) for amounts that are not overdue or (ii) for amounts that are overdue that (A) do not materially adversely affect the use of the Property to which they relate or (B) are bonded or are being contested in good faith by appropriate proceedings for which reserves and other appropriate provisions, if any, required by GAAP shall have been made; (c) pledges or deposits in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security legislation or other similar legislation or to secure public or statutory obligations or to secure a bond or letter of credit or similar instrument that is utilized to secure such obligations; (d) Liens on deposits (or pledges of deposit accounts or securities accounts containing such deposits) to secure the performance of bids, Material Contracts and other Contractual Obligations permitted under this Agreement, trade contracts and leases (other than Debt that is Debt of the type described in clause (e) of the definition thereof), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business that are usual or customary in the oil and gas business, or to secure a bond or letter of credit or similar instrument that is utilized to secure such obligations; provided, this clause (d) shall not include any Lien described herein if any Event of Default has occurred and is continuing on the date such Lien is incurred; provided, further, that this clause (d) shall not include any Lien described herein unless the holder or beneficiary of any Lien under this clause (d) shall have agreed in writing that, to the extent any Cash subject to any such Lien is refundable or returned to any Loan Party for any reason, such holder or beneficiary of any such Lien will be pay such amounts into a deposit account held at Beal Bank USA and subject to the Beal Fully Blocked DACA; (e) Liens securing judgments (or the payment of money not constituting an Event of Default under Section 6.01(g)) or securing appeal or other surety bonds related to such judgments or to secure a bond or letter of credit or similar instrument that is utilized to secure such judgments; (f) easements, rights-of-way, restrictions, encroachments and other minor defects or irregularities in title and any zoning or other similar restrictions to or vested in any governmental office or agency to control or regulate the use of any real property, that individually or in the aggregate do not materially adversely affect the value of said real property or materially impair the ability of the Loan Parties to operate the real property to which they relate in the ordinary course of business; (g) UCC financing statements that do not secure and are unrelated to any Debt or other obligations of, and do not perfect any security interests granted by, the Borrowers and their Subsidiaries so long as such UCC financing

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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statements are released of record within 45 days following the Borrowers or any of their Subsidiaries becoming aware thereof; and (h) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business, together with any memoranda in connection with any of the foregoing, in each case solely to the extent that the Borrowers and their Subsidiaries are permitted to enter into such agreements under this Agreement (and which Liens secure only obligations under such agreements that are usual and customary in the oil and gas business to be secured by such Liens) and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause (h) does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Borrower or any Subsidiary or materially impair the value of such Property subject thereto and provided that Liens under this clause (h) shall only remain “Excepted Liens” so long as no action has been commenced to enforce such Liens; provided, further that (x) no intention to subordinate the first priority Lien granted in favor of the Term Loan Collateral Agent and the other Secured Parties is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (y) the term “Excepted Liens” shall not include any Lien securing Debt for Borrowed Money.
“Excess Cash and Distributable Cash Certificate” means a certificate in the form attached as Exhibit I attached hereto, showing reasonably detailed calculations of (and supporting information relating thereto reasonably requested by the Administrative Agent) Excess Cash Flow, the Asset Coverage Ratio and the Excess Cash Flow Distributable Amount in respect of (or as of the last day of, as applicable) the most recently ended Fiscal Quarter, which certificate shall include a reconciliation of all sources and uses of Distributable Cash during the period then ending. The Total PDP PV-10 that will be included in any calculation of the Asset Coverage Ratio will be calculated by the Administrative Agent and provided to the Borrower Representative prior to the due date of each such Excess Cash and Distributable Cash Certificate.
“Excess Cash Flow” means, as of any Sweep Calculation Date, (x) the beginning Cash balance of the Borrowers and their Subsidiaries on the first day of the applicable Fiscal Quarter (other than, in each case, Cash constituting Loan proceeds held in the Loan Proceeds Account) plus (y) all Revenues received by the Borrowers and their Subsidiaries during the applicable Fiscal Quarter (provided that, in each case, such Revenues are maintained in a deposit account subject to an Account Control Agreement) less, (z) without duplication, the following amounts:
(a)    lease operating expenses paid in Cash during such Fiscal Quarter;

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(b)    G&A paid in Cash during such Fiscal Quarter; provided that the amount of Cash deducted pursuant to this clause (b) may not exceed, in any Fiscal Quarter, the positive difference, if any, of (i) $10,000,000 minus (ii) the aggregate amount of G&A paid in cash (x) for the Fiscal Quarters ending December 31, 2020, March 31, 2021 and June 30, 2021, since the Effective Date and (y) for the Fiscal Quarter ending September 30, 2021 and each Fiscal Quarter ending thereafter, during the three Fiscal Quarters immediately preceding such Fiscal Quarter subsequent to the Effective Date;
(c)    insurance expenses paid in Cash during such Fiscal Quarter with respect to the Collateral to the extent not otherwise included in lease operating expenses and G&A;
(d)    any Ordinary Course Settlement Payments paid in Cash during such Fiscal Quarter in respect of Hedge Agreements entered into in accordance with the terms of the Loan Documents and permitted by Section 5.02(l);
(e)    Capital Expenditures (other than capitalized G&A) permitted to be made hereunder paid in Cash in accordance with Section 5.02(m)(i) and Section 5.02(m)(ii) (i) during such Fiscal Quarter and (ii) anticipated to be paid in Cash during the immediately succeeding Fiscal Quarter;
(f)    federal, state and local taxes paid in Cash by the Borrowers and their Subsidiaries during such Fiscal Quarter;
(g)    interest paid in respect of the Loans during such Fiscal Quarter in accordance with Section 2.05(a)(ii);
(h)    payments of principal made during such Fiscal Quarter pursuant to Section 2.04(a), Section 2.04(b)(i) or Section 2.04(b)(ii);
(i)    inventory expenses in respect of the Borrowers’ and their Subsidiaries’ Gulf of Mexico operations during such Fiscal Quarter;
(j)    fees, costs and expenses paid in respect of the Loans during such Fiscal Quarter in accordance with Section 2.06 or Section 8.04;
(k)    an amount equal to a cash reserve of up to $10,000,000; and
(l)    any other cash payments made by the Borrowers and their Subsidiaries (i) solely to the extent that such payments are not otherwise deducted in the calculation of “Excess Cash Flow” pursuant to the foregoing clauses (a) through (k), and (ii) provided that no payment may be deducted in the calculation of “Excess Cash Flow” pursuant to this clause (l) to the extent that there was not a positive Distributable Cash amount sufficient to cover such payment immediately prior to giving effect to such payment.
“Excess Cash Flow Distributable Amount” means, as of any Sweep Calculation Date, an amount equal to (a) Excess Cash Flow for the Fiscal Quarter ending on such date minus (b) the Excess Cash Flow Payment Amount.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“Excess Cash Flow Payment Amount” means, as of each Sweep Calculation Date, an amount equal to the product of (a) Excess Cash Flow for the Fiscal Quarter ending on such date and (b) the Excess Cash Flow Sweep Percentage for such Fiscal Quarter.
“Excess Cash Flow Sweep Percentage” means, on any Sweep Calculation Date the applicable percentage set forth below under the caption “Excess Cash Flow Sweep Percentage” based on the “Asset Coverage Ratio” as of such Sweep Calculation Date:

Asset Coverage Ratio	Excess Cash Flow Sweep Percentage
< 1.75 to 1.00	100%
> 1.75 to 1.00	0%
“Excluded Account” means, collectively: (a) any Payroll Account, (b) any Workers Compensation Account, (c) any account used exclusively for paying Taxes, including sales taxes, so long as such account does not at any time hold amounts that are more than the reasonably anticipated tax liability of the Borrowers and their Subsidiaries over the succeeding 90 days, (d) any escrow accounts or accounts held as fiduciary or trust accounts and (e) any other deposit account with a balance not to exceed $100,000 at any time when taken together with all other deposit accounts excluded under this clause (e).
“Excluded Hedge Agreement” means each Hedge Agreement (including each trade and/or confirmation thereunder) between a Borrower or any Subsidiary of a Borrower and Parent or any Subsidiary or Affiliate of Parent; provided that all trades and confirmations existing on the Effective Date and listed on Schedule 4.01(s) shall not constitute Excluded Hedge Agreements.
“Excluded JV” means Houston Energy Deepwater V Ventures, LLC, a Texas limited liability company.
“Excluded Property” has the meaning specified in the Term Loan Security Agreement and which includes, for the avoidance of doubt, Excluded Hedge Agreements.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty (or any guarantee of such Guarantor in respect of any Swap Obligation under any Hedge Agreements) of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation or at any other time as is required for purposes of the Commodity Exchange Act or regulations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“Exit Fee” means any exit fee payable pursuant to Section 2.06(b).
“Exit Fee Event” has the meaning set forth in Section 2.06(b).
“Facility” means, each of the Term Loan A Facility and the Term Loan B Facility, as the context may require, and “Facilities” means, collectively the Term Loan A Facility and the Term Loan B Facility.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
“Federal Funds Rate” means for any day of determination, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight federal funds transactions by depositary institutions, as such rate is displayed on the FEDL01 Index Page of Bloomberg L.P. (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m. New York City time on such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (ii) if no such rate is so published for any day that is a Business Day, the Federal Funds Rate for such day shall be the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. The Federal Funds Rate shall be determined on the Effective Date and, thereafter, on the first Business Day of each Fiscal Quarter commencing with the first Business Day of the Fiscal Quarter ending March 31, 2021. Once the Federal Funds Rate is determined as of a particular day in accordance with the immediately preceding sentence, it shall remain in effect until the next redetermination date therefor as set forth herein.
“Fee Letter” means the fee letter, dated as of the date hereof, between the Agents and the Borrowers.
“Financial Assurance” has the meaning specified in Section 4.01(r)(ii).
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means a fiscal year of the Borrowers and their Subsidiaries ending on December 31 of each calendar year.
“Foreign Lender” means any Lender that is not a United States person (as defined in Section 7701(a)(30) of the Internal Revenue Code).

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“Fraudulent Transfer Laws” has the meaning specified in Section 2.15(a).
“Fund” means any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“Funds Flow Memorandum” shall mean the memorandum setting forth the flow of funds at closing and the funding of the Term A Loans and Term B Loans, as approved by the Administrative Agent in its reasonable discretion, and a related letter of direction, which Funds Flow Memorandum shall, in any case, reflect that all net proceeds of the Term A Loans shall be funded into the Loan Proceeds Account.
“G&A” means, for any period of determination, normal and customary cash expenses and costs incurred during such period in connection with the operation of the business of the Borrowers and Subsidiary Guarantors that are classified as general and administrative costs, including consulting fees, salary, rent, supplies, travel, accounting, legal, engineering and broker related fees required to manage the affairs of the Borrowers and Subsidiary Guarantors, including any such expenses and costs that are capitalized in the financial statements of the Borrowers and Subsidiary Guarantors and including all payments by a Borrower or their Subsidiaries under a Services Agreement and excluding insurance and any costs and expenses that are reimbursed by partners under COPAS.
“G&A Cap” means, with respect to any period of four consecutive Fiscal Quarters, commencing with the four-Fiscal Quarter period ending September 30, 2021, $25,000,000.
“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied.
“GOM Holdings” has the meaning specified in the recital of parties to this Agreement.
“GOM Management” has the meaning specified in the recital of parties to this Agreement.
“GOM Operations” has the meaning specified in the recital of parties to this Agreement.
“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign, including any state-owned, state-controlled or state-operated company, and any level of any public international organization.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“Governmental Official” means any officer or employee of a Governmental Authority or any person acting in an official capacity for such Governmental Authority, including (i) a foreign official as defined in the FCPA, (ii) a foreign public official as defined in the UKBA, (iii) an officer or employee of a government-owned, controlled, operated enterprise, such as a national oil company, and (iv) any non-U.S. political party or party official or any candidate for foreign political office.
“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.
“Governmental Requirement” means any applicable constitution, treaty, law, statute, code, ordinance, order, determination, rule (including rules of common law), regulation, judgment, decree, injunction, permit, Environmental Permit or other directive or requirement (including, Environmental Laws, energy regulations, legal requirements and standards applicable to Decommissioning Activities, and occupational, safety and health standards or controls) of any Governmental Authority, whether now or hereinafter in effect.
“Growth Capital Expenditures” means, in respect of any Borrower and/or any of its Subsidiaries, Capital Expenditures used to finance the acquisition or development of any Oil and Gas Property or completion of any well.
“Guaranteed Debt” means, with respect to any Person, any obligation or arrangement of such Person to guarantee or otherwise assure payment of any Debt (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (iii) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranteed Debt) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.
“Guarantors” means Parent, each Borrower and each Subsidiary Guarantor, and, upon the occurrence of a Parent Guarantee Trigger Event, each Parent Intermediate Entity that becomes a Guarantor from time to time pursuant to the terms hereof.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“Guaranty” has the meaning specified in the Term Loan Security Agreement.
“Hazardous Discharge” has the meaning specified in Section 5.01(c)(iii).
“Hazardous Material Activity” means the generation, manufacture, processing, distribution, use, handling, treatment, storage, transport or disposal, or arrangement for transport or disposal of Hazardous Materials.
“Hazardous Materials” means any substance, whether by its nature or its use, that is regulated or as to which liability might arise under or pursuant to any Environmental Law including any: (a) chemical, product, material, substance or waste listed, defined, designated or classified as or included in the definition of “hazardous substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “extremely hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Environmental Law; (b) petroleum hydrocarbons, petroleum products, by-products or breakdown products, petroleum substances, oil and natural gas exploration and production wastes, natural gas, condensate, crude oil, or any components, fractions or derivatives thereof; and (c) radioactive materials, asbestos-containing materials and polychlorinated biphenyls, urea formaldehyde, lead-containing material, or radon.
“Hedge Agreements” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedge Bank” means any Person in its capacity as a party to a Hedge Agreement that, (a) at the time it enters into a Hedge Agreement not prohibited under Article V, is a Lender or an Affiliate of a Lender, (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Hedge Agreement not prohibited under Article V, in each case, in its capacity as a party to such Hedge Agreement (even if, in each case, such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender) or (c) is any other Person (other than an Affiliate of a Loan Party) designated in writing by the Borrower Representative to the Administrative Agent that is acceptable to the Administrative Agent in its reasonable discretion (if such Person is organized under the laws of the United States) or in its sole and absolute discretion (if such Person is

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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organized under the laws of a foreign jurisdiction); provided, in the case of (i) a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and (ii) a Hedge Agreement with any Hedge Bank to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have (x) delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination, and (y) in the case of any Hedge Bank that is not a Lender or an Affiliate of a Lender, become and remain a party to a Hedge Intercreditor Agreement.
“Hedge Intercreditor Agreement” means any applicable intercreditor agreement by and among the Administrative Agent, the Term Loan Collateral Agent, the Hedge Banks Party thereto, the Borrowers and Subsidiary Guarantors and the other Persons party thereto from time to time, in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“Holdings” has the meaning specified in the recital of parties to this Agreement.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, fee interests, surface interests, mineral fee interests, overriding royalty interests and other royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Borrowers and/or their Subsidiaries, as the context requires.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom and all other minerals which may be produced and saved from or attributable to the Oil and Gas Properties of the Borrowers and their Subsidiaries, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests of the Borrowers and their Subsidiaries or other properties constituting Oil and Gas Properties of the Borrowers and their Subsidiaries.
“Increasing Lender” has the meaning specified in Section 2.14(a).
“Incremental Agreement” has the meaning specified in Section 2.14(c).
“Incremental Term Loan” has the meaning specified in Section 2.14(a).
“Incremental Term Loan Commitments” has the meaning specified in Section 2.14(a).
“Indemnified Costs” has the meaning specified in Section 7.05(a).

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

US 7362483v.35

“Indemnified Party” has the meaning specified in Section 8.04(b).
“Indemnified Taxes” has the meaning specified in Section 2.09(a).
“Initial Lenders” means the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders.
“Initial Operating Budget” has the meaning specified in Section 3.01(a)(xi).
“Initial Pledged Debt” has the meaning specified in the Term Loan Security Agreement.
“Initial Pledged Equity” has the meaning specified in the Term Loan Security Agreement.
“Initial Prepayment Acceptance Date” has the meaning specified in Section 2.04(c).
“Initial Reserve Report” means the Reserve Report prepared with an effective date as of September 30, 2020, prepared by [***], evaluating the Oil and Gas Properties of the Borrowers and the Subsidiary Guarantors constituting Proved Reserves.
“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.
“Insurance Consultant” means [***], LLC.
“Intellectual Property” means property constituting under any applicable law a patent, patent application, registered copyright, copyright application for copyright registration, trademark, trademark application, service mark, trade name or trade secret. Patents and patent applications include any provisional and non-provisional applications, issued patents including those based on continuation, continuation-in-part, divisional and substitute applications, patents resulting from a reissue or reexamination proceeding, and any foreign equivalents and improvements thereof, and any claims for past and future infringements of the patents.
“Interest Payment Date” means, with respect to any Loan, the last day of each Fiscal Quarter, commencing with the last day of the Fiscal Quarter ending December 31, 2020; provided, that, in addition to the foregoing, in each case, each of (x) the date upon which all or any principal part of any Loan has been repaid, (y) the Maturity Date, and (z) the Repayment Event, shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under this Agreement.
“Intermediate Parent Entity” means each Subsidiary of Parent from time to time in the direct chain of ownership between Parent and GOM Holdings.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

US 7362483v.35

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of “Debt” in respect of such Person.
“Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Person shall be a party to this Agreement, including each Term Loan A Lender and each Term Loan B Lender.
“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower Representative and the Administrative Agent.
“Lien” means, with respect to any Property, (a) any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such Property, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), relating to such Property, and (c) in the case of Equity Interests or debt securities, any purchase option, call or similar right or preferential arrangement of a third party with respect to such Equity Interests or debt securities. For the avoidance of doubt, “Lien” shall not include any netting or set-off arrangements under any Contractual Obligation (other than Contractual Obligations constituting Debt for Borrowed Money) otherwise permitted under the terms of the Loan Documents.
“Loan” means a Term A Loan or a Term B Loan.
“Loan Documents” means (a) this Agreement, (b) the Notes, (c) the Parent Guarantee Agreement, (d) each Hedge Intercreditor Agreement, (e) the Term Loan Collateral Documents, (f) the Fee Letter, (g) the Contingent Parent Guarantee Agreement, and (h) any other document that is executed in connection with the transactions contemplated herewith or therewith and is deemed in writing by the Borrower Representative and the Administrative Agent to constitute a Loan Document, in each case, for clauses (a) through (f), as amended, restated, supplemented or otherwise modified from time to time.
“Loan Parties” means Parent, the Borrowers and the other Guarantors.
“Loan Proceeds Account” means a deposit account of the Borrower Representative maintained for such purpose at Beal Bank USA and subject to the Beal Springing DACA into which all net proceeds of the Term A Loans will be deposited on the Effective Date and held until withdrawn therefrom as permitted hereunder.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

US 7362483v.35

“Losses” has the meaning specified in Section 8.04(b).
“Maintenance Capital Expenditures” means, in respect of the Borrowers and/or any of their Subsidiaries, Capital Expenditures that are made for the maintenance, repair, enhancement, refurbishment, plugging, abandonment or decommissioning of any of their respective Property (a) in accordance with applicable law and Prudent Industry Practice and (b) in the ordinary course of business and consistent with past practice of the Borrowers and their Subsidiaries.
“Margin Stock” has the meaning specified in Regulation U.
“Material Adverse Change” means, individually or in the aggregate,
(a)any Material Adverse Effect;
(b)any pending or threatened Event of Eminent Domain relating to any of the Collateral which, individually or in the aggregate, could reasonably be expected to impair Collateral with a value (net to the interests of the Borrowers and their Subsidiaries) in excess of $10,000,000;
(c)the existence of any unrepaired damage to any of the Collateral in an aggregate amount in excess of $5,000,000 (net to the interests of the Borrowers and their Subsidiaries) to the extent that it is reasonably likely that such damage will not be covered by a claim made (or such claim has been denied) against any applicable insurance policy covering such Collateral (subject to customary deductibles);
(d)the existence of any litigation, which when taken in the context of the Loan Parties individually or in the aggregate (and net to the interests of the Loan Parties), could reasonably be expected to result in liability that is not covered by insurance in excess of $10,000,000; or
(e)any insolvency proceedings relating to any Loan Party or any of the Collateral, including any insolvency proceeding that is or may be pending or threatened.
“Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, results or operations of the Loan Parties, taken as a whole, (b) the rights, remedies or benefits of any Agent or the Lenders, taken as a whole, under any Loan Document, (c) the ability of the Loan Parties to perform their respective Obligations under the Loan Documents or (d) the validity, binding effect, enforceability or priority of the Liens and security interests granted to the Secured Parties under the Loan Documents.
“Material Contract” means each of (a) the agreements listed on Schedule 4.01(s) and (b) any other Contractual Obligation entered into on or after the Effective Date (other than any Loan Document or any Contractual Obligation under other Permitted Debt) of any of the Borrowers or their Subsidiaries (i) that is a Midstream Contract, an operating agreement (including any joint operating agreement), a production handling agreement or any other unitization or land agreement and (ii) for which breach, nonperformance or cancellation could reasonably be

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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expected to have an economic impact to the Borrowers and their Subsidiaries’ Proved Developed Producing Reserves in excess of $10,000,000.
“Maturity Date” means the earliest of (a) the date that occurs on the fifth (5th) anniversary of the Effective Date, (b) the date that is 180 days prior to the scheduled maturity date of any Permitted Guaranteed Facility or Specified Parent Debt if there is any outstanding Debt or available commitments to borrow under such Permitted Guaranteed Facility or Specified Parent Debt as of such date, and (c) the date the Loans become due and payable pursuant to Section 6.01.
“Midstream Contract” means any contractual agreement or other arrangement relating to the treatment, processing, gathering, dehydration, compression, blending, transportation, storage, transmission, stabilization, disposal, delivery, marketing, buying or selling or other disposition of fresh water, produced water, crude oil, natural gas, natural gas liquids or other liquid or gaseous hydrocarbons, including that used for fuel or consumed in the foregoing activities.
“[***]Trade” means the acreage trade disclosed by the Borrowers to the Administrative Agent prior to the Effective Date pursuant to which the Borrowers and their Subsidiaries would, following the Effective Date, acquire partial interests in [***] (the “Acquired Blocks”) in exchange for partial interests in [***] (the “Outgoing Blocks”).
“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.
“Mortgaged Property” means any Property owned by any Borrower or Subsidiary Guarantor which is subject to the Liens existing and to exist under the terms of the Mortgages.
“Mortgages” means any deed of trust, trust deed, mortgage, leasehold mortgage or leasehold deed of trust delivered on the date hereof or from time to time hereafter pursuant to Section 5.01(l)(iv), in each case as amended.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“Net Cash Proceeds” means:
(a)    with respect to any Asset Sale, the excess, if any, of (i) the sum of Cash and Cash Equivalents received by any Loan Party in connection with such Asset Sale minus (ii) the sum of

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(A) the out of pocket costs, fees, commissions, premiums and expenses (including legal and accounting costs, fees and expenses and title and recording fees, costs and expenses) reasonably incurred directly or indirectly by any Loan Party in connection with such Asset Sale to the extent such amounts were not deducted in determining the amount referred to in clause (i) and (B) federal, state and local taxes paid or reasonably estimated to be payable by any Loan Party in connection therewith to the extent such amounts were not deducted in determining the amount referred to in clause (i); and
(b)    with respect to the incurrence or issuance of any Debt for Borrowed Money by any Loan Party, the excess if any, of (i) the sum of the Cash and Cash Equivalents received by any Loan Party in connection with such incurrence or issuance minus (ii) the underwriting discounts and commissions or other similar payments, and other out of pocket costs, fees, commissions, premiums and expenses (including legal and accounting costs, fees and expenses and title and recording fees, costs and expenses) reasonably incurred directly or indirectly any Loan Party in connection with such incurrence or issuance to the extent such amounts were not deducted in determining the amount referred to in clause (i); and
(c)    with respect to any Event of Eminent Domain or Casualty Event, the excess, if any, of (i) the sum of Cash and Cash Equivalents received by any Loan Party in connection with such Event of Eminent Domain or Casualty Event minus (ii) the sum of (A) the out of pocket costs and expenses reasonably incurred by any Loan Party in connection with the collection, enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of the relevant proceeds to the extent such amounts were not deducted in determining the amount referred to in clause (i) and (B) federal, state and local taxes paid or reasonably estimated to be payable as a result of thereof to the extent such amounts were not deducted in determining the amount referred to in clause (i);
provided that, any Net Cash Proceeds received in the form of Cash Equivalents by any Loan Party shall be converted to Cash prior to prepayment of the Loans in accordance with Section 2.04.
“Note” means each Term Loan A Note and Term Loan B Note.
“Notice of Borrowing” means a Notice of Borrowing, in substantially the form of Exhibit B hereto, given by the Borrower Representative in accordance with Section 2.02.
“NPL” means the National Priorities List under CERCLA.
“Obligation” means all obligations (whether now existing or hereafter arising, absolute or contingent, joint, several, or independent) of every nature of each Loan Party from time to time owed to any Agent (including former Agents) or any Lender from time to time outstanding hereunder and under the other Loan Documents or otherwise under any Loan, Secured Cash Management Agreement or Secured Hedge Agreement, including, without limitation, all principal and all interest, fees, premium, the Exit Fee, expenses, and other charges accrued or accruing (or which would, absent commencement of any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto, accrue) on

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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or after the commencement of any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto at the rate provided for herein or the relevant Loan Document, whether or not such interest, fees, premium, Exit Fee, expenses or other charges are allowed or allowable in any such bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto.
1.“Oil and Gas Properties” means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests;  all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all tangible Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells, all permanently abandoned and inactive wells, dry holes or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, pipelines, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Borrowers and/or their Subsidiaries, as the context requires.
“Ordinary Course Settlement Payments” means all regularly scheduled payments due under any Hedge Agreement (other than any Excluded Hedge Agreement) from time to time, calculated in accordance with the terms of such Hedge Agreement, but excluding, for the avoidance of doubt any “settlement amounts” or “termination payments” due and payable under such Hedge Agreement.
“Other Taxes” has the meaning specified in Section 2.09(b).
“Parent” has the meaning specified in the recital of parties to this Agreement.
“Parent Guarantee Agreement” means that certain Parent Guarantee Agreement, dated as of September 30, 2020, by Parent in favor of the Term Loan Collateral Agent for the benefit

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“Parent Guarantee Trigger Event” means any Intermediate Parent Entity incurring, suffering to exist, issuing, assuming or otherwise becoming liable for an aggregate amount of Debt in excess of $10,000,000.
“Participant Register” has the meaning specified in Section 8.07(f).
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.
“Payroll Account” a zero balance deposit account exclusively used for tax withholding, payroll, payroll taxes, employee benefits (including workers’ compensation, unemployed insurance or other forms of governmental insurance or benefits).
“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).
“Permitted Debt” means Debt permitted under Section 5.02(b).
“Permitted Guaranteed Facilities” means (a) that certain Agreement dated as of November 23, 2012 (as amended and restated on March 14, 2014, as further amended and restated on August 6, 2018, and as may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time) by and among, Parent, as borrower, the Subsidiaries of Parent party thereto, as guarantors, the lenders party thereto, ING Bank N.V., as facility agent and Crédit Agricole Corporate and Investment Bank, as security agent, and the other financial institutions party thereto, (b) that certain Senior Notes Indenture dated as of April 4, 2019 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time) by and among Parent, as issuer, the Subsidiaries of Parent party thereto, as guarantors, Wilmington Trust National Association, as trustee and the other financial institutions party thereto and (c) any refinancing or replacement in respect of the foregoing to the extent that (i) any such new Debt that is in the form of senior notes shall have a maturity date that is at least 180 days following the Maturity Date hereunder (without giving effect to clauses (b) and (c) of the definition of “Maturity Date”), (ii) such new Debt is in an aggregate principal amount not in excess of the sum of (A) the aggregate principal amount then outstanding of the refinanced Debt (or, in the case of refinanced Debt that is a revolving credit facility, in excess of the commitments under such revolving credit facility) and (B) an amount necessary to pay any accrued and unpaid interest thereon and any fees and expenses, including premiums, related to such exchange or refinancing; (iii) such new Debt does not contain (A) financial maintenance covenants that, taken as a whole, are more onerous or restrictive with respect to the Borrowers and their Subsidiaries than the financial maintenance covenants in the refinanced Debt, (B) any event of default that, in the case of any individual event of default, is more restrictive or onerous with respect to the Borrowers and their Subsidiaries than any individual event of default in the refinanced Debt or this Agreement, or (C) any covenants (other than financial maintenance covenants) that, taken as a whole, are more onerous or restrictive with respect to the Borrowers

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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and their Subsidiaries than the covenants in the refinanced Debt or this Agreement; (iv) if the refinanced Debt is unsecured, such new Debt is unsecured; and (v) any such new Debt that is in the form of senior notes shall not provide for any scheduled principal repayment, mandatory principal redemption or sinking fund obligation prior to the 180th day after the Maturity Date (without giving effect to clauses (b) and (c) of the definition of “Maturity Date”) and other than customary offers to purchase upon a change of control, asset sale, or casualty or condemnation event (so long as any such mandatory prepayment or offer to purchase in respect of any asset sale, casualty or condemnation event is made subject to the applicable prepayment provisions set forth in this Agreement) and customary acceleration rights after an event of default).
“Permitted Liens” means Liens permitted to exist pursuant to Section 5.02(a).
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Platform” has the meaning specified in Section 8.02(b).
“Pledged Debt” has the meaning specified in the Term Loan Security Agreement.
“Prepayment Agreement” is as defined in the preliminary statements.
“Pro Rata Share” of any amount means, with respect to any Lender at any time and with respect to any one or more Facilities, the product of such amount times a fraction the numerator of which is the amount of the Loans comprising such Facilities owed to such Lender under the applicable Facilities at such time and the denominator of which is the aggregate amount of the Loans comprising such Facilities then outstanding and owed to all Lenders under the applicable Facilities at such time.
“Property” means any right or interest in or to any asset, lease or property of any kind whatsoever (including Equity Interests), whether real, personal or mixed and whether intangible or tangible.
“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. “Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions, “Proved Developed Nonproducing Reserves” means Proved Reserves which are categorized as both “Developed” and “Nonproducing” in the Definitions, “Proved Developed Reserves” means the sum of Proved Developed Producing Reserves and Proved Developed Nonproducing Reserves, and “Proved Undeveloped Reserves” means Proved Reserves which are categorized as “Undeveloped” in the Definitions.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“Prudent Industry Practice” means those practices, methods, equipment, specifications and standards of safety and performance, as are commonly used by upstream companies engaged primarily in offshore oil and gas exploration and production in the Gulf of Mexico in the United States as good, safe and prudent engineering practices would dictate, with commensurate standards of safety, performance, dependability, efficiency and economy, in each such case as the same may evolve from time to time, consistent with applicable law. “Prudent Industry Practice” as defined herein does not necessarily mean one particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Qualified Equity Interest” of any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.
“Register” has the meaning specified in Section 8.07(d).
“Registered” means issued, registered, renewed or subject to a pending application with a Governmental Authority such as the United States Patent and Trademark Office, the United States Copyright Office or other similar Governmental Authority anywhere in the world.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing of Hazardous Material into the indoor or outdoor environment.
“Remedial Action” means any investigatory, response, remedial, removal, or corrective action activity to assess, evaluate, clean-up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material or to comply with any Environmental Laws and Environmental Permits, including any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Release or threatened Release of Hazardous Materials as required by Environmental Laws, Environmental Permits or any Governmental Authority.
“Repayment Event” means the satisfaction of the following conditions: (a) the repayment in full in Cash of all of the outstanding principal amount of the Loans and all other Obligations (except for Secured Bank Product Obligations and indemnities and other obligations which by the express terms of the relevant Loan Documents survive the repayment of the Loans and the termination of the Commitments) due and payable under the Loan Documents and (b) the termination of all Commitments.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“Representatives” of a Person mean such Person’s Affiliates, and its Affiliates’ respective officers, directors, employees, agents, contractors, advisors, accountants and other representatives.
“Required Lenders” means, at any time, Lenders owed or holding more than 50% of the aggregate principal amount of the Loans outstanding at such time.
“Reserve Report” means each report, in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, commissioned by and addressed to the Administrative Agent and the Lenders, or otherwise as rolled forward internally by the Administrative Agent, setting forth, as of December 31 or such other applicable dates set forth therein, the Proved Reserves attributable to the Oil and Gas Properties of the Borrowers and their Subsidiaries (other than the Excluded JV) that, together with a projected rate of production and future net income, taxes, operating expenses (including gathering, processing and transportation costs, variable and fixed lease operating expenses, COPAS, production taxes and any other costs related to the development, operation and production of Oil and Gas Properties or to service any related contracts) and capital expenditures with respect thereto as of such date, adjusted by the Administrative Agent in its reasonable discretion for basis, quality and gravity differentials based on historical differentials and go-forward expectations, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, any duly authorized and appointed officer of such Person, as demonstrated by a certificate of incumbency or other appropriate appointment or resolution, having actual knowledge of the matter in question.
“Restricted Payment” has the meaning specified in Section 5.02(g).
“Revenue” means, collectively, all contributions, distributions, dividends and other Cash and Cash Equivalents actually received by the Borrowers and Subsidiary Guarantors in cash (including the amount of payments received in respect of Ordinary Course Settlement Payments other than any payments received in respect of Excluded Hedge Agreements).
“Revenue Account” has the meaning specified in Section 5.01(i)(i).
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive Sanctions amounting to an embargo (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (including but not limited to the Specially Designated Nationals and Blocked Persons List), the U.S. Department of State, the United Nations Security Council, the

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized, located, or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor thereto.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Sanctions and Export Control Laws” means any applicable law, regulation, order, or directive which: (a) imposes Sanctions; or (b) applies to the export, reexport, transfer, disclosure or provision of goods, technology, services, or technical assistance, including controls administered pursuant to the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774 and similar export control laws, regulations, orders and directives of other jurisdictions to the extent applicable.
“Scheduled Amortization Payment” means each repayment of Loans made pursuant to Section 2.04(b)(i).
“Scheduled Amortization Payment Date” means, with respect to any Loan, the last day of each Fiscal Quarter, commencing on the last day of the Fiscal Quarter ending December 31, 2021.
“SEC” has the meaning specified in Section 5.03(l).
“Second Offer” has the meaning specified in Section 2.04(c).
“Secured Bank Product Obligations” means all debt, obligations and other liabilities owing under Secured Cash Management Agreements and Secured Hedge Agreements; provided that Secured Bank Product Obligations of a Loan Party shall not include the Excluded Swap Obligations of such Loan Party.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Borrower or Subsidiary and any Cash Management Bank which has delivered a Secured Party Designation Notice.
“Secured Hedge Agreement” means any Hedge Agreement permitted under Section 5.02(l) that is entered into by and between any Borrower or Subsidiary and any Hedge Bank which has delivered a Secured Party Designation Notice, so long as, in the case of any such

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Hedge Agreement with a Hedge Bank that is not a Lender or an Affiliate of a Lender, such Hedge Bank has entered into and remains party to a Hedge Intercreditor Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Term Loan Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Article VII, and the other Persons the Obligations owing to which are secured by the Collateral under the terms of the Term Loan Collateral Documents.
“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender, substantially in the form of Exhibit F, (a) describing “a Secured Cash Management Agreement” or a “Secured Hedge Agreement” and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount and (b) agreeing to be bound by Section 7.08.
“Services Agreement” is defined in Section 5.02(q).
“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature (taking into account reasonably anticipated prepayments and refinancings) and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Borrower Loan” means the loan from GOM Operations to Holdings evidenced by the Specified Borrower Note.
“Specified Borrower Note” means that certain $50,000,000 Promissory Note dated as of the Effective Date made by Holdings in favor of GOM Operations.
“Specified Consents and Agreements” means Consents and Agreements in respect of each of (a) the Enterprise Gas Gathering and Interconnect Agreement dated effective as of October 15, 2010, and (b) the Liquids Transportation Agreement, effective as of November 1, 2016, by and between DGE III, and Nautilus Pipeline Company, L.L.C.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“Specified Parent Debt” means that certain Promissory Note dated as of September 13, 2018, in the original face amount of $607,943,548, with an outstanding principal balance as of the Effective Date of approximately $327,000,000 (prior to giving effect to the Effective Date Parent Debt Repayment) made by Holdings in favor of Parent.
“Specified Post Closing Properties” means (a) if the [***] Trade closes prior to the date that is ten (10) Business Days following the Effective Date, the Acquired Blocks and the Outgoing Blocks (each as defined in the definition of “[***] Trade”), and (b) if the [***] Trade does not close prior to the date that is ten (10) Business Days following the Effective Date, the Outgoing Blocks.
“Strip Price” means, as of any date, (a) for the 60-month period commencing with the month in which such date occurs, as quoted on the New York Mercantile Exchange (the “NYMEX”) and published in a nationally recognized publication for such pricing as selected by the Administrative Agent in its reasonable discretion (as such prices may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations), the corresponding monthly quoted futures contract price for months 0–60 and (b) for periods after such 60 month period, the average corresponding monthly quoted futures contract price for months 49–60; provided, however, in the event that the NYMEX no longer provides futures contract price quotes for 60 month periods, the longest period of quotes of less than 60 months shall be used to determine the strip period and held constant thereafter based on the average of contract prices for the last twelve months of such period, and, if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Administrative Agent shall designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX herein which in the Administrative Agent’s opinion, in its reasonable discretion, is the most comparable exchange to the NYMEX at such time.
“Subject Borrower” has the meaning assigned to such term in Section 2.15(a).
“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, in each case is at the time directly or indirectly owned or controlled by such Person or one or more of such Person’s other Subsidiaries. Unless otherwise specified herein, “Subsidiary” shall mean a Subsidiary of the Borrowers.
“Subsidiary Guarantor” means any Subsidiary of any Borrower that is required to guarantee the Obligations pursuant to Section 5.02(k), but in no event shall include the Excluded JV for so long as the Excluded JV is not wholly-owned by the Borrowers and their Subsidiaries.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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meaning of Section 1a(47) of the Commodity Exchange Act if, and to the extent that, all or a portion of any such obligation to pay or perform constitutes an Obligation hereunder or a Guaranteed Obligation under (and as defined in) the Term Loan Security Agreement.
“Sweep Calculation Date” means the last day of each of Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2020.
“Synthetic Debt” means, with respect to any Person, without duplication of any clause within the definition of “Debt”, the principal amount of all (a) obligations of such Person under any lease that is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”), (b) obligations of such Person in respect of transactions entered into by such Person, the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of the issuance of Equity Interests) and (c) obligations of such Person in respect of other transactions entered into by such Person that are not otherwise addressed in the definition of “Debt” or in clause (a) or (b) above that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing).
“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A Loans” means any loan made by any Term Loan A Lender pursuant to this Agreement.

“Term B Loans” means any loan made by any Term Loan B Lender pursuant to this Agreement.

“Term Loan A Borrowing” means a borrowing consisting of simultaneous Term A Loans made by the Term Loan A Lenders on the Effective Date.

“Term Loan A Commitment” means, (a) with respect to any Term Loan A Lender at any time, the amount set forth opposite its name on Schedule I hereto under the caption “Term Loan A Commitment” or, (b) with respect to any Term Loan A Lender that has entered into one or more Assignment and Acceptances, the amount set forth for such Term Loan A Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Term Loan A Lender’s “Term Loan A Commitment”, in each case, as such amount may be reduced at or prior to such time pursuant to Section 6.01. As of the Effective Date, the Term Loan A Commitment shall be $150,000,000.

“Term Loan A Facility” means, at any time, the aggregate amount of the Term Loan A Lenders’ Term Loan A Commitments and Loans at such time.
“Term Loan A Facility Use of Proceeds” is as defined in the preliminary statements.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“Term Loan A Lender” means, at any time, a Lender that has a Term Loan A Commitment or is owed any outstanding Term A Loans at such time.

“Term Loan A Note” means a promissory note of the Borrowers payable to any Term Loan A Lender or its registered assigns, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrowers to such Term Loan A Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Term Loan B Borrowing” means a borrowing consisting of simultaneous Term B Loans made by the Term Loan B Lenders on the Effective Date.

“Term Loan B Commitment” means, (a) with respect to any Term Loan B Lender at any time, the amount set forth opposite its name on Schedule I hereto under the caption “Term Loan B Commitment” or, (b) with respect to any Term Loan B Lender that has entered into one or more Assignment and Acceptances, the amount set forth for such Term Loan B Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Term Loan B Lender’s “Term Loan B Commitment”, in each case, as such amount may be reduced at or prior to such time pursuant to Section 6.01. As of the Effective Date, the Term Loan B Commitment is $50,000,000.

“Term Loan B Facility” means, at any time, the aggregate amount of the Term Loan B Lenders’ Term Loan B Commitments and Loans at such time.
“Term Loan B Facility Use of Proceeds” is as defined in the preliminary statements.
“Term Loan B Lender” means, at any time, a Lender that has a Term Loan B Commitment or is owed any outstanding Term B Loans at such time.

“Term Loan B Note” means a promissory note of the Borrowers payable to any Term Loan B Lender or its registered assigns, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrowers to such Term Loan B Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Term Loan Collateral Agent” has the meaning specified in the recital of parties to this Agreement.
“Term Loan Collateral Documents” means the Term Loan Security Agreement, the Mortgages, each Account Control Agreement, each Consent and Agreement, each of the collateral documents, instruments and agreements delivered hereunder, and each other agreement (including intellectual property security agreements) that creates or purports to create a Lien in favor of the Term Loan Collateral Agent for the benefit of the Secured Parties, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“Term Loan Security Agreement” means that certain Term Loan Collateral and Guarantee Agreement, dated as of September 30, 2020, by the Borrowers and each Subsidiary

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Guarantor in favor of the Term Loan Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“Total PDP PV-10” means, as of each March 31, June 30, September 30 and December 31 of each Fiscal Year, commencing December 31, 2020, the net present value, discounted at ten percent (10%) per annum, of the future net cash flow expected to accrue to the Mortgaged Properties constituting Proved Developed Producing Reserves during the remaining expected economic lives of such Oil and Gas Properties. At any time Total PDP PV-10 shall be calculated based on the information in the then most recently prepared Reserve Report, as rolled forward by the Administrative Agent to the last day of the next calendar quarter immediately (example: the first Total PDP PV-10 prepared as of March 15th for application on March 31st, 2021, shall be rolled forward to June 30th, 2021) following such date of determination, and updated on a pro forma basis for:
(i)    the roll-off of production since the date of the most recently delivered Reserve Report to the effective date;
(ii)    Strip Price, as adjusted, by the Administrative Agent in its reasonable discretion for quality, gravity and location basis differentials based on historical realized differentials and go-forward expectations;
(iii)    changes in forecasted gross or net production and ultimate recovery volumes of such Oil and Gas Properties, as determined by the Administrative Agent in its sole and absolute discretion;
(iv)    any adjustments to the appropriate deductions shall be made for severance and ad valorem taxes, obligations and anticipated payments in respect of minimum volume commitments, capital expenditures and for operating, gathering, transportation and marketing costs required for the development, operation, production and sale of such Oil and Gas Properties, and plugging and abandonment (and other asset retirement obligations, including facilities not owned by the Borrowers and Subsidiary Guarantors or non-Mortgaged Properties, in each case net to the interests of the Loan Parties) or any other expenses in respect of such Oil and Gas Properties (including expenses incurred after the end of the expected economic lives of such Oil and Gas Properties) in respect of such Oil and Gas Properties;
(v)    to reflect Hedge Agreements then in effect (other than Excluded Hedge Agreements) to the extent such Hedge Agreements constitute Collateral and are permitted by Section 5.02(l) so that the expected cash flows with respect to such Hedge Agreements (to the extent such Hedge Agreements constitute Collateral) are included in the determination of the net present value without duplication with the cash flows for the production subject to such Hedge Agreements (it being understood that deferred premiums in respect of such Hedge Agreements shall be deducted from such expected cash flows);
(vi)    Asset Sales and acquisitions of Oil and Gas Properties containing Proved Developed Producing Reserves;

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(vii)    any change of any Proved Developed Producing Reserve as the most recent Reserve Report that cease to be Proved Developed Producing Reserves as of the date of determination;
(viii)    any non-Proved Developed Producing Reserves as of the most recent Reserve Report, that become Proved Developed Producing Reserves provided any such additions have been reviewed by an Approved Independent Engineer (to be prepared at the Borrower’s expense); and
(ix)    any other changes in the Administrative Agent's reasonable discretion.
Notwithstanding anything to the contrary contained herein, in the event that either (x) both of the Specified Consents and Agreements are not executed and delivered to the Administrative Agent on or before the day that is 90 days following the Effective Date, or (y) any other Material Contract for which no Consent and Agreement is in place has anti-assignment provisions that are not addressed in a manner reasonably satisfactory to the Administrative Agent, then Total PDP PV-10 shall be reduced by the Administrative Agent in such manner as is reasonably determined by the Administrative Agent to reflect (A) a hypothetical calculation of Total PDP PV-10 as if the two contracts subject to the Specified Consents and Agreements and/or such other Material Contracts, as applicable, were terminated and/or did not exist or (B) such other reduction methodology as is reasonably determined by the Administrative Agent; provided, that, if as of any subsequent calculation, a reasonably acceptable Consent and Agreement is in place with respect to such Material Contract, no such reduction shall be made in such calculation with respect to such Material Contract.
“Trade Date” has the meaning specified in Section 8.07(j).
“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Loan Parties and the Administrative Agent.
“Workers Compensation Account” a deposit account exclusively used for workers’ compensation benefits.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section a..Computation of Time Periods
. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
Section b..Accounting Terms
.
(1)Generally. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements delivered to the Administrative Agent prior to the Effective Date, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(2)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Representative or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders in their reasonable discretion); provided that, until so amended, (i) such

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower Representative shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any provision contained herein or any other Loan Document, any lease (or similar arrangement) that would have been characterized, classified or reclassified as an operating lease in accordance with GAAP prior to the date of the Parent’s adoption of ASC 842 (or any other ASC having a similar result or effect) (and related interpretations) (whether or not such lease was in effect on such date) shall not constitute an obligation under a Capital Lease, and any such lease shall be, for all purposes of this Agreement and the other Loan Documents, treated as though it were reflected on the Parent’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to the Parent’s adoption of ASC 842.
(3)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrowers or the Parent and their Subsidiaries or to the determination of any amount for the Loan Parties and their Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Loan Parties is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
Section c..Other Definitional Provisions and Rules of Construction
.
(4)Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.
(5)References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any references in this Agreement to “Articles” and/or “Sections” which make reference to any particular piece of legislation or statute, including without limitation, the Bankruptcy Code, ERISA and Internal Revenue Code shall, to the extent that the context implies a reference to any other similar or equivalent legislation as is in effect from time to time in any other applicable jurisdiction, mean the equivalent section in the applicable piece of legislation. Furthermore, where any such reference is meant to apply to such other similar or equivalent legislation where such other similar or equivalent legislation has parallel or like concepts, then such references shall import such parallel or like concepts from such other similar or equivalent legislation, as applicable.
(6)The use in any of the Loan Documents of the word “include” or “including” shall not be construed to be limiting whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(7)Unless otherwise expressly provided herein or in the other Loan Documents, references in the Loan Documents to any agreement or contract shall be deemed to be a reference to such agreement or contract as amended, amended and restated, supplemented, replaced or otherwise modified from time to time in accordance with its terms and in compliance with the Loan Documents.
Article II.

AMOUNTS AND TERMS OF THE LOANS
Section d..The Loans
.
(8)The Term A Loans. Each Term Loan A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance to the Borrowers on the Effective Date in an amount in Dollars not to exceed such Term Loan A Lender’s Term Loan A Commitment at such time. The Borrowing shall consist of Term A Loans made simultaneously by the Term Loan A Lenders ratably according to their Term Loan A Commitments. Term A Loan amounts repaid or prepaid may not be reborrowed and, upon funding, the Term Loan A Commitments shall be terminated.
(9)Term B Loans. Each Borrower and each of their Subsidiaries hereby (i) represents and warrants to each Secured Party, and each other Loan Party, each Cash Management Bank and each Hedge Bank, and (ii) acknowledges and agrees, that (A) except for $50,000,000, which amount so owing to the initial Term Loan B Lender by GOM Operations under the Prepayment Agreement shall be deemed to have been fully paid and discharged and otherwise satisfied by the initial Term Loan B Lender making the Term B Loan under the terms and conditions hereof (the “Satisfaction and Advance”) as contemplated by this Section 2.01(b), no other obligations are due and owing by any party to (or any other Person in respect of) the Prepayment Agreement; and (B) as a result of the making of the Term B Loan contemplated by the next sentence, all conditions precedent to the payoff and termination of the Prepayment Agreement have been satisfied, and, accordingly, on and as of the Effective Date, (1) the Prepayment Agreement shall terminate and shall be of no further force and effect, with all obligations and commitments thereunder being fully paid and discharged and all parties thereto being fully released from their obligations and commitments thereunder; (2) all Liens securing the obligations of the parties under the Prepayment Agreement are hereby released on and as of the Effective Date and (3) the Term Loan B Lender's Term Loan B Commitment shall have been fully satisfied by making of such Term B Loan under the term and conditions hereof, the making of such Term B Loan constituting a Borrowing hereunder (the transactions contemplated by this sentence, collectively, are the “Prepayment Agreement Termination Transactions”). In connection with, and in consideration for, the Prepayment Agreement Termination Transactions, the Term Loan B Lender hereby makes the Term B Loan in the aggregate principal amount of $50,000,000 to the Borrowers on the terms and conditions set forth in this Credit Agreement by converting the obligations (including the delivery obligations) owing to it by GOM Operations under the Prepayment Agreement into its Term B Loan. The Term Loan B Lender hereby

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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acknowledges and agrees that (i) upon the making of the Term B Loan pursuant to the immediately preceding sentence, no other obligations are due and owing by any party to (or to its knowledge any other Person in respect of) the Prepayment Agreement; (ii) as a result of the making of the Term B Loan contemplated by the preceding sentence, on and as of the Effective Date (A) the Prepayment Agreement shall terminate and shall be of no further force and effect, with all obligations and commitments thereunder being fully paid and discharged and all parties thereto being fully released from their obligations and commitments thereunder; (B) all Liens securing the obligations of the parties under the Prepayment Agreement are hereby released on and as of the Effective Date and (C) the Term Loan B Lender's Term Loan B Commitment shall have been fully satisfied by making of such Term B Loan under the term and conditions hereof, the making of such Term B Loan constituting a Borrowing hereunder. THE MAKING OF THE TERM B LOAN BY THE INITIAL TERM LOAN B LENDER ON ACCOUNT OF THE SATISFACTION AND ADVANCE IS BEING MADE SOLELY BY THE INITIAL TERM LOAN B LENDER (AND NOT ANY OTHER SECURED PARTY) AS AN ACCOMMODATION FOR GOM OPERATIONS AND ITS AFFILIATES, INCLUDING THE LOAN PARTIES. Term B Loan amounts repaid or prepaid may not be reborrowed and the Term Loan B Commitments shall be immediately terminated. GOM Operations shall immediately cause the filing of all UCC termination statements and mortgage releases requested by the Administrative Agent or the Term Loan Collateral Trustee in its sole discretion that were filed in connection with the Prepayment Agreement. Each Borrower and each of their Subsidiaries hereby represents, warrants and covenants that the Term B Loans made pursuant to the Prepayment Agreement Termination Transactions and the Term B Notes issued in connection therewith are the legal, valid and binding obligations of each Loan Party thereto, enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section e..Making the Loans
.
(1)The Term Loan A Borrowing consisting of Term A Loans advanced by the Term Loan A Lenders on the Effective Date shall be made following the issuance of a Notice of Borrowing, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the Effective Date, by the Borrower Representative to the Administrative Agent, which shall give to the Term Loan A Lenders prompt notice thereof by electronic communication. Each such Notice of Borrowing shall be by telephone, confirmed immediately in writing, or by electronic communication, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Term Loan A Borrowing (which shall be the Effective Date), and (ii) aggregate amount of such Term Loan A Borrowing. Each Term Loan A Lender shall, before 11:00 A.M. (New York City time) on the date of such Term Loan A Borrowing, make available for the account of its Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, its Pro Rata Share of the amount of such Term Loan A Borrowing in accordance with its Term Loan A Commitment under the Term Loan A Facility. After the

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Borrower Representative hereby directs the Administrative Agent to apply such funds as set forth in the Funds Flow Memorandum.
(2)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available (or be deemed to make available) to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Sections 2.02(a) or 2.02(b), as applicable, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. To the extent a Lender is funding cash at closing, if and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrowers, the interest rate applicable at such time under Section 2.05 to Loans comprising such Borrowing and (ii) in the case of such Lender, the Benchmark Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Loan as part of such Borrowing for all purposes.
(3)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
Section f..Repayment of Loans
.
(4)Term A Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Term Loan A Lenders on the Maturity Date the aggregate principal amount of the Term A Loans then outstanding, together with any accrued but unpaid interest thereon.
(5)Term B Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Term Loan B Lenders on the Maturity Date the aggregate principal amount of the Term B Loans then outstanding, together with any accrued but unpaid interest thereon.
(6)Other Obligations. The Borrowers shall repay to the Administrative Agent for the account of the applicable Lenders or other Secured Parties on the Maturity Date all other Obligations then due and payable.
Section g..Prepayments

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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.
(7)Optional. The Borrowers may, upon at least three (3) Business Days’ notice to the Administrative Agent, prepay the outstanding aggregate principal amount of the Loans in whole or ratably in part (provided that such notice shall state the proposed date and aggregate principal amount of such prepayment), and if such notice is given the Borrowers shall, prepay the Loans in the amount specified therein, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid and, in the event that the Loans are repaid in full, the applicable Exit Fee (if any); provided, that each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Each such prepayment of the Loans shall be applied after payment of accrued and unpaid interest to the date of such prepayment on the principal amount prepaid, in inverse order of maturity.
(8)Mandatory.
i.Scheduled Amortization. On each Scheduled Amortization Payment Date, the Borrowers shall prepay (A) an aggregate principal amount of the Term A Loans in an amount equal to three and three quarters percent (3.75%) of the sum of the initial principal amount of the Term A Loans advanced on the Effective Date and (B) an aggregate principal amount of the Term B Loans in an amount equal to three and three quarters percent (3.75%) of the sum of the initial principal amount of the Term B Loans advanced on the Effective Date.
ii.Excess Cash Flow. On each Cash Flow Payment Date, subject to the terms of Section 2.04(c), the Borrowers shall prepay an aggregate principal amount of the Loans in an amount equal to the Excess Cash Flow Payment Amount calculated for the applicable Sweep Calculation Date. Each such prepayment of the Loans shall be applied ratably to the scheduled principal payments of the Loans in inverse order of maturity.
iii.Loss Proceeds. Within one (1) Business Day following the receipt by any Loan Party of any Net Cash Proceeds of a Casualty Event or an Event of Eminent Domain (excluding any Casualty Event or Event of Eminent Domain resulting in Net Cash Proceeds of less than $1,000,000 for each Casualty Event or Event of Eminent Domain), subject to Section 2.04(b)(vi) below, the Borrowers shall prepay an aggregate principal amount of the Loans in an aggregate amount equal to the Net Cash Proceeds thereof. Each such prepayment of the Loans shall be applied ratably to the scheduled principal payments of the Loans in inverse order of maturity.
iv.Asset Sales. In order to consummate any Asset Sale pursuant to Section 5.02(e)(xi) (excluding in the case of clause (xi), Asset Sales of Oil and Gas Properties that (A) do not include any Proved Reserves and (B) result in Net Cash Proceeds (other than any reasonable and customary reimbursements of “sunk” costs expended by the Borrowers and their Subsidiaries in connection with any such unproven properties prior to the effective date of such Asset Sale, to the extent that evidence of such costs have been provided to the Administrative Agent) in an amount not to exceed $10,000,000, in

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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each case, individually or in the aggregate when taken together with all such Asset Sales during the term of this Agreement) or Section 5.02(e)(xii), the Borrowers or their Subsidiaries shall cause the purchaser of any assets in connection with such Asset Sale (or the counterparty to such Hedge Agreement, as applicable) to direct all cash payments that would otherwise be payable to any Borrower or Subsidiary to be made to the Administrative Agent in accordance with instructions to be provided by the Administrative Agent in order to prepay an aggregate principal amount of the Loans in an aggregate amount equal to the Net Cash Proceeds thereof. Each such prepayment of the Loans shall be applied ratably to the scheduled principal payments of the Loans in inverse order of maturity.
v.Debt Proceeds.
a.Within one (1) Business Day following the issuance of any Debt (other than Debt permitted to be incurred pursuant to Section 5.02(b)), the Borrowers shall prepay an aggregate principal amount of the Loans in an aggregate amount equal to the Net Cash Proceeds thereof. Each such prepayment of the Loans shall be applied ratably to the scheduled principal payments of the Loans in inverse order of maturity.
b.Within one (1) Business Day following any increase in the aggregate principal amount of drawn loans under any Permitted Guaranteed Facilities following the Effective Date for which any Borrower or any Subsidiary of any Borrower provides a guarantee, but solely to the extent that, after giving effect to such increase, the aggregate principal amount of drawn loans under such Permitted Guaranteed Facilities exceeds $[***], the Borrowers shall prepay an aggregate principal amount of the Loans in an aggregate amount equal to the net cash proceeds received by Parent or any of its Subsidiaries in connection with any such increase of such drawn loans in excess of $[***]. Each such prepayment of the Loans shall be applied ratably to the scheduled principal payments of the Loans in inverse order of maturity.
vi.Reinvestment Rights. Upon the receipt of Net Cash Proceeds in respect of a Casualty Event or Event of Eminent Domain, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option, directly or through one or more Subsidiaries, not to apply all or a portion of such Net Cash Proceeds to prepay the Loans in accordance with Section 2.04(b)(iii), but to invest such Net Cash Proceeds not so applied to prepay the Loans in the maintenance, replacement or repairs of any damaged Oil and Gas Properties or associated property (or, to the extent otherwise permitted hereunder, in the acquisition or development of Oil and Gas Properties) within 180 days of the occurrence of such Casualty Event or Event of Eminent Domain (provided that the execution of a binding contract for the investment of such Net Cash Proceeds in the acquisition or development of Oil and Gas Properties during such period shall be deemed to be an investment thereof so long as the amounts owed under such

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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binding contract are funded within 90 days after the date such contract is executed); provided that such Net Cash Proceeds shall (A) only be permitted to be so invested (and not, therefore, used to prepay the Loans) to the extent that the Borrower Representative shall have delivered written notice to the Administrative Agent at least three (3) Business Day prior to the date a prepayment of the Loans would otherwise be required with such Net Cash Proceeds, which notice shall include the amount of Net Cash Proceeds intended to be so invested and the intended use of proceeds therefor, in such detail and with such supporting information as is requested by the Administrative Agent in its sole and absolute discretion, and (B) be deposited into, or credited to, an account held at Beal Bank USA and subject to the Beal Fully Blocked DACA (provided, that, upon the delivery by the Borrowers to the Administrative Agent of receipts or other evidence satisfactory to the Administrative Agent that such amounts have been reinvested or applied as set forth herein, the Administrative Agent agrees to consent to the Borrowers’ withdraw of such amounts from such deposit account). In the event any amount of such Net Cash Proceeds are not reinvested by Borrowers prior to the date that is the earlier of (i) the end of such 180-day (or 270-day, if applicable) period and (ii) the date of the occurrence of an Event of Default, the Borrowers shall promptly apply such Net Cash Proceeds to prepay the Loans in accordance with Section 2.04(b)(iii).
vii.The Borrower Representative shall notify the Administrative Agent in writing of any prepayment required pursuant to this Section 2.04(b) (other than Section 2.04(b)(i) or Section 2.04(b)(ii)) five (5) Business Days prior to the date of any required prepayment of the principal amount of Loans to be prepaid in connection therewith. All prepayments under this Section 2.04(b) shall be made together with accrued and unpaid interest to the date of such prepayment on the principal amount prepaid, together with all other Obligations then due and payable (including, if applicable, the Exit Fee). To the extent any prepayment is required under Section 2.04(b)(ii), the Borrower Representative shall notify the Administrative Agent thereof in the applicable Excess Cash and Distributable Cash Certificate delivered for such Fiscal Quarter pursuant to Section 5.03(j).
(9)Lender’s Option to Decline Prepayment. Except as provided in the penultimate sentence of this Section 2.04(c), any Lender, at its option, may elect to accept or decline all or any portion of any prepayment of the Loans pursuant to clauses (ii) through (v) of Section 2.04(b). Promptly after the date of the Administrative Agent receives a notice in in accordance with Section 2.04(b)(vii) (or Section 5.03(j), as applicable) with respect to a prepayment required pursuant to clauses (ii) through (v) of Section 2.04(b), the Administrative Agent shall provide written notice to the Lenders of the amount available to prepay the Loans. Any Lender that wishes to decline such prepayment (a “Declining Lender”) shall give written notice thereof to the Administrative Agent by 11:00 a.m. New York City time no later than two (2) Business Days after the date of such notice from the Administrative Agent (the “Initial Prepayment Acceptance Date”); any Lender that does not give such notice during such period shall be deemed to have accepted such prepayment. On the Initial Prepayment Acceptance Date, the Administrative Agent shall then provide written notice (the “Second Offer”) to the Lenders (other than any Declining Lender) (the “Accepting Lenders”) of the additional amount available

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(due to such Declining Lenders’ declining such prepayment) to prepay the Loans owing to such Accepting Lenders. Any Lender declining prepayment pursuant to such Second Offer shall give written notice thereof to the Administrative Agent by 11:00 a.m. New York City time no later than one (1) Business Day after the date of such notice of a Second Offer; any Lender that does not give such notice during such period shall be deemed to have accepted such prepayment offer. Amounts allocated to Accepting Lenders in accordance with the Initial Prepayment Acceptance Date and the Second Offer shall be applied in accordance with Section 2.04(b). Notwithstanding the above, if Lenders owed or holding more than 50% of the aggregate principal amount of the Loans outstanding at such time accept or are deemed to have accepted all or any portion of any prepayment offer pursuant to this Section 2.04(c), then all Lenders shall be deemed to have accepted such prepayment offer to the same. In the event any such proceeds are declined (such proceeds, “Declined Mandatory Prepayment Proceeds”), such Declined Mandatory Prepayment Proceeds shall be permitted to be used by the Borrowers and their Subsidiaries in a manner permitted by the Loan Documents. As used herein, “Declined Mandatory Excess Cash Prepayment Proceeds” means any Declined Mandatory Prepayment Proceeds in respect of any prepayment that was required under Section 2.04(b)(ii). Notwithstanding anything to the contrary contained herein, solely with respect to the Cash Flow Payment Date in respect of the Fiscal Quarter ending December 31, 2020, (i) if, as of such Cash Flow Payment Date, the Borrowers would be required to prepay Loans pursuant to Section 2.04(b)(ii), the amount of such required prepayment shall be reduced by the lesser of (x) $35,000,000 and (y) the total amount of such required prepayment prior to giving effect to such reduction, and (ii) any such reduction in the amount of such required prepayment shall be deemed not to be Declined Mandatory Excess Cash Prepayment Proceeds for all purposes hereunder.
Section h..Interest
.
(10)Interest.
viii.Interest shall accrue on the unpaid principal amount of each Term A Loan and each Term B Loan owing to each Term Loan A Lender and Term Loan B Lender (as applicable) from the Effective Date until such principal amount shall be paid in full, at a rate per annum equal at all times to the sum of (A) the Benchmark Rate plus (B) the relevant Applicable Margin.
ix.Interest shall be payable in arrears on each Interest Payment Date.
(11)Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrowers shall pay interest at a rate per annum equal at all times to two percent (2.00%) per annum above the rate per annum required to be paid pursuant to Section 2.05(a)(i) (“Default Interest”) on:
x.the aggregate outstanding principal amount of each Loan, and

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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xi.to the fullest extent permitted by applicable law, the amount of any interest, fee or other amount payable under this Agreement or any other Loan Document to any Agent or any Lender that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, in each case, payable in Cash upon the earlier of (x) each Interest Payment Date following the occurrence and during the continuance of an Event of Default and (y) demand therefor. Payment or acceptance of the increased rates of interest provided for in this Section 2.05(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender. For the avoidance of doubt, the requirement of the Borrowers to pay Default Interest shall not constitute an exercise of remedies by any Agent or Lender.
Section i..Fees
.
(12)Fees Payable to Agent. The Borrowers shall pay to the Agents the fees set forth in the Fee Letter.
(13)Exit Fee. Upon (x) repayment of the Term A Loans as a result of any Repayment Event, (y) any acceleration of the unpaid principal balance of the Term A Loans (whether by election or automatically) upon the occurrence of an Event of Default pursuant to Section 6.01, or (z) the Maturity Date (each, an “Exit Fee Event”), the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Term Loan A Lenders, an Exit Fee in an amount equal to the positive difference, if any, of (i) (A) if such Exit Fee Event occurs on or prior to December 31, 2021, [***] percent ([***]%) or (B) if such Exit Fee Event occurs after December 31, 2021, [***] percent ([***]%), in either case, of the aggregate principal amount of the Term A Loans funded on the Effective Date or any other time (including any Incremental Term Loans) minus (ii) the sum of (A) the amount of the Structuring Fee (as defined in the Fee Letter) paid pursuant to Section 2.06(a) and (B) an amount equal to the amount of interest paid on the Term A Loans comprised of the Applicable Margin through and including the date of such Exit Fee Event. EACH BORROWER AND GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING EXIT FEE IN CONNECTION WITH ANY SUCH ACCELERATION. Each Borrower and Guarantor expressly agrees (to the fullest extent that it may lawfully do so) that: (A) the Exit Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) THE EXIT FEE DOES NOT CONSTITUTE, AND SHALL NOT BE DEEMED OR CONSIDERED TO BE, UNMATURED INTEREST ON ANY LOAN OR OTHER AMOUNT AND NO BORROWER OR GUARANTOR SHALL ARGUE UNDER ANY CIRCUMSTANCE THAT THE EXIT FEE CONSTITUTES UNMATURED INTEREST ON ANY LOAN; (C) the Exit Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; (D) there has been a course of conduct between the Lenders and the Borrowers and Guarantors giving specific consideration in this transaction for such agreement to pay the Exit

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Fee; (E) each Borrower and Guarantor shall each be estopped hereafter from claiming differently than as agreed to in this paragraph; and (F) in view of the impracticability and extreme difficulty of ascertaining actual damages the parties mutually agree that the Exit Fee is a reasonable calculation of the Lenders’ lost profits as a result of any such prepayments or acceleration.
Section j..Increased Costs, Etc.
If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender or the Administrative Agent of agreeing to make or of making, funding or maintaining Loans (excluding, for purposes of this Section 2.07, any such increased costs resulting from (x) Indemnified Taxes or Other Taxes (as to which Section 2.09 shall govern) and (y) changes in the basis or rate of taxation of overall net income by the jurisdiction under the laws of which such Lender or the Administrative Agent is organized or has its Lending Office or any political subdivision thereof), then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent) or the Administrative Agent, pay to the Administrative Agent for the account of such Lender or for its own account within 10 calendar days after receipt of an invoice from such Lender or the Administrative Agent additional amounts sufficient to compensate such Lender or the Administrative Agent for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower Representative by such Lender or the Administrative Agent, shall be conclusive and binding for all purposes, absent manifest error.
(14)If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to make Loans and other commitments of such type (or similar Guaranteed Debts), then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender within 10 calendar days after receipt of an invoice from such Lender from such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender determines in its reasonable discretion such increase in capital to be allocable to the existence of such Lender’s commitment to make Loans. A certificate as to such amounts submitted to the Borrower Representative by such Lender shall be conclusive and binding for all purposes, absent manifest error.
Section k..Payments and Computations
.
(1)The Borrowers shall make each payment hereunder and under the other Loan Documents, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.10), not later than 4:00 P.M. (New York City time) on the day when due in

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Cash in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrowers is in respect of principal, interest, fees or any other Obligation then payable hereunder and under the other Loan Documents to more than one Lender, to such Lenders for the account of their respective Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrowers is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(2)Each Loan Party hereby authorizes each Lender and each of its Affiliates, if and to the extent any payment owed to such Lender is not made when due hereunder or under the other Loan Documents, to charge from time to time, to the fullest extent permitted by law, against any or all of such Loan Party’s accounts with such Lender or such Affiliate any amount so due.
(3)All computations of interest shall be made by the Administrative Agent on the basis of a 360-day year (including the first day of determination, but excluding the last). Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.
(4)Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Loans to be made in the next following calendar month, such payment shall be made on the preceding Business Day.
(5)Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to any Lender hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Benchmark Rate.
(6)If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Loans to which, or the manner in which, such funds are to be applied, the Administrative Agent may, if no instructions with respect thereto are received from the Lenders upon request, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lenders’ Pro Rata Share of the aggregate principal amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender, for application to such principal repayment installments thereof, as the Administrative Agent shall direct.
Section l..Taxes
. Any and all payments by any Loan Party to or for the account of any Lender or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.08 or the applicable provisions of such other Loan Document, if any, free and clear of and without withholding or deduction for any and all Taxes, excluding, in the case of each Lender and each Agent, (x) Taxes that are imposed on its overall net income (and franchise Taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized (or any political subdivision thereof), has its Lending Office, has a permanent establishment or is engaged in business (other than a permanent establishment or business arising from such Lender or Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (y) U.S. federal withholding Taxes imposed under law in effect on the date hereof or at the time the Lender designates a new Lending Office, other than any new Lending Office designated at the written request of a Loan Party (in the case of a Lender that is not an Initial Lender, this clause (y) shall include Taxes imposed under law in effect on the date such Lender becomes a Lender, except to the extent that the Lender’s predecessor would have been entitled to receive additional amounts under this Section 2.09(a)) or (z) U.S. federal withholding Taxes imposed under FATCA (all such non-excluded Taxes in respect of payments hereunder or under any other Loan Document being hereinafter referred to as “Indemnified Taxes”). If any Withholding Agent shall be required by law to withhold or deduct any Indemnified Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Withholding Agent has made all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 2.09) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) such Withholding Agent shall make all such withholding or deductions in accordance with applicable law and (iii) such Withholding Agent shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(1)In addition, each Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law (or, at the option of the Administrative Agent in its sole and absolute discretion, timely reimburse it for the payment of) any present or future stamp, court, documentary, filing, excise, property, intangible, mortgage recording or similar Taxes that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, enforcement, delivery, performance or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as “Other Taxes”).
(2)The Loan Parties shall jointly and severally indemnify, within 10 days after demand therefor, each Lender and each Agent for and hold them harmless against the full amount of Indemnified Taxes and Other Taxes, and for the full amount of Taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.09, imposed on or paid or payable by (or required to be withheld or deducted from a payment to) such Lender or such Agent (as the case may be) and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(3)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.07(f) relating to the maintenance of a Participant Register and (iii) any Taxes other than Indemnified Taxes and Other Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(4)Within 30 days after the date of any payment of Taxes by any Loan Party pursuant to this Section 2.09, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is satisfactory to the Administrative Agent in its sole and absolute discretion. In the case of any payment hereunder or under the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Indemnified Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent in its sole and absolute discretion stating that such payment is exempt from Indemnified Taxes. For purposes of subsections (e) and (f) of this Section 2.09, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.
(5)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(i)(A), (i)(B) and (i)(D) of this Section) shall not be required if in the Lender’s judgment, in its sole and absolute discretion, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
xii.Without limiting the generality of the foregoing, in the event that any Borrower is a United States person,
c.any Lender that is a United States person shall deliver to the Borrower Representative and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
d.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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i.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
ii.executed copies of IRS Form W-8ECI;
iii.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Parent within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Parent as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W8BEN-E; or
iv.to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
e.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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f.if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.
(6)Any Lender claiming any additional amounts payable pursuant to this Section 2.09 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of such Lender, in its sole and absolute discretion, be otherwise disadvantageous to such Lender. The Borrowers hereby agree to pay all costs and expenses incurred by any Lender in connection with any change in the jurisdiction of its Lending Office.
(7)If a Lender determines, in such Lender’s sole and absolute discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to Section 2.09(c), or with respect to which additional amounts have been paid pursuant to Section 2.09(a), such Lender shall pay to the Borrowers an amount equal to such refund (but such amount in no event to exceed the amount of any indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.09 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund) net of all out-of-pocket expenses (including Taxes) of such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of such Lender, shall agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender subsequently determines that such refund is unavailable under

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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applicable law or is otherwise required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Lender be required to pay any amount to the Borrowers pursuant to this paragraph (h) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require a Lender to rearrange its tax affairs or to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
(8)Each party’s obligations under this Section 2.09 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section m..Sharing of Payments, Etc.
If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07), (a) on account of Obligations due and payable to such Lender hereunder and under the other Loan Documents in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Loan Parties agree that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Loan Parties in the amount of such interest or participating interest, as the case may be. The initial Term Loan B Lender on the Effective Date hereby agrees it if it shall obtain at any time any payment in respect of any collateral that secured the Loan Parties’ obligations under the Prepayment Agreement, such initial Term Loan B Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them. The obligation of such initial Term Loan B Lender is personal to such initial Term Loan B Lender, may not be assigned by the initial Term Loan B Lender, and shall survive any assignment of Loans hereunder by such initial Term Loan B Lender. NOTWITHSTANDING ANYTHING IN THIS SECTION 2.10, SECTION 2.08 OR ANY OTHER PROVISION OF THE CREDIT AGREEMENT TO THE CONTRARY, THE TERM LOAN B LENDER HEREBY ACKNOWLEDGES AND AGREES WITH THE AGENTS AND THE OTHER LENDERS, THE CASH MANAGEMENT BANKS AND THE HEDGE BANKS THAT THE TERM LOAN B LENDER HEREBY ASSUMES ANY AND ALL RISK OF THE INEFFECTIVENESS OR UNENFORCEABILITY OF ITS TERM LOAN B LOAN RESULTING FROM, ARISING FROM OR OTHERWISE IN CONNECTION WITH THE PREPAYMENT AGREEMENT. IN THE EVENT THAT AS A RESULT OF THE INEFFECTIVENESS OR UNENFORCEABILITY OF ITS TERM LOAN B AS A RESULT OF THE PREPAYMENT AGREEMENT TERMINATION TRANSACTIONS (BUT NOT OTHERWISE) THE TERM B LOAN LENDER WILL RETURN ANY AMOUNT THAT IT RECEIVED PURSUANT TO THE SHARING OF PAYMENT OR SIMILAR PROVISIONS CONTAINED IN SECTIONS 2.10 AND 2.08 OF THE CREDIT AGREEMENT (AND ELSEWHERE IN THIS CREDIT AGREEMENT). THE BORROWERS HEREBY INDEMNIFY AND HOLD HARMLESS THE SECURED PARTIES FOR ALL LOSSES, COSTS AND EXPENSES INCURRED BY THEM AS A RESULT OF THE INEFFECTIVENESS OR UNENFORCEABILITY OF THE TERM LOAN B OR THE TERM LOAN B NOTE. ALL LOSSES INCURRED OR OTHERWISE SUFFERED BY TERM LOAN B LENDER, ITS AFFILIATES AND/OR ANY OF THEIR RESPECTIVE REPRESENTATIVES AS A RESULT OF, OR OTHERWISE IN CONNECTION WITH, THE PREPAYMENT AGREEMENT TERMINATION TRANSACTIONS, AS A RESULT OF THE UNENFORCEABILITY OR INVALIDITY OF THE TERM B LOAN RESULTING FROM, ARISING OUT OF OR IN CONNECTION WITH THE PREPAYMENT AGREEMENT TERMINATION TRANSACTIONS SHALL BE FOR THE ACCOUNT OF THE TERM B LOAN LENDER AND NOT ANY OTHER SECURED PARTY. EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES AND AGREES THAT THE AGENTS AND THE TERM LOAN A LENDER HEREBY DISCLAIM ANY RESPONSIBILITY FOR, OR ANY LIABILITY OR OBLIGATION RESULTING FROM, ARISING OUT OF OR IN CONNECTION WITH THE MAKING OF THE TERM B LOAN OR THE PREPAYMENT AGREEMENT TERMINATION TRANSACTIONS. EACH LOAN PARTY PARTY HERETO HEREBY COVENANTS AND AGREES THAT IT SHALL NOT ASSERT OR OTHERWISE CLAIM (OR THREATEN TO ASSERT OR OTHERWISE CLAIM (A) THAT THE TERM A LOAN IS UNENFORCEABLE OR OTHERWISE NOT VALID AS A RESULT OF ANY ACTUAL, ASSERTED OR ALLEGED UNENFORCEABILITY OR INVALIDITY OF THE TERM B LOAN AS A RESULT OF, OR OTHERWISE IN CONNECTION WITH, THE

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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PREPAYMENT AGREEMENT TERMINATION TRANSACTIONS OR (B) THAT THE TERM B LOAN IS UNENFORCEABLE OR OTHERWISE NOT VALID.
Section n..Use of Proceeds
. The proceeds of the Loans shall be available (and the Borrowers agree that they shall borrow such proceeds), on the Effective Date, to be used (a) in the case of Term A Loans, in accordance with the Term Loan A Facility Use of Proceeds and (b) in the case of Term B Loans, in accordance with the Term Loan B Facility Use of Proceeds.
Section o..Evidence of Debt
. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amounts of principal and stated interest payable and paid to such Lender from time to time hereunder. The Borrowers agree that upon request by any Lender to the Borrower Representative (and notice to the Administrative Agent of such request), the Borrowers shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Term Loan A Note or Term Loan B Note, as applicable, in substantially the form of Exhibits A-1 and A-2 hereto, as applicable, payable to such Lender or its registered assigns in a principal amount equal to the Loans of such Lender. All references to the Notes in the Loan Documents mean the Notes, if any, to the extent issued hereunder.
(9)The Register maintained by the Administrative Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender’s share thereof.
(10)Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and stated interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement.
Section p..Duty to Mitigate
. In the event that any Lender demands payment of costs or additional amounts pursuant to Sections 2.07 or 2.09, the Borrower Representative may, upon twenty (20) days’ prior written notice to such Lender and the Administrative Agent, elect to cause such Lender to assign its

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Loans and Commitments in full to one or more Persons selected by the Borrower Representative so long as (i) each such Person satisfies the criteria of an Eligible Assignee and is satisfactory to the Administrative Agent in its sole and absolute discretion, (ii) such Lender receives payment in full in Cash of the outstanding principal amount of all Loans made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender as of the date of such assignment (including, without limitation, amounts owing pursuant to Sections 2.07, 2.09 and 8.04), (iii) each such assignee agrees to accept such assignment and to assume all obligations of such Lender hereunder in accordance with Section 8.07 and (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.07 or payments required to be made pursuant to Section 2.09, such assignment will result in a reduction in such compensation or payments thereafter.
Section a..Incremental Facility.
(11)Subject to the conditions set forth in Section 2.14(b), the Borrower Representative may, from time to time request additional commitments with respect to one or more incremental term loan facilities hereunder (any such commitment, an “Incremental Term Loan Commitment”; and each term loan funded thereunder, an “Incremental Term Loan”) by either or both (as determined by the Borrower Representative) requesting an additional commitment of one or more Lenders (an “Increasing Lender”) or by causing one or more Persons that at such time is not a Lender to become a Lender (an “Additional Lender”).
(12)Any Incremental Term Loan Commitment shall be subject to the following additional conditions:
xiii.each such Incremental Term Loan Commitment shall not be less than $5,000,000 (and increments of $1,000,000 above that minimum) unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the aggregate principal amount of all Incremental Term Loans would exceed $100,000,000;
xiv.no Event of Default shall have occurred and be continuing after giving effect to such Incremental Term Loan;
xv.no Lender shall be required to provide an Incremental Term Loan Commitment without the consent of such Lender;
xvi.no Incremental Term Loan Commitments may be made by any Lender without the consent of (A) if the Administrative Agent is an Affiliate of the initial Term Loan A Lender, the Administrative Agent or (B) if the Administrative Agent is not an Affiliate of the initial Term Loan A Lender, the Required Lenders, in each case, in its (or their) sole and absolute discretion;
xvii.the maturity date of any such Incremental Term Loan shall be the same as the Maturity Date;

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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xviii.the increase shall be on the exact same terms and pursuant to the exact same documentation applicable to this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such Incremental Term Loan Commitment); and
xix.all Incremental Term Loans shall be Term A Loans for all purposes hereunder.
(13)Each Increasing Lender or Additional Lender shall execute and deliver to the Borrower Representative and the Administrative Agent customary documentation (any such documentation, an “Incremental Agreement”) implementing any Incremental Term Loan Commitment. Upon receipt by the Administrative Agent of one or more executed Incremental Agreements from any Increasing Lender or Additional Lender as provided in this Section 2.14, (i) the Incremental Term Loan Commitment shall become effective on the effective date set forth in such Incremental Agreements in the amount indicated in such Incremental Agreements without further action by the Borrowers, the Administrative Agent or any Lender, (ii) Schedule I and the Register shall each be amended to add such Incremental Term Loan Commitment, and the Pro Rata Shares of the Lenders shall be adjusted accordingly to reflect the Incremental Term Loan Commitment, (iii) the Administrative Agent shall distribute to the Borrower Representative, the Administrative Agent and each Lender the revised Schedule I, and (iv) any such Additional Lender shall be deemed to be a party in all respects to this Agreement and any other Loan Documents to which the Lenders are a party.
Section b..The Borrowers as Co-Borrowers.
(1)All Obligations of the Borrowers under this Agreement and the other Loan Documents shall be joint and several Obligations of each Borrower. Each Borrower (i) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (ii) agrees as a primary obligation to indemnify the Administrative Agent and each Lender, on demand, for and against any loss incurred by the Administrative Agent or any Lender as a result of any of the obligations of any Borrower (the “Subject Borrower”) under the Loan Documents being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to the Subject Borrower or any other Person, the amount of such loss being the amount which the Administrative Agent or the Lenders (or any of them) would otherwise have been entitled to recover from the Borrowers.
(2)It is the intent of each Borrower that the indebtedness, obligations and liabilities hereunder of no one of them be subject to challenge on any basis related to any federal or state law dealing with fraudulent conveyances or any other law related to transfers for less than fair or reasonably equivalent value. Accordingly, as of the date hereof and after giving effect to the other provisions of this subsection, the liability of each Borrower under this Section 2.15 together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in amounts sufficient to pay its probable net liabilities on its existing indebtedness as the same become absolute and matured (“Dated Liabilities”), is and is to be less than the amount of the aggregate

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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of a fair valuation of its Property as of such corresponding date (“Dated Assets”). To this end, each Borrower under this Section 2.15(b): (i) grants to and recognizes in the other Borrowers rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower and (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this Section 2.15(b). In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that each Borrower will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section 2.15 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder.
(3)Representative of the Borrowers. Each Borrower hereby appoints GOM Operations as Borrower Representative for the purpose of making any Notice of Borrowing or request required under this Agreement,  the giving and receipt of notices by and to the Borrowers under this Agreement, the delivery of all documents, reports, financial statements and written materials required to be delivered by the Borrowers or any Borrower under this Agreement, and (iv) all other purposes incidental to any of the foregoing. Each Borrower agrees that any action taken by GOM Operations as Borrower Representative shall be binding upon such Borrower to the same extent as if directly taken by such Borrower.
(4)Allocation of Loans. All Loans shall be made to the Loan Proceeds Account of GOM Operations.
(5)Obligations Absolute. Each Borrower hereby waives, for the benefit of the Lenders: any right to require any Lender, as a condition of payment or performance by such Borrower, to proceed against any other Borrower, any guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, proceed against or exhaust any security held from any other Borrower, any guarantor or any other Person, proceed against or have resort to any balance of any Deposit Account, Securities Account, or any other credit on the books of any Lender in favor of any other Borrower or any other Person, or pursue any other remedy in the power of any Lender whatsoever; any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Borrower or any Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any other Borrower or any Guarantor from any cause other than Payment in Full of all Obligations; any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; any defense based upon any Lender’s errors or omissions in the administration of the Obligations, except behavior that amounts to willful misconduct as determined by a non-appealable judgment of a court of competent jurisdiction;   any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms hereof and any legal or

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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equitable discharge of such Borrower’s obligations hereunder, the benefit of any statute of limitations affecting such Borrower’s liability hereunder or the enforcement hereof, any rights to set offs, recoupments and counterclaims, and promptness, diligence and any requirement that any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto; notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under any Secured Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Borrowers and notices of any amendments to the Loan Documents and any right to consent to any thereof; and any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms hereof.
Article III.

CONDITIONS TO EFFECTIVENESS OF LENDING
Section c..Conditions Precedent
. Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the Administrative Agent determines in its sole and absolute discretion that the following conditions precedent have been satisfied (and the obligation of any Lender to make a Loan hereunder is subject to the satisfaction of such conditions precedent before or concurrently with the Effective Date):
(6)The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified) and in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion:
xx.This Agreement and the Fee Letter, duly executed and delivered by the parties hereto.
xxi.The Notes (to the extent requested by an Initial Lender), duly executed and delivered by the Borrowers and payable to each of the applicable Initial Lenders or its registered assigns.
xxii.The Term Loan Security Agreement, duly executed by each Borrower and Subsidiary Guarantor, the Parent Guarantee Agreement, duly executed by Parent, the Contingent Parent Guarantee Agreement, duly executed by each Intermediate Parent Entity, together with:
g.confirmation satisfactory to the Administrative Agent in its sole and absolute discretion that (1) certificates representing the Initial Pledged Equity referred to in the Term Loan Security Agreement (which such Initial Pledged Equity shall constitute “securities” governed by Article 8 of the UCC), in each case accompanied by undated membership

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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interest powers or partnership interest powers, as applicable, executed in blank, and (2) instruments evidencing the Initial Pledged Debt referred to in the Term Loan Security Agreement (including the Specified Borrower Note), indorsed in blank, in each case, have been delivered to the Term Loan Collateral Agent;
h.appropriately completed financing statements in form appropriate for filing under the UCC in the appropriate jurisdiction and each other jurisdiction the Term Loan Collateral Agent may request, covering the Collateral described in the Term Loan Security Agreement (and the Borrowers and their Subsidiaries hereby ratify the authorizations they provided to the Term Loan Collateral Agent to file any such financing statements prior to the Effective Date);
i.completed requests for information, UCC search results and other similar search reports, dated on or before the Effective Date, listing all effective financing statements filed in the jurisdictions where such Persons are incorporated or in which the Collateral is located that name any Borrower or Subsidiary Guarantor, as debtor, together with copies of such other financing statements;
j.for each Borrower and Subsidiary Guarantor (1) a schedule setting forth each deposit and/or securities accounts or commodity accounts of each such Person and setting forth the financial institution with which such account is maintained, the account number and the account balance (as of the Effective Date) for each such account, (2) a certificate from the Responsible Officer of the Borrower Representative certifying as to the accuracy of the information set forth in such schedule, and (3) received Account Control Agreements with respect to all deposit accounts, security accounts and commodity accounts (other than any Excluded Accounts) duly executed by the applicable Loan Party and the institution at which the applicable account is maintained; and
k.evidence that all other actions that the Administrative Agent and the Term Loan Collateral Agent may deem necessary in their sole and absolute discretion in order to perfect and protect the first priority Liens in all Collateral (except that Permitted Liens may exist) created under the Term Loan Security Agreement has been taken.
xxiii.Mortgages, duly executed by the Borrowers and/or a Subsidiary Guarantor, as applicable, and such other Term Loan Collateral Documents as requested by the Term Loan Collateral Agent such that the Term Loan Collateral Agent is satisfied in its sole and absolute discretion that such Mortgages and Term Loan Collateral Document will (upon filing or recording in the appropriate jurisdictions) create and perfect the first priority Lien in all of the Oil and Gas Properties owned by the Borrowers and the Subsidiary Guarantors as of the Effective Date (other than the Specified Post

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Closing Properties and the properties referred to by the Borrowers as the Don Larsen properties);
xxiv.subject to Section 5.01(p)(ii), the Administrative Agent shall have received title reports, title opinions (including bring-downs of all title opinions received by the Borrowers in connection with the Prepayment Agreement) and other evidence of title as requested and in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion setting forth the status of title to the Oil and Gas Properties evaluated in the Initial Reserve Report;
xxv.true and complete copies of each Material Contract in existence on the Effective Date and listed on Schedule 4.01(s);
xxvi.certified copies of the resolutions of the board of directors of the Parent and authorizations of the sole member or general partner, as applicable, of each other Loan Party, approving the Loan Documents to which it is or is to be a party and the transactions contemplated thereby, and of all documents evidencing other necessary organizational action and governmental and other third party approvals and consents, if any, with respect to the Loan Documents to which it is or is to be a party and the transactions contemplated thereby;
xxvii.(A) a copy of a certificate of the relevant Governmental Authority of the jurisdiction of organization of each Loan Party, dated reasonably near the Effective Date certifying as to a true and correct copy of the certificate of formation or other constituent documentation, as the case may be, of such Loan Party, and each amendment thereto on file in such Governmental Authority’s office and (B) a copy of a certificate of the relevant Governmental Authority of the jurisdiction of organization of each Loan Party, dated reasonably near the Effective Date and from each other jurisdiction where such Loan Party owns Oil and Gas Properties or is otherwise required to be registered to do business, a certificate of good standing or existence (in long form, where available) with respect to each Loan Party;
xxviii.a certificate of each Loan Party signed on behalf of such Person by a Responsible Officer, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any amendments to the certificate of formation or other constituent documentation, as the case may be, of such Person since the date of the relevant Governmental Authority’s certificate referred to in Section 3.01(a)(viii), (B) a true and correct copy of the bylaws, limited liability company agreement or other governing agreement, as the case may be, of such Person as in effect on the date on which the resolutions referred to in Section 3.01(a)(vii) were adopted and on the Effective Date (which such agreement shall include customary provisions opting into Article 8 of the UCC), (C) the due formation and good standing or valid existence of such Person as a corporation, limited liability company or limited partnership, as the case may be, organized under the laws of the jurisdiction of its formation, and the absence of any proceeding for the dissolution or liquidation of such Person, (D) the name and true signature of each Responsible Officer of such Loan Party

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder, and (E) certifying as to the matters set forth in Section 3.02(a) and (b);
xxix.a certificate in substantially the form of Exhibit D, attesting to the Solvency of Parent and its Subsidiaries and of each of the Borrowers and their respective Subsidiaries (if any), each on a Consolidated basis after giving effect to the Loan Documents and the transactions contemplated thereby, from Parent’s and each Borrower’s chief financial officer (or, if any such Person does not have a chief financial officer, from an officer of such Person who performs the duties customarily performed by a chief financial officer);
xxx.a certified copy of the operating and Capital Expenditure budget for the Borrowers and their Subsidiaries for the twelve (12) month period beginning on the Effective Date (the “Initial Operating Budget”);
xxxi.copies of all certificates representing the policies, endorsements and other documents required under Section 5.01(d) to be in effect as of the Effective Date, accompanied by (A) a certificate of the Borrower Representative signed by a Responsible Officer of the Borrower Representative certifying that the copies of each of the policies, endorsements and other documents delivered pursuant to this Section 3.01(a)(xii) are true, correct and complete copies thereof, (B) letters from the Borrowers’ insurance brokers or insurers, dated not earlier than fifteen (15) days prior to the Effective Date, stating with respect to each such insurance policy that (1) such policy is in full force and effect, and (2) all premiums theretofore due and payable thereon have been paid, and (C) evidence in form and substance satisfactory to the Lenders in their sole and absolute discretion confirming that such required insurance is in full force and effect in accordance with the terms of this Agreement; and
xxxii.an opinion of one or more counsel (including local counsel and counsel qualified to give legal opinions with respect to BOEM and BSEE matters) for the Loan Parties, in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion (including, without limitation, with respect to the enforceability of this Agreement, non-contravention with other Debt and validity and enforceability of the creation and perfection of Liens in the Collateral).
(7)The Administrative Agent shall be satisfied, in its sole and absolute discretion, that the Prepayment Agreement has been (or is contemporaneously being (including after giving effect to Section 2.01(b))) terminated and all obligations owing by any Loan Party thereunder will be prepaid, redeemed or defeased in full or otherwise satisfied and extinguished, including all interest, fees and other amounts accrued and unpaid in accordance with the payoff and related payoff letter (which payoff letter shall be satisfactory to the Administrative Agent in its sole and absolute discretion and which shall, in any event, include further assurance provisions requiring the holder of any Liens in respect of the Prepayment Agreement to release any mortgages or financing statements that may exist in respect of the Prepayment Agreement after the Effective Date), and all commitments relating thereto are (or are contemporaneously

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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being) terminated and that all security interests and guarantees in respect of the obligations under the Prepayment Agreement have been (or will contemporaneously be) terminated and released to the satisfaction of the Administrative Agent in its sole and absolute discretion.
(8)Before giving effect to the Loan Documents and the transactions contemplated thereby, there shall have occurred (x) no Material Adverse Change or (y) no economic, legal or political developments, or developments in the monetary capital markets, in each case, having a Material Adverse Effect upon any Lender prior to the occurrence of the Effective Date, in the case of each of clauses (x) and (y), since June 30, 2020.
(9)There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened in writing before any Governmental Authority that (i) could reasonably be expected to have a Material Adverse Effect or materially impair or interfere with the business operations of any Loan Party or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby.
(10)Except for any Governmental Authorizations required in connection with the Lenders’ exercise of remedies under the Loan Documents, (i) all Governmental Authorizations and (ii) all third party consents and approvals relating to any material portion of the Collateral, any material part of the Borrowers’ and their Subsidiaries business and all Material Contracts, in each case, necessary in connection with the Loan Documents and the transactions contemplated thereby shall have been obtained and shall remain in effect.
(11)The Borrowers shall have paid (or shall be contemporaneously paying from the proceeds of the Loans) all accrued fees of the Agents and the Lenders, and all accrued expenses of the Agents (including all documented accrued fees and expenses of counsel to the Administrative Agent) and other compensation contemplated in connection with this Agreement and the Fee Letter, payable to the Administrative Agent and the Lenders in respect of the transactions contemplated by this Agreement.
(12)The Administrative Agent shall have received the Initial Reserve Report accompanied by a certificate covering the matters described in Section 5.01(m)(vi) (which certificate shall also certify that, except as disclosed by the Borrower Representative to the Administrative Agent in such certificate no Oil and Gas Properties set forth in such Initial Reserve Report have been disposed of since the “as of” date thereof).
(13)The Administrative Agent shall have received (A) a report of the Insurance Consultant in respect of the Oil and Gas Properties and the other property of the Loan Parties, (B) a report (including a Phase One report) of the Environmental Consultant, in respect of the Oil and Gas Properties and the other property of the Loan Parties, (C) a report of the Decommissioning Consultant, in respect of the Decommissioning Activity obligations of the Borrowers and their Subsidiaries in respect of their Oil and Gas Properties and (D) a legal due diligence report of Vinson & Elkins L.L.P., in each case satisfactory to the Lenders in their sole and absolute discretion and upon which the Administrative Agent, the Term Loan Collateral Agent and each Lender shall be entitled to rely (in the case of clauses (A) and (B), together with

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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a certificate from the Insurance Consultant, the Environmental Consultant (as applicable) and Decommissioning Consultant) and in each case in form and substance satisfactory to the Required Lenders in their sole and absolute discretion.
(14)The Administrative Agent shall have received Consolidated financial statements of the Borrowers and their Subsidiaries for the six-month period of Fiscal Year 2020 ended on June 30, 2020;
(15)(i) The Administrative Agent shall have received, at least five (5) days prior to the Effective Date, all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower Representative at least ten (10) days prior to the Effective Date, and (ii) to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower Representative at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to Loan Parties shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(16)Each of the Initial Lenders shall have received approval of their respective credit committees to enter into this Agreement and provide Loans and Commitments hereunder.
(17)The Administrative Agent shall have received such other statements, certificates, documents, approvals and legal opinions as such Person shall request in its sole and absolute discretion.
Section d..Conditions Precedent to Each Borrowing
. The obligation of each Lender to make a Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the conditions precedent that on the date of such Borrowing the following statements shall be true and the Administrative Agent shall have received for the account of such Lender a certificate signed by a Responsible Officer of the Borrower Representative, dated the date of such Borrowing, stating that (and each of the giving of the applicable Notice of Borrowing (the timely receipt of which by the Administrative Agent shall also be a condition precedent to each Borrowing) and the acceptance by the Borrowers of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrowers that both on the date of such notice and on the date of such Borrowing such statements are true):
(18)the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that if a representation and warranty is qualified as to

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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materiality, with respect to such representation and warranty, the materiality qualifier set forth in this clause (a) shall be disregarded; and
(19)no Default or Event of Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom.
Article IV.

REPRESENTATIONS AND WARRANTIES
Section e..Representations and Warranties
. Each Loan Party represents and warrants as follows:
(20)Organization. It (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing as a corporation, limited liability company or limited partnership, as applicable, in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate, limited liability company or partnership (as applicable) power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.
(21)Entity Names and Principal Places of Business. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Loan Parties, all Subsidiaries of GOM Holdings, and all Intermediate Parent Entities, showing the exact legal name of each such Person, the jurisdiction of its formation, the address of its principal place of business, its U.S. taxpayer identification number and its status as a Loan Party. The copy of the charter, certificate of formation or certificate of limited partnership, as applicable, of each Loan Party and each amendment thereto provided pursuant to Section 3.01(a)(viii) is a true, correct and complete copy of each such document, each of which is valid and in full force and effect.
(22)Capital Structure. Set forth on Schedule 4.01(c) hereto is a complete and accurate list of all Subsidiaries of GOM Holdings and all Intermediate Parent Entities, showing as of the date hereof (as to each such Subsidiary), the number of shares, membership interests or limited partnership interests (as applicable) of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares, membership interests or limited partnership interests (as applicable) covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Subsidiary of GOM Holdings have been validly issued, are certificated, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Term Loan Collateral Documents or Excepted Liens. After giving effect to the transactions contemplated

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hereby on the Effective Date, there is no intercompany debt between or among Parent and any other Loan Party except for the Specified Parent Debt and the Specified Borrower Loan.
(23)Authorization; Non-Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated thereby, are within such Loan Party’s corporate, limited liability company or limited partnership (as applicable) powers, have been duly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action, and do not (i) contravene such Loan Party’s bylaws, limited liability company agreement, limited partnership agreement or other constituent documents, (ii) violate in any material respect any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to or binding on it, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, a Contractual Obligation of any Loan Party in any material respect or (iv) except for the Liens created under the Term Loan Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the Properties of any Loan Party.
(24)Licenses, Consents and Approvals. No Governmental Authorization, and no notice to, filing with, or consent or approval of any other third party is required for (A) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated thereby, (B) the grant by any Loan Party of the Liens granted by it pursuant to the Term Loan Collateral Documents, (C) the perfection or maintenance of the Liens created under the Term Loan Collateral Documents (including the first priority nature thereof (except that Permitted Liens may exist)), or (D) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Term Loan Collateral Documents, except for those Governmental Authorizations, notices and filings set forth on Schedule 4.01(e), all of which except as set forth on Schedule 4.01(e) or that are otherwise a Governmental Authorization described in clauses (2) or (3) below (x) have been duly obtained, taken, given or made, (y) are in full force and effect, and (z) are free from conditions or requirements that have not been met or complied with.
(25)Binding Agreement. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(26)Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of the Borrowers’ Subsidiaries, including any Environmental Action or investigation or action relating to the Anti-Corruption Laws or Sanctions and Export

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Control Laws, pending or threatened in writing before any Governmental Authority or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby.
(27)Financial Statements.
xxxiii.The Consolidated financial statements which have most recently been furnished to the Administrative Agent pursuant to Section 3.01(i) or Section 5.03, fairly present in all material respects, subject, in the case of any interim balance sheet and related statements of income and cash flows for the relevant three months then ended, to year-end audit adjustments, the financial condition of the Parent and its Subsidiaries or the Borrowers and their Subsidiaries, as the case may be, as at the dates of such financial statements and the results of operations of the Parent and its Subsidiaries or the Borrowers and their Subsidiaries, as the case may be, for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis.
xxxiv.Since June 30, 2020, there has been no Material Adverse Change.
xxxv.The Initial Operating Budget and each other Budget delivered pursuant to Section 5.03(d) were each prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower Representative’s best estimate of its future financial performance.
xxxvi.Neither the Borrowers nor any Subsidiary has on the date hereof any Debt (including Disqualified Equity Interests) or any contingent liabilities, off balance sheet liabilities or partnerships, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the financial statements described in Section 4.01(h)(i), or in the most recent financial statements delivered pursuant to Section 5.03(b) or (c).
(28)Full Disclosure. No written information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained, when taken as a whole, and as of the date such information, exhibit or report (as applicable) was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading in light of the circumstances under which such statements were made; provided, however, that, except as set forth herein, no representation or warranty is made with respect to any projections or other forward looking statements provided by or on behalf of any Loan Party or any of their Affiliates. There are no statements or conclusions in any information given to any Approved Independent Engineer or the Administrative Agent which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrowers and their Subsidiaries and production and cost estimates contained in each Reserve Report are

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necessarily based upon professional opinions, estimates and projections and that the Borrowers and their Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. There is no fact peculiar to the Borrowers or any other Loan Party which would reasonably be expected to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrowers or any other Loan Party prior to, or on, the date hereof in connection with the transactions contemplated hereby.
(29)Margin Stock. No Loan Party is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of purchasing, buying or carrying Margin Stock, and no proceeds of any Loan will be used to purchase or carry any Margin Stock, to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or for any purpose which violates the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.
(30)Investment Company Act. No Loan Party is an “investment company”, as defined in or subject to regulations under the Investment Company Act of 1940, as amended.
(31)Security Interest; Enforceable Obligations. All filings and other actions necessary to perfect and protect the security interest in the Collateral (to the extent perfection can be achieved by the filing of a financing statement in the state of formation of each Loan Party, the execution of the BofA DACA, the Beal Springing DACA, the delivery of any certificate evidencing Equity Interests (and related stock powers) and/or the recordation of the Mortgages) created under the Term Loan Collateral Documents have been duly made or taken and are in full force and effect, and the Term Loan Collateral Documents create in favor of the Term Loan Collateral Agent for the benefit of the Secured Parties legal, valid, enforceable and, together with such filings and other actions, perfected first priority Liens in all Term Loan Priority Collateral (except that Permitted Liens may exist), securing the payment of the Term Loan Obligations. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.
(32)Solvency. After giving effect to any transactions to occur under the Loan Documents on such date, (i) the Parent and its Subsidiaries and (ii) each of the Borrowers and their respective Subsidiaries (if any) are, in each case on a Consolidated basis, Solvent.
(33)ERISA Matters. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.
xxxvii.Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any material Withdrawal Liability to any Multiemployer Plan.
xxxviii.Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or has been

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be insolvent or to be terminated, within the meaning of Title IV of ERISA.
(34)Environmental Matters.
xxxix.Except as otherwise set forth on Part I of Schedule 4.01(o) hereto, the Borrowers and each of their Subsidiaries and each of the foregoing’s operations and properties comply with all Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, except for any such noncompliance, obligation or cost that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and, to the best knowledge of each Loan Party, no conditions or circumstances exist that could (A) form the basis of an Environmental Action against the Borrowers or any of their Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, operation or transferability, or subject to any material Lien, under any Environmental Law.
xl.Except as otherwise set forth on Part II of Schedule 4.01(o) hereto, (A) none of the properties currently or formerly owned, leased or operated at by the Borrowers or any of their Subsidiaries is currently listed or proposed for listing on the NPL or on the Superfund Enterprise Management System or any analogous state or local list; (B) to the best knowledge of each Loan Party, no properties of third parties to which the Borrowers or any of their Subsidiaries has transported or disposed, or arranged to transport or dispose, Hazardous Materials is currently listed or proposed for listing on the NPL or on the Superfund Enterprise Management System or any analogous state or local list; and (C) there is no asbestos or asbestos-containing material on any property currently owned or operated by the Borrowers or any of their Subsidiaries that requires abatement under any applicable Environmental Law.
xli.Except as otherwise set forth on Part III of Schedule 4.01(o) hereto, (A) no Hazardous Materials have been Released on any property currently or formerly owned, leased or operated by Borrowers or any of their Subsidiaries in a manner that could reasonably be expected to require any Remedial Action by Borrowers or any of their Subsidiaries under any Environmental Law; (B) neither the Borrowers nor any of their Subsidiaries is undertaking or financing, required to undertake or finance, or has completed, either individually or together with other potentially responsible parties, any Remedial Action relating to any Release or threatened Release of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to any contractual agreement, the order of any Governmental Authority or the requirements of any Environmental Law; (C) neither the Borrowers nor any of their Subsidiaries has received any written notice asserting an alleged liability or obligation to conduct Remedial Action at any properties offsite the properties owned, leased or operated by the Borrowers or their Subsidiaries where the Borrowers or any of their Subsidiaries transported or

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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disposed, or arranged for the transport or disposal, of Hazardous Materials and, to the best knowledge of the Loan Parties, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice by the Borrowers or any of their Subsidiaries; and (D) all Hazardous Material Activity with respect to any property currently or formerly owned, leased or operated by the Borrowers or any of their Subsidiaries has been conducted in a manner not reasonably expected to result in the performance of Remedial Action by the Borrowers or any of their Subsidiaries; except, in each case of (A), (B), (C) and (D) above, where any such Remedial Action could not reasonably be expected to have a Material Adverse Effect.
xlii.Except as otherwise set forth on Part IV of Schedule 4.01(o), there has been no exposure of any Person or property to Hazardous Materials as a result of or in connection with the operations of the Borrowers or any of their Subsidiaries that could reasonably be expected to form the basis for a material claim for damages or compensation.
xliii.Except as otherwise set forth on Part IV of Schedule 4.01(o), neither the Borrowers nor any of their Subsidiaries has assumed or retained by contract or operation of Governmental Requirement any material liabilities under any Environmental Law or Environmental Permit or regarding any Hazardous Materials (including any Release or threatened Release) or any Hazardous Material Activity.
xliv.The Borrowers and their Subsidiaries have provided to the Lenders complete and correct copies of all material environmental and safety-related assessment, inspection, or compliance reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws or Environmental Permits, it being understood that all such reports, correspondence, etc. that relate to any alleged non-compliance with or liability under Environmental Laws or Environmental Permits shall be deemed to be material) that are in any of the Borrowers’ or their Subsidiaries’ possession or control and relating to their respective Properties or operations thereon.
xlv.The Borrowers and each of their Subsidiaries has obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and neither the Borrowers nor any of their Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied.
(35)Tax Matters. None of the Borrowers nor any of their Subsidiaries is party to any tax sharing agreement.
xlvi.The Borrowers and each of their Subsidiaries have filed all U.S. federal income and other material Tax returns and reports required to be filed and have paid all material Taxes levied or imposed upon them or their properties, income or assets

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otherwise due and payable except Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP.
xlvii.No issues have been raised by the Internal Revenue Service in respect of federal income Tax returns for years for which the expiration of the applicable statute of limitations has not occurred by reason of extension or otherwise that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.
xlviii.No issues have been raised by any state, local or foreign taxing authorities, in respect of the Tax returns for years for which the expiration of the applicable statute of limitations has not occurred by reason of extension or otherwise, that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(36)Compliance with Laws and Agreements; No Default or Event of Default.
xlix.None of the Borrowers or any of their Subsidiaries is in material violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award (including any Environmental Laws with respect to any Oil and Gas Property or governing its business and the requirements of any Environmental Permits with respect to any such Oil and Gas Property or the operations of such Borrower or Subsidiary) or in material breach of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument.
l.No Default or Event of Default has occurred and is continuing.
(37)Compliance with Governmental Requirements applicable to Decommissioning Activities.
li.Except as otherwise set forth on Part I of Schedule 4.01(r) hereto, the Borrowers and each of their Subsidiaries are in current compliance in all material respects with all applicable Decommissioning Activities for which any of them have any obligation to perform, whether now or in the future. Without limiting the foregoing, except as set forth on Part IA of Schedule 4.01(r) hereto, all permanently abandoned and inactive wells or dry holes arising out of the operations of Borrowers or any of their Subsidiaries have been plugged and abandoned, are planned to be plugged and abandoned (with a listing of those wells and holes slated for plugging and abandonment and the associated schedule for such activities shown on Part IB of Schedule 4.01(r)), or are being maintained in a manner that exempts such wells and holes from any scheduled plugging and abandonment (with a listing of those wells and holes exempted from plugging and abandonment and the associated schedule of when such exemption expires shown on Part IC of Schedule 4.01(r)), in each case in a manner as required under applicable Governmental Requirements.
lii. Except as otherwise set forth on Part II of Schedule 4.01(r) hereto, the Borrowers and each of their Subsidiaries are in current compliance in all material respects

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with all requirements imposed under Governmental Requirements or by Governmental Authorities with respect to obtaining and maintaining performance bonds, letters of credit, and guarantees (individually or collectively, “Financial Assurance”) with respect to applicable Decommissioning Activities for which any of them have any obligation to perform, whether now or in the future.
liii. Except as otherwise set forth on Part III of Schedule 4.01(r) hereto, to the best knowledge of the Loan Parties, neither the Borrowers nor any of their Subsidiaries has any material deficiencies in the monetary value of Financial Assurances required under Governmental Requirements to be obtained and maintained with respect to all applicable Decommissioning Activities for which any of them have any obligation to perform, whether now or in the future.
liv.Except as otherwise set forth on Part IV of Schedule 4.01(r) hereto, neither the Borrowers nor any of their Subsidiaries has received any orders from Governmental Authorities since September 12, 2016, directing any of them to materially increase the amount of Financial Assurance with respect to any properties owned, leased or operated by them.
lv.Except as otherwise set forth on Part V of Schedule 4.01(r) hereto, neither the Borrowers nor any of their Subsidiaries has prepared any preliminary, interim or final plans (including tailored plans) relating to Decommissioning Activities and describing how responsible parties would plan to comply with increased Financial Assurance requirements pursuant to Notice to Lessees and Operators No. 2016-N01.
lvi. Except as otherwise set forth on Part VI of Schedule 4.01(r) hereto, neither the Borrowers nor any of their Subsidiaries has received any written notice imposing or threatening to impose material Decommissioning Activity obligations on any of them with respect to properties formerly owned, leased or operated by any Borrower or any of its Subsidiaries and assigned by any of them to a third party and, to the best knowledge of the Loan Parties, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice by any Borrower or any of its Subsidiaries.
(38)Material Contracts; Hedge Agreements.
lvii.Each Material Contract (A) has been duly authorized, executed and delivered by each Loan Party party thereto, (B) has not been amended or otherwise modified from the form previously delivered to the Administrative Agent except to the extent permitted under the terms of the Loan Documents and (C) is in full force and effect and is binding upon and enforceable against each Loan Party party thereto in accordance with its terms, and to the best knowledge of the Loan Parties, there exists no default under any Material Contract by any party thereto.
lviii.No Borrower or any Subsidiary of a Borrower is party to any Hedge Agreement other than Hedge Agreements disclosed on Schedule 4.01(s).

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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lix.All Material Contracts, including all amendments thereto, to which any Loan Party is a party are set forth on Schedule 4.01(s).
(39)Regulatory Approvals. No approvals or authorizations from any Governmental Authority are required to be obtained by any Loan Party, any Agent or the Lenders with respect to the Loan Documents and the transactions contemplated thereby.
(40)Business and Property of the Loan Parties; Insurance Matters.
lx.Business. The Loan Parties and their respective Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Effective Date.
lxi.Insurance Matters.
l.The properties of the Borrowers and each of their Subsidiaries are insured pursuant to policies and other bonds that are valid and in full force and effect and that provide coverage as is customarily carried by companies engaged in similar businesses of the same size and character as its business and owning and operating similar properties in locations in which it operates; provided that (1) such coverage is at prevailing market rates and (2) is within the minimum and maximum amounts set forth on Schedule 5.01(d).
m.Each of the Borrowers and each of their Subsidiaries has obtained flood insurance for such structures and contents constituting Collateral located in a flood hazard zone pursuant to policies that are valid and in full force and effect, in accordance with applicable law and satisfactory to the Term Loan Collateral Agent in its reasonable discretion.
n.Part 1 of Schedule 4.01(u) sets forth a description of all insurance maintained by or on behalf of the Loan Parties on the Effective Date and the coverage amounts in respect thereof.
o.As of the Effective Date, no Casualty Event has occurred and is continuing, except where such Casualty Event would not reasonably be expected to have a Material Adverse Effect.
p.Part 2 of Schedule 4.01(u) contains an accurate and complete list of all performance bonds related to operations on or pertaining to the Oil and Gas Properties owned or held by the Borrowers and their Subsidiaries as of the Effective Date. Such bonds (i) are sufficient for compliance in all material respects with all applicable law and all insurance agreements to which any Loan Party or any of its Subsidiaries is a party, (ii) are valid, outstanding and enforceable policies, and (iii) provide adequate coverage in at least such amounts and against at

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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least such risks (but including in any event public liability) as are required by Governmental Authorities and/or usually insured or bonded against in the same general area by companies engaged in the same or a similar business. Neither the Borrowers nor any Subsidiary nor, to their knowledge, any of their predecessors in interest, has been refused any bonds or insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary bond or policy limits, by any bonding company or insurance carrier to which it has applied for any such bond or insurance or with which it has carried insurance during the last three years.
(41)Intellectual Property. All material Registered Intellectual Property owned by the Borrowers or any of their Subsidiaries is set forth on Schedule 4.01(v). The Borrowers and their Subsidiaries own or have rights or licenses to all Intellectual Property sufficient to conduct the business and operations as currently conducted or proposed to be conducted (as of the Effective Date), except as otherwise would not reasonably be expected to result in a Material Adverse Effect. All material Registered Intellectual Property owned by the Borrowers or any of their Subsidiaries is, to the knowledge of each such Person, valid and enforceable. There is no objection to or pending challenge to the validity or enforceability of any such owned material Registered Intellectual Property (other than with respect to pending applications in the ordinary course of prosecution before the United States Patent and Trademark Office or other applicable governmental authority) or, to the knowledge of any such Person, any licensed material Registered Intellectual Property, in each case, except as would not reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, none of the Borrowers or any of their Subsidiaries is aware of any grounds for any such challenge to such owned or licensed Registered Intellectual Property the absence of which would reasonably be expected to result in a Material Adverse Effect, except as set forth in Schedule 4.01(v). Each item of material Intellectual Property owned by the Borrowers or any of their Subsidiaries is described on Schedule 4.01(v) and consists of material or property developed by or on behalf of such Person or was lawfully acquired by such Person from the proper and lawful owner thereof, except as otherwise would not reasonably be expected to result in a Material Adverse Effect. Each Borrower and each of their Subsidiaries has taken commercially reasonable steps to maintain all owned Intellectual Property as to preserve the value thereof from the date of creation or acquisition thereof except as otherwise would not reasonably be expected to result in a Material Adverse Effect. With respect to all software material to the business of the Borrowers and their Subsidiaries in the operation of any such Person’s business, as currently conducted, such Person owns, or possesses valid licenses or other rights to use all such software in all material respects.
(42)No Labor Disputes. None of the Borrowers nor any of their Subsidiaries is involved in any labor dispute; there are no strikes, walkouts or union organization of such Person’s employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement, in each case, that would reasonably be expected to have a Material Adverse Effect.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(43)Letter of Credit Rights. None of the Borrowers nor any of their Subsidiaries has any letter of credit rights with a value in excess of $250,000, except as set forth on Schedule 4.01(x).
(44)Commercial Tort Claims. None of the Borrowers nor any of their Subsidiaries is a party to any commercial tort claims exceeding $250,000 (either individually or $1,000,000 in the aggregate), except as set forth on Schedule 4.01(y).
(45)Employment Contracts. None of the Borrowers nor any of their Subsidiaries is party to any employment contracts, except as set forth on Schedule 4.01(z).
(46)Affiliate Transactions. Except as set forth on Schedule 4.01(aa), there are no existing or proposed agreements, arrangements, understandings or transactions between the Borrowers or any of their Subsidiaries and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees or Affiliates (other than Subsidiary Guarantors) of such Person other than as permitted under Section 5.02(q).
(47)No Burdensome Restrictions. Neither the Borrowers nor any of their Subsidiaries is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 5.02(p).
(48)Anti-Terrorism; Anti-Corruption Laws and Sanctions.
lxii.No Loan Party, their Subsidiaries, or their respective directors, officers, employees or, to the knowledge of the Loan Party, its or their agents is in violation of any Anti-Terrorism Laws.
lxiii.Each Loan Party and their Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries, and their respective directors, officers, employees and agents with the Anti-Corruption Laws and Sanctions and Export Control Laws, and such Loan Party, its Subsidiaries, and their respective officers, directors, employees, and to the knowledge of such Loan Party, its or their agents, are in compliance and will remain in compliance with the Anti-Corruption Laws and Sanctions and Export Control Laws.
lxiv.No Loan Party, their Subsidiaries, or their respective directors, officers, employees or, to the knowledge of the Loan Party, its or their agents have made, given, offered, authorized, or promised to make, give, offer or authorize the payment of any money, commission, reward, gift, hospitality, entertainment, inducement (including any facilitation payments) or anything else of value, directly or indirectly, to: (a) any Government Official; (b) any person acting for or on behalf of any Government Official; or (c) any other person for the purpose of obtaining or retaining business or favorable governmental action or to otherwise secure any improper advantage, nor will they do so before a Repayment Event occurs.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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lxv.No Loan Party, their Subsidiaries, or their respective directors, officers, employees or, to the knowledge of the Loan Party, its or their agents have directly or indirectly within the last five years taken any action, that would violate any applicable Sanctions and Export Control Laws, nor will they do so before a Repayment Event occurs.
lxvi.None of (a) any Loan Party, any Subsidiary or (b) to the Loan Parties’ knowledge, any of their respective directors, officers or employees, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from Facilities established hereby, is a Sanctioned Person.
lxvii.No Borrowing, use of proceeds, or other transaction contemplated by this Agreement or the other Loan Documents will violate the Anti-Corruption Laws or Sanctions and Export Control Laws.
(49)Properties; Titles, Etc.
lxviii.The Borrowers and each of their Subsidiaries has good and defensible title to the Hydrocarbon Interests in the Oil and Gas Properties evaluated in the most recently delivered or prepared Reserve Report (except for those Oil and Gas Properties that have been disposed of since the date of such Reserve Report in accordance with this Agreement or leases which have expired in accordance with their terms) and good title to all its material personal Properties, in each case, free and clear of all Liens (except Permitted Liens). After giving full effect to such Permitted Liens, each Loan Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered or prepared Reserve Report (except for those Oil and Gas Properties that have been disposed of since the date of such Reserve Report in accordance with this Agreement or leases which have expired in accordance with their terms), and the ownership of such Properties shall not in any material respect obligate such Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered or prepared Reserve Report that is not offset by a corresponding proportionate increase in such Loan Party’s net revenue interest in such Property.
lxix.All material leases and agreements with respect to the Oil and Gas Properties owned or held by the Borrowers and their Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a material default under any such lease or leases.
lxx.The rights and Properties presently owned, leased or licensed by the Borrowers and their Subsidiaries including, without limitation, all easements and rights of way, include all material rights and Properties necessary to permit the Borrowers and their Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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lxxi.Substantially all of the tangible Properties of the Borrowers and their Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with Prudent Industry Practice in all material respects.
(50)Maintenance of Properties. The Oil and Gas Properties (and Properties unitized therewith) which are operated by the Borrowers and their Subsidiaries have been maintained, operated and developed by the Borrowers or their Subsidiaries in a good and workmanlike manner and in conformity with all applicable Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrowers and their Subsidiaries in all material respects, in each case to which the Borrowers or their Subsidiaries are a party. Specifically in connection with the foregoing (i) no Oil and Gas Property operated by the Borrowers or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) operated by the Borrowers or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) operated by the Borrower or such Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment operated in whole or in part by the Borrowers or any of their Subsidiaries that are necessary to conduct normal operations are being maintained in a condition reasonably adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrowers or any of their Subsidiaries, in a manner consistent with Prudent Industry Practice in all material respects.
(51)Gas Imbalances, Prepayments. There are no gas imbalances, take or pay or other prepayments (or any volumetric production payments) which would require the Borrowers or any of their Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one-half bcf of gas (on an mcf equivalent basis) in the aggregate.
(52)Marketing of Production. Other than as set forth on Schedule 4.01(gg), there are no agreements for the marketing of production that exist which are not cancelable on 90 days’ notice or less without penalty or detriment for the sale of production from the Borrowers’ or their Subsidiaries’ Hydrocarbons (including without limitation calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (i) pertain to the sale of production at a fixed price and (ii) have a maturity or expiry date of longer than six (6) months from the date thereof.
Article V.

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COVENANTS
Section f..Affirmative Covenants
. Until the Repayment Event has occurred, the applicable parties referred to below shall comply with each of the following covenants:
(53)Compliance with Laws, Etc. Each Borrower shall comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders binding on such Borrower or such Subsidiary, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 in all material respects. Each Loan Party will comply with all applicable provisions of the Anti-Corruption Laws and Sanctions and Export Control Laws, and will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries, and their respective directors, officers, employees and agents with Anti-Corruption Laws and Sanctions and Export Control Laws.
(54)Payment of Obligations, Etc. Each Borrower shall pay and discharge, and cause each of its Subsidiaries to pay and discharge all material Debt obligations and all other liabilities and obligations, including (i) all material Taxes imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien (other than a Permitted Lien) upon its property, in each case, before the same shall become delinquent; provided, that neither such Person nor any of its Subsidiaries shall be required to pay or discharge any such Debt, liability or Tax that is being contested in good faith and by proper proceedings to the extent that adequate reserves are being maintained in accordance with GAAP; provided, however, that each such Person will, and will cause each Subsidiary to, remit withholding Taxes and other payroll Taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.
(55)Environmental Matters.
lxxii.Each Borrower shall comply, and cause each of its Subsidiaries and, if applicable, take commercially reasonable efforts to cause, all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any Remedial Action or other action in response to any Release or threatened Release of any Hazardous Materials from or at any of its properties or otherwise relating to its operations, to the extent required by, and in material compliance with, all Environmental Laws; provided, however, that neither such Person nor any of its Subsidiaries shall be required to undertake any such Remedial Action or other action to the extent that there is no imminent and substantial endangerment to any Person or the environment as a result of such Release or threatened Release and its obligation to do so is being contested in good faith and by proper proceedings provided appropriate reserves are being maintained with respect to such conditions or circumstances.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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lxxiii.Each Borrower shall establish and maintain, and cause each of its Subsidiaries and, if applicable, take commercially reasonable efforts to cause, all lessees and other Persons operating or occupying its properties to establish and maintain, a system to assure and monitor continued compliance in all material respects of such Persons’ operations and businesses with all Environmental Laws and Environmental Permits, which system shall include periodic reviews of such compliance.
lxxiv.In the event that either Borrower or any Subsidiary (A) obtains, gives or receives written notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at any such Person’s or any of its Subsidiaries’ Property or any of its customer’s Property caused by any such Person or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect (any such event being hereinafter referred to as a “Hazardous Discharge”) or (B) receives any written notice of an Environmental Action with regard to Remedial Action of environmental conditions at any such Person’s or any of its Subsidiaries’ Property, or written notice of an Environmental Action with regard to any Hazardous Discharge or violation of Environmental Laws or Environmental Permits affecting any such Person’s or any of its Subsidiaries’ Property or any Person’s interest therein, that with respect to any of the foregoing could reasonably be expected to result in a Material Adverse Effect (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Governmental Authority responsible in whole or in part for environmental matters in the state in which the such Property is located, the United States Environmental Protection Agency, the federal Bureau of Ocean Energy Management or the federal Bureau of Safety and Environmental Enforcement (any such Person, hereinafter, the “Authority”), or any other Person, then the Borrower Representative shall, as soon as practicable after any Responsible Officer becomes aware of such notification (and, in any event, within five (5) Business Days), give written notice of the same to the Administrative Agent, detailing facts and circumstances (to the extent that such is non-privileged) of which any such Person or any of its Subsidiaries is aware of giving rise to the Hazardous Discharge or Environmental Complaint. Such notice is not intended to create, nor shall it create, any obligation upon the Administrative Agent or any Lender with respect thereto.
lxxv.Each of the Borrowers and their Subsidiaries shall promptly forward to the Administrative Agent copies of any written notice of an Environmental Action from any Governmental Authority relating to potential responsibility with respect to the Remedial Action with respect to Hazardous Materials at any property offsite the property owned, leased, or operated by any such Person or any of its Subsidiaries where such Person or any of its Subsidiaries transported or disposed, or arranged for the transport or disposal, of Hazardous Materials that could reasonably be expected to have a Material Adverse Effect and shall continue to forward to the Administrative Agent copies of written correspondence and other non-privileged documents requested by the Administrative Agent in its sole and absolute discretion until such matter is settled, with no further liability under Environmental Law pending against such Person or any of its Subsidiaries. The Borrower Representative shall promptly forward to the Administrative Agent and the Lenders copies of all written documents and reports concerning a Hazardous Discharge

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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that is reasonably expected to have a Material Adverse Effect at any such Person’s or any of its Subsidiaries’ Property, or any such third party’s properties offsite the properties owned, leased or operated by any Borrower or any of their Subsidiaries where any Borrower or any of their Subsidiaries have transported or disposed, or arranged for the transport or disposal, of Hazardous Materials.
lxxvi.Each of the Borrowers and their Subsidiaries shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all Remedial Actions to the extent required by Environmental Law, Environmental Permit or the Authority; provided, that, none of them shall be required to undertake any such Remedial Action to the extent that there is no imminent and substantial endangerment to any Person or the environment as a result of such Hazardous Discharge or Environmental Complaint or their obligation to do so is being contested in good faith and by proper proceedings. If any of them shall fail to respond promptly to any such Hazardous Discharge or as required by Environmental Law, Environmental Permit or the Authority, which such failure would reasonably be expected to have a Material Adverse Effect, the Administrative Agent on behalf of the Lenders may, but without the obligation to do so, for the sole purpose of protecting the Lenders’ interest in the Collateral, upon written notification to the Borrower Representative, enter onto any such Person’s or any of its Subsidiaries’ Property (or authorize third parties to enter onto any such Person’s or Subsidiaries’ Property) and take such Remedial Actions required by Environmental Law, Environmental Permit or the Authority with respect to any such Hazardous Discharge or Environmental Complaint. All documented costs and expenses incurred by the Administrative Agent and Lenders (or such third parties) in the exercise of any such rights under this Section 5.01(c), including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, shall be paid by the Borrowers within thirty (30) days of written demand by the Administrative Agent, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of the Loan Documents.
lxxvii.In the event there is a Hazardous Discharge or a failure to comply with Environmental Laws or Environmental Permit at any Borrower’s or any of its Subsidiaries’ Property caused by any Loan Party, which in either case is reasonably expected to have a Material Adverse Effect, comply with all written requests for information made by the Administrative Agent with respect to such Hazardous Discharge or failure to comply with Environmental Laws or Environmental Permits. Such information requested may include, at the Borrowers’ expense, an environmental site assessment (including invasive sampling and testing) or environmental compliance audit of any such Person’s or any of its Subsidiaries’ Property caused by any Loan Party, to be prepared by a nationally recognized environmental consulting or engineering firm, to assess such Hazardous Discharge or noncompliance with Environmental Laws or Environmental Permits; provided, however, that any environmental site assessment, environmental compliance audit or similar report acceptable to the Authority that is charged to oversee any Remedial Action related to such Hazardous Discharge or failure to comply with Environmental Laws or Environmental Permits shall be deemed

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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acceptable to the Administrative Agent and the Required Lenders in their reasonable discretion.
lxxviii.Each of the Borrowers and their Subsidiaries shall defend and indemnify the Agents and the Lenders and hold the Agents, the Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, expense, claims, costs, monetary sanctions, fines and penalties, including documented out-of-pocket attorney’s fees, suffered or incurred by the Agents or the Lenders under or on account of any Environmental Action, Hazardous Material, Environmental Law or Environmental Permit, including the assertion of any Lien thereunder, including with respect to any Hazardous Discharge or the presence of any Hazardous Materials affecting any such Person’s or any of its Subsidiaries’ Property whether or not the same originates or emerges from any such Person’s or Subsidiary’s Property’s or as a result of any third party’s conduct or operations at any nearby site or location, except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge or presence of Hazardous Materials that is found by a final and non-appealable judgment of a court of competent jurisdiction to have directly and solely been caused by the gross negligence or willful misconduct of such indemnified party under this Section 5.01(c). The Loan Parties’ respective obligations under this Section 5.01(c) exist regardless of whether or not any federal, state or local environmental agency has taken or threatened any action in connection with the presence of any such Hazardous Material or Hazardous Discharge. The Loan Parties’ obligations and the indemnifications hereunder shall survive until a Repayment Event has occurred.
lxxix.Each of the Borrowers and their Subsidiaries shall provide environmental assessments, audits and tests (including invasive sampling and testing) in accordance with the most current version of the American Society of Testing Materials standards upon reasonable request by the Administrative Agent and the Lenders, in connection with any future acquisitions of Oil and Gas Properties or other Properties.
(56)Insurance Matters. Each of the Borrowers and their Subsidiaries shall maintain or cause to be maintained, with financially sound and reputable insurers and at prevailing market rates, business interruption insurance, casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrowers and their Subsidiaries as may customarily be carried or maintained under Prudent Industry Practice, in each case in such amounts (giving effect to self insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be within the minimum and maximum ranges set forth on Schedule 5.01(d). Without limiting the generality of the foregoing, the Borrowers and their Subsidiaries will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name the Term Loan Collateral Agent, on behalf of Secured Parties as an additional insured thereunder as its interests may appear, and (ii) in the

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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case of ”all risk” coverages as set forth in the energy package as described in Part 1 of Schedule 4.01(u), contain a loss payable clause or endorsement, satisfactory in form and substance to the Term Loan Collateral Agent in its reasonable discretion, that names the Term Loan Collateral Agent, on behalf of Secured Parties as the loss payee thereunder and provides for at least thirty days’ prior written notice to the Term Loan Collateral Agent of any modification or cancellation of such policy. To the extent that the Parent or any of its Subsidiaries (other than the Borrowers and their Subsidiaries) receives any insurance proceeds (including any business interruption insurance proceeds) that are attributable to the business or properties of the Borrowers or any Subsidiary of the Borrowers, the Parent agrees to promptly cause 100% of such proceeds to be contributed to the Borrowers.
(57)Maintenance of Existence, Etc. Each of the Borrowers and their Subsidiaries shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence as a corporation, limited liability company or limited partnership, as applicable, its good standing in its jurisdiction of incorporation, formation, organization, or otherwise, as applicable, and, to the extent required under applicable law, its qualification to do business and good standing in each other state or jurisdiction in which it operates a material part of its business; provided, however, that the Borrowers and their Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d).
(58)Visitation Rights; Inspections. The Parent and the Borrowers and their Subsidiaries shall, upon reasonable notice, at any reasonable time and from time to time, permit any of the Agents or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Loan Parties, and to discuss the affairs, finances and accounts of the Loan Parties and any of their respective Subsidiaries with any of their officers or directors and with their independent certified public accountants; provided that so long as no Event of Default shall have occurred and be continuing, unless the Borrower Representative shall have consented thereto, neither the Agents nor the Lenders shall be entitled to more than one visit at the cost of Borrowers to the headquarters of the Loan Parties in any Fiscal Year, provided further that, the Agents and Lenders may make additional visits at their sole cost and expense. Notwithstanding anything set forth in this clause (f) to the contrary, the visitation and inspection rights set forth herein shall not apply to any offshore locations.
(59)Books and Records. Each of the Borrowers and their Subsidiaries shall (i) keep proper books of record and account in which full, true and correct entries will be made, in all material respects, of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (iii) on a reasonably current basis, set up on its books, from its earnings, allowances against doubtful receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this Section 5.01(g) shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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independent certified public accounting firm as shall then be regularly engaged by the Borrowers and their Subsidiaries.
(60)Conduct of Business and Maintenance of Properties, Etc. Each of the Borrowers and their Subsidiaries shall:
lxxx.Maintain and cause all Subsidiaries to maintain all Intellectual Property and any licenses under third-party Intellectual Property, subject to the terms of any such licenses, and take commercially reasonable actions necessary to enforce and protect the validity of any Intellectual Property right or other right included in the Collateral, except, in the case of any such Intellectual Property right, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
lxxxi.Operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.
lxxxii.Maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Oil and Gas Properties and other Properties material to the conduct of its business, including all equipment, machinery and facilities.
lxxxiii.Promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.
lxxxiv.Promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.
lxxxv.Cause each Affiliate of such Loan Party which operates any Loan Party’s or its Subsidiaries’ Oil and Gas Properties to subordinate, pursuant to agreements in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, any operators’ Liens or other Liens in favor of such Affiliate in respect of such Oil and Gas Properties to the Liens in favor of the Term Loan Collateral Agent for the benefit of the Secured Parties.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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lxxxvi.Notwithstanding the foregoing to the contrary, to the extent that the operator of any Property is not a Loan Party or an Affiliate thereof, the Borrowers and their Subsidiaries shall use reasonable efforts to cause the operator to comply with this Section 5.01(h) (other than clauses (i) and (vi) hereof).
(61)Accounts and Letters in Lieu. Each of the Borrowers and their Subsidiaries shall:
lxxxvii.Cause all Revenues and other amounts (including collections) payable to it to be deposited into, or credited to, a revenue account held at an Acceptable Depositary Bank and subject to an Account Control Agreement (the “Revenue Account”); provided that, so long as no Event of Default has occurred and is continuing (or would result therefrom), the Borrowers may cause such amounts to be transferred to any other deposit account subject to an Account Control Agreement.
lxxxviii.Cause the Revenue Account to at all times be maintained at an Acceptable Depositary Bank and the Loan Proceeds Account to at all times be maintained at Beal Bank USA.
lxxxix.Not use any amounts contained in the Loan Proceeds Account or use any Loan proceeds for making any Restricted Payments (other than the Effective Date Parent Debt Repayment) and shall only use such amounts for making the Specified Borrower Loan on the Effective Date and for domestic United States operating expenses of the Borrowers and their Subsidiaries and domestic United States Capital Expenditures permitted under this Agreement. The Borrower Representative will provide written notice to the Administrative Agent contemporaneously with each withdraw from the Loan Proceeds Account, which written notice shall include the Borrower Representative’s certification as to (A) the use of such Cash that is withdrawn and (B) the Borrowers’ compliance with this Section 5.01(i)(iii). This Agreement shall constitute written notice that the Borrower Representative is, on the Effective Date and after the funding of Loan proceeds into the Loan Proceeds Account, withdrawing $50,000,000 from the Loan Proceeds Account and depositing such funds into the Revenue Account, and the Borrower Representative hereby certifies that such Cash will be used for purposes described in, and in compliance with, this Section 5.01(i)(iii).
xc.Upon the Administrative Agent’s request, in the Administrative Agent’s sole and absolute discretion, execute and deliver, and shall use all commercially reasonable efforts to cause any third party purchaser of production or payor of Revenues to the Borrowers or any Subsidiary to execute and deliver, a letter in lieu, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such purchaser or payor will be instructed to, and will agree to, make all such payments to the Borrowers or such Subsidiary into the Revenue Account. In addition, to the extent the Revenue Account changes at any time, the Borrowers shall, without the need for the Administrative Agent to make any request therefor, cause amendments or replacements of all previously executed letters in lieu to be executed by all applicable parties and

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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delivered to the Administrative Agent to reflect the updated Revenue Account information.
(62)Performance of Material Contractual Obligations. Each of the Borrowers and their Subsidiaries shall (i) (x) perform its Contractual Obligations under and observe all the terms and provisions of each Material Contract to be performed or observed by it, and (y) maintain each such Material Contract in full force and effect, and enforce each such Material Contract in accordance with its terms in all material respects unless, in each case, such Material Contract has expired in accordance with its terms in the ordinary course (and not related to any default thereunder) and (ii) without limiting the generality of the foregoing, replace, or cause to be replaced (or put into place alternative arrangements (including contracts) satisfactory to the Required Lenders in their sole and absolute discretion with respect to), any Material Contract that has expired in accordance with its terms in the ordinary course (and related to any default thereunder) to the extent such replacement (or such alternative arrangement satisfactory to the Required Lenders in their sole and absolute discretion) is necessary or advisable in accordance with Prudent Industry Practices.
(63)Separateness. Each of the Borrowers and their Subsidiaries shall (i) obtain, and cause each of their respective Subsidiaries to obtain, proper authorization or ratify prior actions from member(s) or director(s), as applicable, as required by its limited liability company agreement or bylaws for all of its limited liability company or corporate actions pertaining to the Loan Documents and (ii) comply, and cause each of their respective Subsidiaries to comply, with the terms of its certificate of incorporation or formation and by-laws or limited liability company agreement (or similar constituent documents).
(64)Additional Collateral and Additional Guarantors.
xci.In the event that any Person becomes a Subsidiary of any Borrower after the Effective Date, such Borrower shall cause such Person to (A) concurrently with such Person becoming a Subsidiary, become party to the Term Loan Security Agreement as a guarantor and grantor thereunder by executing and delivering to Administrative Agent and Term Loan Collateral Agent a joinder agreement in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, and (B) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.01(a)(iii), (iv), (v), (vii), (viii), (ix) and (xiii). With respect to each such Subsidiary, the Borrower Representative shall promptly send to Administrative Agent written notice setting forth with respect to such Person (A) the date on which such Person became a Subsidiary of any Borrower, and (B) all of the data required to be set forth in Schedules 4.01(b) and 4.01(c) with respect to all Loan Parties; provided, such written notice shall be deemed to supplement Schedules 4.01(b) and 4.01(c) for all purposes hereof.
xcii.In the event that any Person becomes an Intermediate Parent Entity after the Effective Date, Parent shall cause such Person to concurrently with such Person becoming a Subsidiary of Parent, become party to the Contingent Parent Guarantee

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Agreement as a guarantor thereunder by executing and delivering to Administrative Agent and Term Loan Collateral Agent a joinder agreement in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion. With respect to each such Subsidiary, the Borrower Representative shall promptly send to Administrative Agent written notice setting forth with respect to such Person the date on which such Person became a Subsidiary of Parent. From the Effective Date until the occurrence of a Parent Guarantee Trigger Event, all signature pages to the Contingent Parent Guarantee Agreement shall be deemed to be held in escrow by the Administrative Agent and, upon the occurrence of a Parent Guarantee Trigger Event, all such signature pages shall be deemed to be automatically released from escrow and the Contingent Parent Guarantee Agreement shall automatically become an effective and binding agreement, enforceable against each Intermediate Parent Entity party thereto.
xciii.In the event that any of the Borrowers or Subsidiary Guarantors directly owns or acquires Equity Interests in any other Subsidiary, such Person shall, within five (5) days of such ownership or acquisition of such Equity Interests, cause such Person to take all such actions to cause such Equity Interest to be certificated and to grant a security interest in all such Equity Interests in favor of the Term Loan Collateral Agent as required pursuant to the terms of the Term Loan Collateral Documents or as otherwise requested by the Term Loan Collateral Agent.
xciv.In the event that any of the Borrowers or Subsidiary Guarantors acquires any additional Oil and Gas Properties, or it is determined that the Mortgaged Properties do not constitute all of the Oil and Gas Properties owned by the Borrowers and Subsidiary Guarantors, then the applicable Borrower or Subsidiary Guarantor shall take such actions as are necessary or requested by the Term Loan Collateral Agent to, grant, within thirty (30) days of the acquisition or determination thereof, as applicable, to the Term Loan Collateral Agent as security for the Obligations a first-priority Lien interest on such additional Oil and Gas Properties. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, mortgages, security agreements and financing statements or other Term Loan Collateral Documents, all in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.
xcv.Notwithstanding any provision in any of the Loan Documents to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Loan Party included in the Collateral and no Building or Manufactured (Mobile) Home shall be encumbered by any Term Loan Collateral Document; provided, that (A) the applicable Loan Party’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall be included in the Collateral and shall be encumbered by the Term Loan Collateral Documents and (B) the Borrowers shall not, and shall not permit any of their Subsidiaries

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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to, permit to exist any Lien on any Building or Manufactured (Mobile) Home except Permitted Liens.
(65)Reserve Reports; Engineering Information.
xcvi.On or before March 15th, June 15th, September 15th and December 15th of each year, commencing December 15th, 2020, the Borrower Representative shall furnish to the Administrative Agent and the Lenders all requested internal engineering and production information evaluating the Oil and Gas Properties of the Borrowers and their Subsidiaries as of the immediately preceding December 31st, March 31st, June 30th or September 30th, as applicable.
xcvii.Such information shall be used by the Administrative Agent to commission a Reserve Report by an Approved Independent Engineer or to roll forward a Reserve Report previously prepared by an Approved Independent Engineer. Each Reserve Report as of December 31st of each year, commencing with the December 31, 2021 Reserve Report will be prepared by one or more Approved Independent Engineers that have completed an independent engineering evaluation of the reserves attributable to the Loan Parties’ Oil and Gas Properties, and shall be prepared at the Borrowers’ expense.
xcviii.At any time, the Administrative Agent may commission an additional Reserve Report by the Approved Independent Engineer, provided that, except as set forth in the foregoing clause (ii) or unless an Event of Default exists, such Reserve Report shall be at the Lenders’ expense.
xcix.The Borrowers agree at all times to cooperate with and provide such information requested by the Approved Independent Engineer.
c.The Borrower Representative may request, no more than one (1) time during any 12-month period, to have the Administrative Agent commission (at the Borrowers’ expense) an additional Reserve Report prepared by one or more Approved Independent Engineers, but only if, in connection with such request, the Borrowers or their Subsidiaries shall have acquired any new producing wells or production has come online at a well since the most recently delivered or prepared Reserve Report.
ci.With the delivery such information specified in the foregoing clause (i), the Borrower Representative shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that in all material respects: (A) the information delivered in connection therewith is true and correct (other than forecasted or forward-looking information), (B) the Loan Parties own good and defensible title to the Oil and Gas Properties evaluated in such engineering information and such Properties are free of all Liens except for Permitted Liens, (C) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 4.01(ff) with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require any Loan Party to

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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deliver Hydrocarbons either generally or produced from such Oil and Gas Properties constituting Proved Reserves at some future time without then or thereafter receiving full payment therefor, (D) none of the Oil and Gas Properties to be evaluated in such Reserve Report have been disposed of since the date of the last certificate delivered pursuant to this Section 5.01(m)(iii), except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties disposed of and in such detail as required by the Administrative Agent in its reasonable discretion, and (E) certifying that 100% of the Borrowers’ and their Subsidiaries Oil and Gas Properties (other than Oil and Gas Properties owned by the Excluded JV for so long as the Excluded JV is not a Subsidiary Guarantor) are Mortgaged Properties, other than Oil and Gas Properties disclosed on a schedule attached thereto, together with a certification that such Oil and Gas Properties will become Mortgaged Properties in accordance with Section 5.01(l)(iv).
(66)Title Information.
cii.On or before the delivery to the Administrative Agent and the Lenders of engineering information required by Section 5.01(m), the Borrower Representative will deliver title information in form and substance acceptable to the Administrative Agent in its reasonable discretion covering the Oil and Gas Properties of the Borrowers and their Subsidiaries (other than the Excluded JV, for so long as the Excluded JV is not a Subsidiary Guarantor) evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, title information in respect of the Oil and Gas Properties of the Borrowers and their Subsidiaries as is satisfactory to the Administrative Agent in its reasonable discretion.
ciii.If the Borrower Representative has provided title information for additional Oil and Gas Properties under Section 5.01(n)(i), and the Administrative Agent notifies the Borrower Representative that title defects or exceptions exist with respect to such additional Oil and Gas Properties or that the Administrative Agent is otherwise not satisfied with the status of title, such event shall not, by itself be a Default, but the Borrowers shall, within 30 days after notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Oil and Gas Properties, either (A) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not Permitted Liens raised by such information or (B) if the Borrowers are unable to cure any title defect requested by the Administrative Agent or the Lenders within such 30-day period, make a (1) voluntary prepayment of the Loans in an amount equal to the value of the relevant Oil and Gas Properties as set forth in the most recently delivered Reserve Report and (2) such Oil and Gas Property shall be excluded from any determination of Total PDP PV-10 until evidence of title satisfactory to the Administrative Agent in its sole and absolute discretion is delivered with respect to such Oil and Gas Property.
(67)Further Assurances.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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civ.Promptly upon the written request by any Agent, or any Lender through the Administrative Agent, the Borrowers and their Subsidiaries shall execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, landlord waivers, estoppel and consent agreements of lessors, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments and amendments, modifications or supplements to any of the foregoing, in each case, as any Agent, or any Lender through the Administrative Agent, may require in its reasonable discretion from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Term Loan Collateral Documents and (iii) perfect and maintain the validity, effectiveness and priority of any of the Term Loan Collateral Documents and any of the Liens intended to be created thereunder.
cv.Each Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property or other Collateral without the signature of any Borrower or Subsidiary Guarantor where permitted by law. A carbon, photographic or other reproduction of the Term Loan Collateral Documents or any financing statement covering the Mortgaged Property, other Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
(68)Post-Closing Obligations.
cvi.No later than 30 days following the Effective Date (or such later date as the Administrative Agent may agree in its sole and absolute discretion), the Borrowers shall cause Parent to (and Parent hereby agrees to) enter into a subordination agreement with the Administrative Agent in respect of the Specified Parent Debt, which subordination agreement shall be satisfactory to the Administrative Agent in its sole and absolute discretion.
cvii.No later than 30 days following the Effective Date (or such later date as the Administrative Agent may agree in its sole and absolute discretion), the Borrowers shall have delivered (A) title opinions acceptable to the Administrative Agent, (B) Mortgages, (C) a Texas law mortgage legal opinion and (D) such other documents as the Administrative Agent may request, in each case covering the properties referred to by the Borrowers as the Don Larsen properties, and, in the case of the foregoing clause (A) only, the properties referred to by the Borrowers as the Sargent properties.
cviii.No later than 10 Business Days following the Effective Date (or such later date as the Administrative Agent may agree in its sole and absolute discretion), the Borrowers shall have delivered to the Administrative Agent Mortgages, such that the Term Loan Collateral Agent is satisfied in its sole and absolute discretion that such

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Mortgages will (upon filing or recording in the appropriate jurisdictions) create and perfect the first priority Lien in all of the Specified Post Closing Properties.
cix.Promptly, but in no event later than 30 days following the Effective Date (or such later date as the Administrative Agent may agree in its sole and absolute discretion), the Loan Parties shall either (A) deliver to each relevant insurer of the Loan Parties an executed copy of an insurance payment instruction letter naming the Term Loan Collateral Agent as payee under the insurance policies set forth on Part 1 of Schedule 4.01(u), substantially in the form of Exhibit G hereto or (B) deliver to the Term Loan Collateral Agent and as a loss payee with respect to the insurance policies set forth on “all risk” coverages as set forth in the energy package as described in Part 1 of Schedule 4.01(u), an endorsement each such party naming the Term Loan Collateral Agent as loss payee as it relates to all Collateral and any other loss payee named therein as loss payee solely with respect to the collateral that such Person receives the benefit of (and clearly identified as not being loss payee with respect to the Collateral).
cx.Not later than 30 days following the Effective Date (or such later date as the Administrative Agent may agree in its sole and absolute discretion), GOM Operations shall have opened a new deposit account at Beal Bank USA and shall have caused it to become subject to the Beal Fully Blocked DACA.
Section g..Negative Covenants
. Until the Repayment Event has occurred, the applicable parties referred to below shall comply with each of the following covenants:
(69)Liens, Etc. No Borrower or any Subsidiary of any Borrower shall create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or, or to its knowledge, suffer to exist, or permit any of its Subsidiaries to sign or file or to their knowledge suffer to exist, under the UCC of any jurisdiction, a financing statement that names such Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:
cxi.Liens created under the Term Loan Collateral Documents; provided that such Liens only secure Debt permitted under Section 5.02(b)(i);
cxii.Excepted Liens;
cxiii.purchase money Liens upon or in real property or equipment acquired or held by the Borrowers or any of their Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iii) shall not exceed the amount permitted under Section 5.02(b)(iii) at any time outstanding;
cxiv.Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
cxv.Liens arising from precautionary UCC financing statements regarding, and any interest or title of a licensor, lessor or sublessor under, any operating lease;
cxvi.pledges or deposits of Cash or Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business;
cxvii.in connection with any Debt permitted under Section 5.02(b)(x), Liens solely on the proceeds received or to be received by any Loan Party in connection with the termination of any insurance policy financed by such Debt; and
cxviii.other Liens incident to the ordinary course of business that are not incurred in connection with the incurrence of any Debt in respect of an aggregate amount of obligations with a value not to exceed $1,000,000 at any one time outstanding.
(70)Debt. No Borrower or any Subsidiary of any Borrower shall create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:
cxix.Debt under the Loan Documents;
cxx.Debt in respect of unsecured guarantees of Permitted Guaranteed Facilities; provided that if the aggregate principal amount of drawn loans under any Permitted Guaranteed Facilities increases after the Effective Date and, after giving effect to such increase, the aggregate principal amount of drawn loans under such Permitted Guaranteed Facilities exceeds $[***], the Loans shall be prepaid in accordance with and to the extent required by Section 2.04(b)(v);
cxxi.Debt secured by Liens permitted by Section 5.02(a)(iii); provided that Debt permitted to be incurred pursuant to this Section 5.02(b)(iii) shall not exceed in the aggregate, $5,000,000 at any time outstanding;

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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cxxii.Debt owed to any Loan Party (other than Parent or any Parent Intermediate Entity that becomes a Guarantor), including the Specified Borrower Loan, which Debt shall (x) constitute Pledged Debt, (y) be on terms acceptable to the Administrative Agent in its sole and absolute discretion and (z) be otherwise permitted under Section 5.02(f);
cxxiii.to the extent constituting Debt, (A) Debt in respect of performance bonds, workers’ compensation claims, unemployment insurance, employee compensation and benefits, bid bonds, appeal bonds, surety bonds, completion guarantees, indemnification obligations, obligations to pay insurance premiums, take or pay obligations, completion guarantees and similar obligations incurred in the ordinary course of business and not securing Debt for Borrowed Money and (B) letters of credit, bonds or similar instruments collateralized in full by amounts permitted under, and to the extent secured by a Lien described in, clause (d) of the definition of Excepted Liens;
cxxiv.non-current pay, non-amortizing, unsecured debt with a maturity date beyond the Maturity Date of the Loans, which is, subject to Section 5.01(p)(i), subordinated in right of payment in full to the Obligations, subject to execution by such junior debt lenders of a subordination agreement in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion;
cxxv.Guaranteed Debt of the Borrowers or any Subsidiary in respect of any Debt of the Borrowers or any Subsidiary otherwise permitted to be incurred under this Section 5.02(b);
cxxvi.Debt under company debit cards, stored value cards, commercial cards or cash management services incurred in the ordinary course of business in an amount not to exceed $1,000,000 in the aggregate at any time outstanding;
cxxvii.Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Debt (i) does not exceed $100,000 at any time outstanding or (ii) is extinguished within 10 Business Days of receipt of notice from the applicable financial institution of such occurrence;
cxxviii.Debt in respect of the financing of insurance premiums incurred in the ordinary course of business;
cxxix.Debt arising under Hedge Agreements permitted pursuant to Section 5.02(l);
cxxx.Specified Parent Debt; and
cxxxi.unsecured Debt incurred in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any one time outstanding.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(71)Change in Nature of Business. Foreign Subsidiaries. No Borrower or any Subsidiary of any Borrower shall make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on as of the date hereof. Neither Borrower nor any Subsidiary of any Borrower may cause its jurisdiction of organization to be anything other than a State of the United States of America and neither Borrower nor any Subsidiary of any Borrower may acquire or form any Subsidiary organized in a jurisdiction that is not a State of the United States of America.
(72)Mergers, Etc. No Borrower or any Subsidiary of any Borrower shall:
cxxxii.Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so; provided that any Subsidiary of any Borrower may merge into or consolidate with any other Subsidiary of any Borrower; provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of a Borrower; provided that, in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor.
cxxxiii.Change its legal form, liquidate or dissolve or enter into any Division.
cxxxiv.Except as permitted by Section 5.02(d)(i) above, make or permit any change in the upstream ownership of any Guarantor that is a Subsidiary of GOM Operations without the prior written consent of the Administrative Agent, such consent to be given or withheld in the Administrative Agent’s sole and absolute discretion.
(73)Sales, Etc. of Assets. Without the prior written consent of the Required Lenders, which consent may be granted or withheld in each Required Lender’s sole and absolute discretion, no Borrower or any Subsidiary of any Borrower shall sell, lease, license, transfer or otherwise dispose of, or permit any Subsidiary Guarantor to sell, lease, license, transfer or otherwise dispose of (including by way of Division), any assets, or grant any option or other right to purchase, lease or otherwise acquire, or permit any Subsidiary Guarantor to grant any option or other right to purchase, lease, license or otherwise acquire, any assets, except:
cxxxv.sales of Hydrocarbons in the ordinary course of such Person’s business;
cxxxvi.sales, transfers or other dispositions in the ordinary course of its business of Property that is surplus, obsolete, defective, worn-out, damaged, or that individually or in the aggregate is not reasonably necessary for the continued operation of any Loan Party, which, in the case of any such individual sale, transfer or disposition (or series of related sales, transfers or dispositions) exceeding $2,000,000 in value, shall be so certified by a Responsible Officer of the Borrower Representative and consented to by the Administrative Agent in its reasonable discretion; provided, that, during the term of this Agreement, no more than $6,000,000 of Property may be sold, transferred or otherwise disposed of in reliance on this Section 5.02(e)(ii) without the consent of the Administrative Agent in its reasonable discretion;

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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cxxxvii.the liquidation, sale or use of Cash and Cash Equivalents;
cxxxviii.to the extent constituting Asset Sales, mergers permitted by Section 5.02(d), Investments permitted by Section 5.02(f) and Restricted Payments permitted by Section 5.02(g);
cxxxix.sales, transfers or other dispositions of assets among the Borrowers and Subsidiary Guarantors (so long as all such properties remain subject to the Liens of the Term Loan Collateral Documents);
cxl.sales, transfers or other dispositions of assets (other than Oil and Gas Properties constituting Proved Reserves), so long as such assets are exchanged for like-kind (replacement) assets or the proceeds of such sales, transfers or other dispositions are applied contemporaneously to acquire like-kind (replacement) property (which, in each case, will become Collateral); (provided that, in the case of any such sale, transfer or disposition of any Mortgaged Properties, the Borrower Representative shall deliver at least seven (7) Business Days’ prior written notice of such transaction to the Administrative Agent, together with such detailed information as the Administrative Agent shall request in its reasonable discretion);
cxli.(A) the abandonment or lapse of intellectual property and (B) any transfer of Intellectual Property, in each case, which, does not materially impair, or which is not material to, the operation of the business of the Borrowers and their Subsidiaries;
cxlii.farmouts of unproven and undeveloped acreage (including, to the extent unproven and undeveloped, acreage that is the subject of the [***] Trade) and assignments and customary joint operating agreements in connection with such farmouts (provided that, the Borrower Representative shall deliver at least seven (7) Business Days’ prior written notice of such transaction to the Administrative Agent, together with such detailed information as the Administrative Agent shall request in its reasonable discretion);
cxliii.transfers of Property resulting from a Casualty Event or an Event of Eminent Domain;
cxliv.the termination, surrender or release of leases and subleases (other than Hydrocarbon Interests), in each case in the ordinary course of business to the extent the Borrower Representative determines in good faith, and the Administrative Agent is satisfied in its reasonable discretion, that such leases or subleases are not economic or the Borrowers have no right to extend or renew such lease or sublease;
cxlv.sales, transfers and other dispositions of Oil and Gas Properties the sale or other disposition of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided that (1) 100% of the consideration received in respect of such sale or other disposition shall be cash, (2) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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value of the Oil and Gas Property, interest therein or Subsidiary subject of such sale or other disposition, as reasonably determined by the Borrower Representative and reasonably agreed to by the Administrative Agent and, if requested by the Administrative Agent, the Borrower Representative shall deliver a certificate of a Responsible Officer of the Borrower Representative certifying to that effect, (3) if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Subsidiary, (4) the Borrowers shall comply with their obligations under Section 2.04(b)(iv), (5) no Default or Event of Default shall have occurred and be continuing or result therefrom, (6) the Borrower Representative shall deliver at least seven (7) Business Days’ prior written notice of such transaction to the Administrative Agent, together with such detailed information as the Administrative Agent shall request in its sole and absolute discretion, (7) the aggregate consideration in respect of sales of Oil and Gas Properties constituting Proved Reserves shall not exceed $10,000,000 in any Fiscal Year, (8) the aggregate amount of unproven acreage sold during the term of this Agreement under this Section 5.02(e)(xi) shall not exceed 20% (measured as a percentage of number of OCS blocks) of the unproven acreage owned by the Borrowers and their Subsidiaries as of the Effective Date, and (9) the Borrower Representative shall have delivered to the Administrative Agent a certificate that the foregoing requirements have been satisfied (or will be satisfied in the case of the obligation pursuant to Section 2.04(b)(iv)), attaching the material documentation related to such disposition and such other documentation as the Administrative Agent shall request in its sole and absolute discretion; and
cxlvi.the termination or unwinding of any Hedge Agreement;
Notwithstanding anything to the contrary in this Section 5.02(e), in no event shall the Borrowers or any Subsidiary (A) enter into any “DrillCo” transaction or similar transaction where the Borrowers or any Subsidiary conveys any Oil and Gas Property to any Person in exchange for the funding of any drilling or development costs or (B) dispose of, issue or carve out any overriding royalty interest or other royalty interest from any of its Oil and Gas Properties.
(74)Investments in Other Persons. No Borrower or any Subsidiary of any Borrower shall make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:
cxlvii.Investments by and among the Borrowers and Subsidiary Guarantors;
cxlviii.Investments by the Borrowers and their Subsidiaries in (A) Cash and Cash Equivalents, (B) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal and interest on which are fully guaranteed by the United States of America and (C) certificates of deposit fully insured by the Federal Deposit Insurance Corporation in national, state or foreign commercial banks whose outstanding long term debt is rated at least A or the equivalent by S&P or Moody’s;

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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cxlix.to the extent constituting Investments, Investments in contracts and agreements (including, without limitation, Hedge Agreements), including prepaid deposits and expenses thereunder, to the extent permitted under the Loan Documents;
cl.Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;
cli.loans and advances to officers, directors and employees of any Borrower or any Subsidiary for reasonable and customary business related travel expenses, moving expenses and similar expenses incurred in the ordinary course of business of such Borrower or Subsidiary in an aggregate principal amount at any time outstanding not exceeding $500,000;
clii.Investments by any Borrower or its Subsidiary in the Excluded JV in an aggregate principal amount during the term of this Agreement not exceeding $500,000; and
cliii.so long as no Default has occurred and is then continuing at the time of making such Investment, Investments with Distributable Cash.
Notwithstanding anything to the contrary in this Section 5.02(f), Parent hereby agrees, that, except for projects permitted under Section 5.02(w), (x) all Investments made by Parent or any Subsidiary with respect to any Gulf of Mexico projects, properties or businesses, and (y) all acquisitions (including entering into a lease for) of any Oil and Gas Properties located in the Gulf of Mexico will, in each case, be made by a Borrower or a Subsidiary Guarantor and not by any other Subsidiary of Parent.
(75)Restricted Payments. No Borrower or any Subsidiary of any Borrower shall declare or pay any dividends, purchase, redeem, retire, defease, repay or otherwise acquire for value any of its Equity Interests or Debt issued to any direct or indirect parent entity of any Borrower (including any principal or interest payment in respect of Specified Parent Debt), now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in any Borrower (each a “Restricted Payment”); except that:
cliv.any Subsidiary Guarantor or Borrower may make Restricted Payments to any Borrower or any other Subsidiary Guarantor; provided that no Restricted Payments under this clause (i) may be made with proceeds contained in the Loan Proceeds Account or with Loan proceeds;
clv.[reserved];

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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clvi.the Borrowers and their Subsidiaries may make Restricted Payments in the form of Equity Interests that do not constitute Disqualified Equity Interests;
clvii.Holdings may make a cash principal repayment to Parent in respect of the Specified Parent Debt on the Effective Date using the proceeds from the Specified Borrower Loan and other cash on hand in an amount not to exceed $100,000,000 (the “Effective Date Parent Debt Repayment”);
clviii.in addition to the cash distribution permitted under clause (iv) above, during the period from the Effective Date through and including December 31, 2020, the Borrowers may make cash distributions from the Revenue Account, in an aggregate amount not to exceed the lesser of (A) $50,000,000 and (B) the aggregate amount of Revenues received by the Borrowers and their Subsidiaries during such period; provided, that, (1) contemporaneously with the making of any such Restricted Payment, the Borrower Representative shall deliver notice thereof to the Administrative Agent specifying and certifying to (x) the amount of such Restricted Payment and (y) the aggregate amount of Revenues received by the Borrowers and their Subsidiaries during the period between the Effective Date and the date of such Restricted Payment (which certificate shall include such supporting information and documentation as the Administrative Agent shall request) and (2) no Restricted Payments under this clause (v) may be made with proceeds contained in the Loan Proceeds Account or with Loan proceeds; and
clix.in addition to the cash distributions permitted in the clauses above, the Borrowers may make Restricted Payments with Distributable Cash from and after the delivery of the Excess Cash and Distributable Cash Certificate pursuant to Section 5.03(j) with respect to the Fiscal Quarter ending December 31, 2020; provided, that, for the avoidance of doubt, no Restricted Payments under this Section 5.02(g)(vi) may be made with funds contained in the Loan Proceeds Account or with Loan proceeds.
(76)Amendments of Constitutive Documents. No Borrower or any Subsidiary of any Borrower shall amend, or permit any of its Subsidiaries to amend, its bylaws, limited liability company agreement, limited partnership agreement or other constitutive documents, other than amendments in respect of the constitutive documents of such Person in a manner that could reasonably be expected to have an adverse effect on the rights of the Lenders (it being understood that GOM Management each hereby agrees to be bound by the covenant set forth in this Section 5.02(h)); provided that any amendment that removes provisions opting into Article 8 of the UCC shall be deemed to have an adverse effect on the rights of the Lenders.
(77)Accounting Changes. No Borrower or any Subsidiary of any Borrower shall make or permit, or permit any of its Subsidiaries to make or permit, and Parent shall not permit, any change in (i) accounting policies or reporting practices, except, with prior written notice to the Administrative Agent, as permitted or required by GAAP, or (ii) Fiscal Year.
(78)Prepayments, Etc., of Debt. No Borrower or any Subsidiary of any Borrower shall voluntarily repay, redeem, purchase, defease or otherwise satisfy prior to the

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt that is expressly subordinated to the Obligations hereunder, or that is secured and the Liens securing such Debt rank behind the Liens created by the Term Loan Collateral Documents, or that consists of Permitted Guaranteed Facilities, in each case, except scheduled payments of interest as and when due.
(79)Partnerships; Formation of Subsidiaries, Etc.
clx.No Borrower or any Subsidiary of any Borrower shall become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so (other than in the Excluded JV);
clxi.No Borrower or any Subsidiary of any Borrower shall acquire, form or organize or permit any Subsidiary to acquire, form or organize any new Subsidiary; provided that the Borrowers or any Subsidiary Guarantor may acquire, form or organize one or more new Subsidiaries so long as such new Subsidiary shall (I) be wholly-owned by such Loan Party, (II) have no Debt (other than Debt permitted under Section 5.02(b)) and (III) take all actions required pursuant to Section 5.01(l), including to become a Guarantor, and all of the Equity Interests issued by such new Subsidiary and all of such new Subsidiary’s Property (including 100% of the Oil and Gas Properties owned by such Subsidiary) shall be pledged to the Term Loan Collateral Agent for the benefit of the Secured Parties in accordance with this Agreement and the Term Loan Collateral Documents; or
clxii.Parent shall not acquire, form or organize or permit any Subsidiary of Parent to acquire, form or organize any new Intermediate Parent Entity unless such new Subsidiary of Parent shall take all actions required pursuant to Section 5.01(l).
(80)Hedge Agreements. No Borrower or any Subsidiary of any Borrower shall enter into, or permit any Subsidiary to enter into, any hedging activity or Hedge Agreement, except (i) Hedge Agreements in existence as of the Effective Date and listed on Schedule 4.01(s) so long as none of the terms thereof are modified after the Effective Date, and (ii) Hedge Agreements entered into after the Effective Date in respect of commodities entered into not for speculative purposes and for market prices at the time entered into, the notional volumes for which (when aggregated with other commodity Hedge Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Hedge Agreements) do not exceed, as of the date such Hedge Agreement is entered into (and for each month during the period during which such Hedge Agreement is in effect), 50% of the reasonably anticipated production of crude oil, natural gas, and natural gas liquids and condensate, in each case, as such production is projected from the Borrowers’ and their Subsidiaries’ Proved Developed Producing Reserves as set forth on the most recent Reserve Report delivered or prepared pursuant to the terms of this Agreement; provided, however, that such Hedge Agreements shall not, in any case, have a tenor of longer than 24 months from any date of determination. It is understood that Hedge Agreements in respect of commodities which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof, shall not be aggregated together when calculating the foregoing limitations on notional volumes.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(81)Capital Expenditures. No Borrower or any Subsidiary of any Borrower shall make, or permit any of its Subsidiaries to make any Capital Expenditures or acquire any interest in any additional Oil and Gas Properties, other than:
clxiii.any Maintenance Capital Expenditures;
clxiv.any Growth Capital Expenditures in connection with the Oil and Gas Properties listed on Schedule 5.02(m); or
clxv.any Growth Capital Expenditures or acquisitions of Oil and Gas Properties to the extent funded with Distributable Cash.
(82)Amendment, Etc., of Material Contracts.
clxvi.No Borrower or any Subsidiary of any Borrower shall cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification, waiver or change of any term or condition of any Material Contract, or permit any of its Subsidiaries to do any of the foregoing, unless (x) such cancellation, termination, amendment, modification, waiver or change could not reasonably be expected to have a Material Adverse Effect, (y) such Material Contract has been replaced as set forth in Section 6.01(m), or (z) such Material Contract has expired in accordance with its terms in the ordinary course (and not related to any default thereunder).
clxvii.Neither Parent, nor any Borrower nor any Subsidiary of any Borrower shall enter into any material amendment, modification, waiver, consent or other modification to the Permitted Guaranteed Facilities (or permit any Subsidiary to enter into any amendment, modification, waiver, consent or other modification to the Permitted Guaranteed Facilities) without the consent of the Required Lenders, other than effectuate a refinancing thereof as described in clause (c) of the definition of “Permitted Guaranteed Facilities” or any amendment to any Permitted Guaranteed Facility if such Permitted Guaranteed Facility, as so amended, would have been permitted as a refinancing thereof as described in such clause (c) of the definition of “Permitted Guaranteed Facilities.
(83)Use of Proceeds. Neither Parent, any Borrower or any Subsidiary of Parent or any Borrower shall request any Borrowing or use, or permit any of its Subsidiaries and its and their respective directors, officers, employees and agents to use, the proceeds of any Borrowing, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of, with, or for the benefit of any Sanctioned Person or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions and Export Control Laws, or (c) in any manner that would result in the violation of any Sanctions and Export Control Laws applicable to any party hereto.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(84)Burdensome Restrictions. No Borrower or any Subsidiary of any Borrower shall enter into, incur or permit to exist (nor permit any Subsidiary to enter into, incur or permit to exist) any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Person or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Borrower or any other Subsidiary Guarantor or to guarantee Debt of any Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any applicable law or by any Permitted Guaranteed Facility as in effect on the Effective Date, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 5.02(p) (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.
(85)Transactions With Affiliates. No Borrower or any Subsidiary of any Borrower shall sell, lease or otherwise transfer (nor permit any Subsidiary to sell, lease or otherwise transfer) any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions that (A) are in the ordinary course of business and (B) are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) transactions between or among the Loan Parties (other than Parent or any Intermediate Parent Entity that becomes a Guarantor) not involving any other Affiliate, (iii) any Investment permitted by Section 5.02(f)(i), (iv) any Debt permitted under Section 5.02(b)(iv), (v) any Restricted Payment permitted by Section 5.02(g), (vi) loans or advances to employees permitted under Section 5.02(f)(v), and (vii) any expense reimbursements made by any Borrower or any Subsidiary of a Borrower to a Subsidiary of Parent (that is not a Borrower or a Subsidiary of a Borrower) pursuant to a technical services agreement or similar agreement (a “Services Agreement”), solely to the extent that, in the case of this clause (vii), (A) the Borrowers shall have delivered a true and correct copy of such Services Agreement to the Administrative Agent, and (B) the Borrowers and their Subsidiaries shall at no time and in no event be obligated to pay any expenses thereunder that are in excess of their proportionate share of such expenses based on the services actually received from such Subsidiary of Parent (and, if requested by the Administrative Agent, the Borrowers shall deliver such supporting documentation or information demonstrating that the expenses so paid or reimbursed are proportionate to the services and benefits received by the Borrowers and their Subsidiaries).

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(86)Accounts. No Borrower or any Subsidiary of any Borrower shall open or maintain any deposit accounts, securities accounts, or commodity accounts unless concurrently therewith, the Administrative Agent shall have received an Account Control Agreement with respect thereto, executed by the applicable Borrower or Subsidiary and the institution at which the applicable account is maintained (unless such account is an Excluded Account).
(87)Maximum G&A. Commencing with the four-Fiscal Quarter Period ending on September 30, 2021, the Borrowers shall not permit the aggregate amount of G&A to exceed the G&A Cap during any period of four consecutive Fiscal Quarters.
(88)Settlements. No Borrower or any Subsidiary of any Borrower shall enter into any settlement agreement in connection with any litigation or proceeding which, together with any other settlement agreements entered into by any of the Borrowers or any of their Subsidiaries since the Effective Date, results in payment obligations or liability of the Borrowers and their Subsidiaries in excess of $10,000,000 in the aggregate since the Effective Date, unless such payment obligations or liability are fully covered by insurance policies (excluding any deductibles required to be paid under such insurance policies or self-insured retention obligations in any amount not to exceed $100,000).
(89)Gas Imbalances, Prepayments. No Borrower or any Subsidiary of any Borrower shall permit, on a net basis there to exist any gas imbalances, take or pay or other prepayments which would require the Borrowers or any of their Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one-half bcf of gas (on an mcf equivalent basis) in the aggregate.
(90)Marketing of Production. Other than as set forth on Schedule 4.01(gg), no Borrower or any Subsidiary of any Borrower shall permit any agreements for marketing of production to exist, which are not cancelable on 90 days’ notice or less without penalty or detriment for the sale of production from the Borrowers’ or their Subsidiaries’ Hydrocarbons (including without limitation calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (i) pertain to the sale of production at a fixed price and (ii) have a maturity or expiry date of longer than six (6) months from the date thereof.
(91)Non-Lender Financed Capital Expenditures. Parent will not permit any of its Subsidiaries (that are not Borrowers or Subsidiary Guarantors) to enter into or make any Capital Expenditure or acquire the Equity Interests of any Person, in each case with respect to, or that owns, as applicable, projects in the Gulf of Mexico, unless the following conditions precedent have been satisfied:
clxviii.Such Capital Expenditure or other acquisition is for a cost or price in excess of $100,000,000.
clxix.Such Capital Expenditure or acquisition is funded (x) by seller-financing, (y) some combination of seller financing, equity consideration and Cash on hand (other

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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than any Cash of any Borrower or any of their Subsidiaries), or (z) third party debt financing that complies with the following:
q.Prior to making any such Capital Expenditure or any such acquisition of Equity Interests with any debt financing (other than 100% seller financing), the Borrower Representative shall provide to the Lenders the opportunity to fund Incremental Term Loans on the same terms and conditions as are applicable to Term A Loans or any other debt financing that is on terms similar to those Term A Loans (with such adjustments as the Lenders may propose in their reasonable discretion to reflect the circumstances of such proposed financing), to finance the proposed Capital Expenditure or acquisition. In the event any Lender(s) elect, in their sole discretion, to fund such Incremental Term Loans or other loans in an amount (1) sufficient to finance 100% of such Capital Expenditure or (2) that is equal to or higher than the highest bona fide amount that a third party debt financing source was willing to lend in connection with such Capital Expenditure, (x) such Incremental Term Loans or other loans shall be accepted by the Borrowers as the sole source of debt financing for such proposed Capital Expenditure and funded in accordance with the terms of Section 2.14 (or such other debt documents, as applicable) and (y) any assets acquired in connection with the Capital Expenditure financed by such Incremental Term Loans or other loans shall be owned by the Borrowers or a Subsidiary Guarantor. Should the Lenders, in their sole and absolute discretion, elect not to fund such Incremental Term Loans or other loans, the Borrower Representative and/or Parent or another Subsidiary of Parent may seek alternative debt financing sources; and
r.In the event the Lenders do not initially elect to fund Incremental Term Loans set forth in clause (A), prior to the consummation of any such Capital Expenditure or acquisition, the Borrower Representative shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower Representative, together with information requested by Administrative Agent in its sole and absolute discretion, certifying as to the highest amount of debt financing for which the Borrowers received a bona fide offer from a third party debt financing source in connection with such Capital Expenditure or acquisition. In the event the Lenders confirm that they do not elect to provide Incremental Term Loans or other loans in the amount set forth in the immediately preceding sentence in accordance with clause (A) above, the Parent may or may cause one of its Subsidiaries (other than the Borrowers or their Subsidiaries) enter into such Capital Expenditure or acquisition to the extent otherwise permitted under the terms of this Agreement.
(92)Holding Company Covenant. Parent agrees not to permit any Parent Intermediate Entity to, and GOM Holdings agrees not to, conduct any operating business, or own

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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any assets other than Equity Interests in direct subsidiaries, and Parent agrees to at all times cause the Equity Interests in GOM Holdings to be free and clear of all Liens.
Section h..Reporting Requirements
. Until a Repayment Event has occurred, the Borrower Representative will furnish to the Agents:
(93)Notice of Material Events. As soon as possible and in any event within five (5) days after the Borrower Representative or any other Loan Party obtains knowledge thereof:
clxx.the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect or to materially impair or interfere with the business operations of the Borrowers and their Subsidiaries, a written statement of a Responsible Officer of the Borrower Representative setting forth details of such Default, event, development or occurrence and the action that the Borrowers have taken and propose to take with respect thereto;
clxxi.any material breach or default, any allegation of material breach or default, or any material event, development or occurrence under any Material Contract, a written statement of an officer of the Borrower Representative setting forth details of such breach, default, allegation, event, development or occurrence and the action that the Borrowers have taken and propose to take with respect thereto;
clxxii.receipt of any written notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened against any Loan Party or any Subsidiary of any Borrower that (i) seeks damages in excess of $5,000,000, (ii) seeks injunctive relief, (iii) alleges criminal misconduct by any Loan Party or any Subsidiary of any Borrower, or (iv) asserts liability on the part of any Loan Party or any Subsidiary of any Borrower in excess of $5,000,000 in respect of any Tax;
clxxiii.any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral;
clxxiv.any change in any Loan Party’s information set forth on Schedule 4.01(b) or Schedule 4.01(c) or the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.
(94)Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrowers (or, if earlier, fifteen (15) days after the date Parent is required to file its annual 10-K with the SEC (without giving effect to any extension permitted by the SEC)), a copy of the annual audit report for such year for the Parent and its Subsidiaries, including therein a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for such Fiscal Year, in each case

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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accompanied by (i) an opinion as to such audit report of one of the “big four” accounting firms or such other independent public accountants of recognized standing who are acceptable to the Administrative Agent in its sole and absolute discretion that is without a “going concern” or similar qualification and (ii) a certificate of a Responsible Officer of Parent (A) certifying such financial statements as having been prepared in accordance with GAAP and (B) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers have taken and propose to take with respect thereto.
(95)Semi-Annual Financials. As soon as available and in any event within (i) forty-five (45) days after each of June 30 and December 31 of each year (or, if earlier, fifteen (15) days after the date Parent is required to file a 10-Q with the SEC with respect to the Fiscal Quarter ended as of such date (without giving effect to any extension permitted by the SEC)), a Consolidated balance sheet of GOM Holdings and its Subsidiaries as of such date and a Consolidated statement of income of GOM Holdings and its Subsidiaries for the portion of the applicable Fiscal Year then-elapsed as of such date and a Consolidated statement of income of the GOM Holdings and its Subsidiaries for the portion of the applicable Fiscal Year then-elapsed as of such date, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of GOM Holdings as having been prepared in accordance with GAAP, together with a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers have taken and propose to take with respect thereto, provided that, in the event such information includes financial information with respect to the Excluded JV (and such Excluded JV is not a Subsidiary Guarantor as of such date) on the date such financials are being delivered, such financials shall include a consolidating balance sheet, consolidating statement of income and consolidating statement of cash flows.
(96)Annual Budget. As soon as available and in any event no later than fifteen (15) days before the start of each Fiscal Year, commencing with the Fiscal Year commencing January 1, 2021 (or such later date as the Administrative Agent may agree in its sole and absolute discretion), an annual operating and Capital Expenditure budget, prepared on a quarterly basis for such Fiscal Year in substantially the same form as the Initial Operating Budget or in form otherwise acceptable to the Administrative Agent in its sole and absolute discretion (with respect to each such Fiscal Year, the “Budget”), which Budget shall be certified by a Responsible Officer of the Borrower Representative as having been prepared in good faith based upon assumptions believed by the Borrower Representative to be reasonable at the time made.
(97)Litigation. Promptly after the commencement thereof, notice of all actions, suits, litigation and proceedings before any Governmental Authority of the type described in Section 4.01(g) and/or Section 6.01(g).
(98)Agreement Notices; Etc.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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clxxv.Promptly, but in any event within five (5) calendar days of execution, after execution thereof, copies of any Material Contract entered into by the Borrowers or any Subsidiary Guarantor after the date hereof;
clxxvi.promptly (but in any event within ten (10) days) following any request therefor by the Administrative Agent (which request may be made, by the Administrative Agent in its sole and absolute discretion), a Consent and Agreement substantially in the form of Exhibit E, in respect of such Material Contract; provided, that the Borrowers shall be in compliance with this Section 5.03(f)(ii) if it uses commercially reasonable efforts to promptly obtain and furnish each such Consent and Agreement at the time it or its applicable Subsidiary enters into any such Material Contract;
clxxvii.promptly upon execution thereof, copies of any amendment, modification or waiver of any provision of any Material Contract;
clxxviii.promptly, but in any event within five (5) calendar days, notice of any termination of any Material Contract;
clxxix.promptly upon a Responsible Officer becoming aware thereof (A) notice of the occurrence of (or anticipated occurrence of) any material default or “event of default” under any Permitted Guaranteed Facility or any Debt incurred under clause (vii) of Section 5.02(b) and (B) copies of any correspondence among the parties to any Permitted Guaranteed Facility or any Debt incurred under clause (vii) of Section 5.02(b) with respect to any material default or “event of default” or other material breach thereof by any party thereto; and
clxxx.promptly upon a Responsible Officer of Parent becoming aware of any material development in any investigation or other governmental proceeding in respect of any alleged non-compliance of any Loan Party or any Subsidiary thereof with any Anti-Corruption Laws.
(99)ERISA.
clxxxi.ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 Business Days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that could reasonably be expected to result in liability in excess of $5,000,000, a statement of a Responsible Officer of the Borrower Representative describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) within ten (10) Business Days after the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.
clxxxii.Plan Terminations. Promptly and in any event within ten Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.
clxxxiii.Multiemployer Plan Notices. Promptly and in any event within ten Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability that could reasonably be expected to result in liability in excess of $5,000,000 by any such Multiemployer Plan, (B) the insolvency or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan that could reasonably be expected to result in liability in excess of $5,000,000 or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).
(100)Environmental Conditions.
clxxxiv.Provide all written notices and perform all other reporting requirements set forth in Section 5.01(c).
clxxxv.Promptly after the assertion or occurrence thereof, provide notice of any Environmental Action against or of any noncompliance known to the Borrower Representative by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect (or to materially impair or interfere with the business operations of the Borrowers or any of their Subsidiaries) or (ii) cause any property described in the Mortgages to be subject to any restrictions on use, ownership, operation or transferability, or subject to any material Lien, under any Environmental Law.
(101)Insurance.
clxxxvi.Promptly after the Borrower Representative gains knowledge of the occurrence thereof, a report summarizing any changes in the insurance coverage of the Borrowers and their Subsidiaries resulting from a change in the insurance markets of the type described in Schedule 5.01(d).
clxxxvii.Promptly after the occurrence thereof, notice of any Casualty Event or Event of Eminent Domain affecting any Loan Party, whether or not insured, through fire, theft, other hazard or casualty involving a probable loss of $1,000,000 or more.
clxxxviii.Promptly after receipt thereof, copies of any cancellation or receipt of written notice of threatened cancellation of any property damage insurance required to be maintained under Section 5.01(d).
(102)Excess Cash Flow. Commencing with the Fiscal Quarter ending December 31, 2020, and for each Fiscal Quarter thereafter, promptly, but in any event not later than the fifteenth (15th) Business Day following the last day of such Fiscal Quarter, an Excess Cash and Distributable Cash Certificate; provided that, with respect to each Fiscal Quarter ending

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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December 31st of each Fiscal Year, the Borrower Representative shall furnish such Excess Cash and Distributable Cash Certificate on January 31st of the next Fiscal Year (or, if such date is any day other than a Business Day, on the next succeeding Business Day). It is understood and agreed that the Total PDP PV-10 that will be contained in each Excess Cash and Distributable Cash Certificate will be as calculated by the Administrative Agent and provided to the Borrower Representative prior to the due date for such Excess Cash and Distributable Cash Certificate.
(103)Patriot Act, Etc. Promptly following any request therefor, (i) such other information regarding the operations, changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may request in its sole and absolute discretion, and (ii) information and documentation requested by the Administrative Agent or any Lender in its sole and absolute discretion for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
(104)Other Reports and Filing. To the extent not otherwise delivered hereunder, promptly after the filing or delivery thereof, copies of all material financial information, proxy materials and reports, if any, which the Parent or any of its Subsidiaries shall publicly file with the U.S. Securities and Exchange Commission or any successor thereto (the “SEC”) (which delivery requirement shall be deemed satisfied by the posting of such information, materials or reports on EDGAR or any successor website maintained by the SEC so long as the Administrative Agent shall have been promptly notified in writing by the Borrower Representative of the posting thereof) or deliver to holders (or any trustee, agent or other representative therefor) of any Debt permitted pursuant to Section 5.02(b).
(105)Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender through the Administrative Agent, may from time to time request in its sole and absolute discretion.
(106)Hedge Agreements. Concurrently with any delivery of financial statements under Section 5.03(c) and the delivery or preparation of engineering information pursuant to Section 5.03(m), a certificate of a Responsible Officer, in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, setting forth as of a recent date, a true and complete list of all Hedge Agreements of the Borrowers and the Subsidiary Guarantors, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 4.01(s), any margin required or supplied under any credit support document, and the counterparty to each such agreement.
(107)Sales of Oil and Gas Properties and Terminations of Commodity Hedge Agreements. In the event the Borrowers or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil and Gas Properties or any Equity Interests in any Subsidiary or to terminate or otherwise monetize any commodity Hedge Agreement, in each case in accordance

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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with Section 5.02(e), reasonable prior written notice (and in any event not less than five (5) Business Days’ prior notice) of such disposition, the price thereof and the anticipated date of closing and any other details thereof requested by the Administrative Agent or any Lender.
(108)Production Report and Lease Operating Statements.
clxxxix.Within thirty (30) days after the end of each Fiscal Quarter, a report setting forth, for each calendar month during the then current Fiscal Year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the Revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and setting forth the operator of record for the Oil and Gas Properties.
cxc.With respect to each field in which the Borrowers or any of their Subsidiaries engages in any operation of its Oil and Gas Properties, a report setting forth, for each calendar month during the then current Fiscal Year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the Revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and setting forth the operator of record for the Oil and Gas Properties, within fifteen (15) Business Days after such report becomes available to the Borrowers.
cxci.Promptly upon request from the Administrative Agent, such other information relating to production and expenses associated with the Oil and Gas Properties including any such information presented on a well by well basis.
(109)Lists of Purchasers. Promptly upon request from the Administrative Agent, a list of all Persons purchasing Hydrocarbons from the Borrowers or any of their Subsidiaries to the extent that any Loan Party controls the marketing and the sale of such Hydrocarbons that account for greater than 10% of the Revenues resulting from the sale of all Hydrocarbons from the Borrowers and their Subsidiaries during the period elapsed since the delivery or preparation of the last Reserve Report (which listings shall include, with respect to each such purchaser, the legal name and address thereof, the appropriate contact person thereat, the Oil and Gas Properties from which Hydrocarbons were purchased and the volume of Hydrocarbons purchased).
(110)G&A. Within forty-five (45) days following the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2021, a certificate of the Borrower Representative demonstrating compliance with Section 5.02(s), which shall include reasonably detailed supporting calculations of G&A during the four-Fiscal Quarter period then ending.
(111)Plugging and Abandonment Information. Promptly upon request from the Administrative Agent, such information relating to the plugging and abandonment and other

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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asset retirement obligations, and other Decommissioning Activities, of the Borrowers and their Subsidiaries as the Administrative Agent request including such information as is sufficient for the Decommissioning Consultant (or any other relevant consultant selected by the Administrative Agent) to update and/or prepare such reports and analysis as the Administrative Agent shall elect to request (it being understood that such reports shall be at the Lenders’ expense unless an Event of Default is continuing). In addition, to the extent that, after the Effective Date, any Borrower or any Subsidiary of a Borrower obtains any third party reports analyzing the plugging and abandonment and other asset retirement obligations of, and other Decommissioning Activities, of the Borrowers and their Subsidiaries, the Borrowers shall promptly deliver a copy thereof to the Administrative Agent and the Borrowers shall use commercially reasonable efforts to cause the preparer of such reports to expressly state in such report or in a separate letter that the Administrative Agent and the Lenders may rely on the information and conclusions contained in such report.
Documents required to be delivered pursuant to Section 5.03(b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent or the Borrower Representative posts such documents, or provides a link thereto on the Internet at the Parent’s website address or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower Representative shall deliver paper copies of such documents to the Administrative Agent or any Lender following a request to the Borrower Representative to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower Representative shall notify the Administrative Agent and each Lender (by fax transmission or e-mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower Representative with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Article VI.

EVENTS OF DEFAULT
Section i..Events of Default
. If any of the following events (“Events of Default”) shall occur and be continuing:
(112)Payment Defaults. (i) The Borrowers shall fail to pay any principal of any Loan when the same shall become due and payable or (ii) the Borrowers shall fail to pay any other payment under any Loan Document (including interest on any Loan) within three (3) Business Days after the same shall become due and payable;

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(113)Misrepresentation. Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made (or, with respect to any representation or warranty that is qualified by materiality or “Material Adverse Effect”, any representation or warranty shall prove to have been incorrect in any respect when made); provided, however, that if (i) such Loan Party was not aware that such representation or warranty was false or incorrect at the time such representation or warranty was made, (ii) the fact, event or circumstance resulting in such false or incorrect representation or warranty is capable of being cured, corrected or otherwise remedied and (iii) such fact, event or circumstance resulting in such false or incorrect representation or warranty shall have been cured, corrected or otherwise remedied, within fifteen (15) days from the date on which the Borrower Representative or any officer thereof first obtains knowledge thereof such that such incorrect or false representation or warranty (as cured, corrected or remedied) could not reasonably be expected to result in a Material Adverse Effect, then such incorrect or false representation or warranty shall not constitute a Default or Event of Default;
(114)Certain Covenants. Any Borrower or any other Loan Party (as applicable) shall fail to perform or observe any term, covenant or agreement contained in Section 2.11, 5.01(d), (e), (h), (i), (k), (l) and (p), Section 5.02, or Section 5.03(a), (b), (c), or (j); or any Borrower or any other Loan Party (as applicable) shall suspend or threaten in writing to either cease or suspend the carrying on of its business in accordance with any term, covenant or agreement contained in Section 5.01(h); or it becomes unlawful in any pertinent jurisdiction or impossible for any Loan Party to perform any material obligation or covenant under any Loan Document or to comply with any other obligation which is material in the context of the Loan Documents;
(115)Other Covenants. Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (i) any Responsible Officer of a Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower Representative by any Agent or any Lender;
(116)Cross Default. Any of Parent, the Borrowers or any of their Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Person (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $10,000,000 either individually or in the aggregate for all such Persons (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;
(117)Insolvency Event. Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by (or the board of directors or similar governing body of any such Loan Party or Subsidiary shall approve the filing or institution by) or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f);
(118)Judgments. Any final judgments or orders, either individually or in the aggregate, for the payment of money in excess of (i) $10,000,000, in the case of judgments or orders that are superior in right of payment to any Obligation under this Agreement or (ii) $10,000,000, in the case of any other judgment or order, in each case, shall be rendered against any Loan Party by one or more Governmental Authorities, arbitral tribunals or other bodies having jurisdiction against such Person and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (y) there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or such judgment or order has not been otherwise discharged or satisfied within such sixty (60) day period; and provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and for so long as (A) the amount of such judgment or order in excess of the thresholds listed above is covered by a valid and binding policy of insurance in favor of such Person from an insurer that is rated at least “A” “XII” by A.M. Best Company, which policy covers full payment thereof and (B) such insurer has been notified, and has not denied the claim made for payment, of the amount of such judgment or order;
(119)Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against any Loan Party that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(120)Invalidity. (i) Any provision of any Loan Document after execution and delivery thereof by any Loan Party shall for any reason (except as a result of acts or omissions of the Secured Parties or pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party to it, (ii) the Term Loan Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Term Loan Collateral Documents with the priority required by the relevant Term Loan Collateral Document, in each case for any reason other than the failure of Term Loan Collateral Agent or any Secured Party to take any action within its control, or (iii) any Loan Party or any Affiliate thereof shall contest (or threaten to contest) the validity or enforceability of any Loan Document or deny that it has any further liability under any Loan Document to which it is a party;
(121)Change of Control. A Change of Control shall occur;
(122)ERISA Event.
cxcii.Any ERISA Event shall have occurred and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000;
cxciii.Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $5,000,000 per annum; or
cxciv.Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or is being terminated, within the meaning of Title IV of ERISA, and as a result of such insolvency or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then insolvent or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such insolvency or termination occurs by an amount exceeding $10,000,000;
(123)Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; and/or
(124)Material Contracts. (i) Any Material Contract shall at any time cease to be valid and binding or in full force and effect (in each case, except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default thereunder)), or (ii) any of the Borrowers or their Subsidiaries shall default in any material respect in the performance or observance of any covenant or agreement contained in any Material Contract to

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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which it is a party and such default has continued beyond any applicable grace period specified therein, and in the case of (i) or (ii), such event could reasonably be expected to have a Material Adverse Effect, unless within 60 days of such termination or default, the applicable Loan Party replaces such Material Contract with a replacement agreement (x) similar in scope to and on terms not materially less favorable to the relevant Loan Party and the Lenders than the Material Contract being replaced or (y) in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion, and in each case with a counterparty of comparable or better standing in the applicable industry; provided that if at any time during such 60 day grace period the Administrative Agent determines in its sole and absolute discretion that the applicable Loan Party is not diligently seeking to replace the applicable Material Contract, an Event of Default shall immediately occur, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower Representative, declare the Commitments of each Lender and the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower Representative, declare the Loans, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code or the occurrence of any other Event of Default under Section 6.01(f), (x) the Commitments of each Lender and the obligation of each Lender to make Loans shall automatically be terminated and (y) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers. For the avoidance of doubt, payment defaults may be cured within the applicable cure period, if any, by equity contributions from one or more members of any Borrower without limitation as to the number of such cures. Upon any acceleration (whether elective or automatic) of the unpaid principal balance of any Loan pursuant to this Section 6.01 (including any acceleration upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code or any other Bankruptcy Law or upon the occurrence of any other Event of Default pursuant to Section 6.01(f)), the applicable Lender shall be entitled to, and the Borrowers shall pay as liquidated damages (it being agreed that the amount of damages that such Lender will suffer in each case are difficult to calculate) an amount equal to the Exit Fee as if the Repayment Event had occurred on the date of the acceleration thereof in addition to all other amounts due and payable in respect of the Obligations hereunder.
Section j..Application of Funds
. After the exercise of remedies provided for in Section 6.01 (or after the Loans have automatically become immediately due and payable as set forth in Section 6.01), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order, subject to the Hedge Intercreditor Agreement:

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and Term Loan Collateral Agent and amounts payable under Article II) payable to the Administrative Agent or Term Loan Collateral Agent under this Agreement or any other Loan Document in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the Lenders arising under the Loan Documents and amounts payable under Article II), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting interest on the Loans arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and other Obligations relating to the Loans (including the Exit Fee), Secured Hedge Agreements (up to a maximum amount for this clause Fourth, with respect to any Secured Hedge Agreements, of $25,000,000) and Secured Bank Product Obligations, in each case, ratably among the Administrative Agent, the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to payment of all other Obligations ratably among the Secured Parties; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by applicable law.
Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 6.02.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request in its sole and absolute discretion, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VII hereof for itself and its Affiliates as if a “Lender” party hereto.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Article VII.

THE AGENTS
Section k..Authorization and Action
. Each Lender (in its capacity as a Lender) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement of the Obligations or collection of the Obligations owing under the Loan Documents), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. Without limiting the generality of the foregoing, each Lender hereby authorizes and instructs the Administrative Agent to enter into the documents to be entered into by the Administrative Agent expressly mentioned in Section 3.01.
(125)The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Term Loan Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Term Loan Collateral Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects in accordance with the foregoing provisions of this Section 7.01(b) in the absence of the Administrative Agent’s gross negligence or willful misconduct.
Section l..Administrative Agent’s Reliance, Etc
. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.
Section m..Agents and Affiliates
. With respect to its Commitments, the Loans made by it and any Notes issued to it, each Agent and its Affiliates shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though each were not an Agent or an Affiliate of an Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include each Agent and its Affiliates in their respective individual capacities. Each Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Agent was not an Agent and without any duty to account therefor to the Lenders. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.
Section n..Lender Credit Decision
. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 3.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
Section o..Indemnification
. Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers and without limiting their obligation to do so) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages,

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 8.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Each Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all amounts it receives pursuant to the Loan Documents to or for the credit or the account of any Lender against any and all obligations of such Lender to such Agent now or hereafter existing under this Section 7.05; provided that the foregoing sentence shall only apply if such Lender fails to promptly pay such obligation following such Agent’s written request for payment; provided further that any obligation a Lender fails to promptly pay following the Agent’s written request for payment shall bear interest at the same rate as Default Interest and the Agent is authorized to set off against any such accrued interest in the manner described above.
(126)For purposes of Section 7.05(a), (i) each Lender’s ratable share of any amount shall be determined, at any time, according to the sum of the aggregate principal amount of the Loans outstanding at such time and owing to such Lender. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.
Section p..Successor Administrative Agent
. The Administrative Agent may resign at any time by giving thirty (30) days’ written notice thereof to the Lenders and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, with (so long as no Event of Default has occurred and is continuing) the consent of the Borrower Representative (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within forty-five (45) days after written notice is given of the retiring Administrative Agent’s resignation or removal under this Section 7.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such forty-fifth (45th) day (a) the retiring Administrative Agent’s resignation or removal shall become effective, (b) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
Section q..Term Loan Collateral Agent
. Each of the Administrative Agent and the Lenders hereby designates and appoints CLMG as Term Loan Collateral Agent under this Agreement and the other Loan Documents and authorizes CLMG, in the capacity of Term Loan Collateral Agent, to (A) execute, deliver and perform the obligations, if any, of the Term Loan Collateral Agent, as applicable under this Agreement and each other Loan Document and (B) take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Term Loan Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto; provided, however, that the Term Loan Collateral Agent shall not be required to take any action that exposes the Term Loan Collateral Agent to personal liability or that is contrary to this Agreement or applicable law. Without limiting the generality of the foregoing, each of the Administrative Agent and the Lenders hereby authorizes and instructs CLMG, in the capacity of Term Loan Collateral Agent, to execute and deliver the documents to be entered into by the Term Loan Collateral Agent expressly mentioned in Section 3.01, and, without limiting any of the provisions of this Agreement, CLMG, in the capacity of Term Loan Collateral Agent, shall continue to be bound by and entitled to all the benefits and protections of all provisions of this Article VII (including the successor agent provisions) and Article VIII as if set forth in full herein with respect thereto. If any of the Collateral constituting unproven acreage shall be sold, transferred or otherwise disposed of by any Borrower or any of their Subsidiaries in a transaction in compliance with this Agreement, or otherwise consented to by the Required Lenders, then the Term Loan Collateral Agent, at the request and sole cost and expense of the Borrowers (in addition to any Collateral release fees provided for in the Fee Letter), shall promptly discharge and release all Liens and security interests created in such Collateral under any Loan Document, including by executing and delivering instruments of satisfaction, release and discharge in respect of such Collateral as are reasonably necessary or advisable and reassigning, delivering and/or transferring any such Collateral to the applicable Borrower or Subsidiary. The Term Loan Collateral Agent shall use commercially reasonable efforts to cause

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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such Lien release documents to be executed and delivered within seven (7) Business Days following the Borrower’s request therefor.
Section r..Secured Cash Management Agreements and Secured Hedge Agreements
. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 6.02, the Guaranty, the Parent Guarantee Agreement, the Contingent Parent Guarantee Agreement or any Collateral by virtue of the provisions hereof, of the Term Loan Security Agreement or any Term Loan Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Term Loan Security Agreement or any Term Loan Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request in its sole and absolute discretion, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of termination of the Commitments and repayment in full of all Obligations hereunder.
Section a..Certain ERISA Matters
. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
cxcv.such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
cxcvi.the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, cxcvii.(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
cxcviii.such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole and absolute discretion, and such Lender.
(127)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that neither of the Agents is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agents under this Agreement, any Loan Document or any documents related hereto or thereto).
Article VIII.

MISCELLANEOUS
Section b..Amendments, Etc
. Subject to clause (b) below, no amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document (including the Hedge Intercreditor Agreement), nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or the Administrative Agent on their behalf) and, in the case of an amendment, the Borrower Representative on behalf of the Loan Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by each Lender, do any of the following at any time:

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(A)    waive any of the conditions specified in Section 3.01 or, in the case of the initial Borrowing hereunder, Section 3.02;
(B)    change (1) the definition of “Required Lenders” or (2) the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Loans that, in each case, shall be required for the Lenders or any of them to take any action hereunder or under any other Loan Document;
(C)    change any other definition in the Hedge Intercreditor Agreement in any manner adverse to the Lenders;
(D)    release one or more Guarantors (or otherwise limit such Guarantors’ liability with respect to the Obligations owing to the Agents and the Lenders under the Guaranty, Parent Guarantee Agreement or the Contingent Parent Guarantee Agreement) if such release or limitation is in respect of a material portion of the value of the Guaranty, the Parent Guarantee Agreement or the Contingent Parent Guarantee Agreement to the Lenders;
(E)    release any material portion of the Collateral in any transaction or series of related transactions (unless such Collateral was sold or otherwise disposed of in a transaction permitted hereunder);
(F)    subordinate the Liens of the Lenders; or
(G)    amend this Section 8.01,
and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender specified below for such amendment, waiver or consent:
(A)    increase the Commitments of a Lender without the consent of such Lender;
(B)    reduce or forgive the principal of, or stated rate of interest on, the Loans owed to a Lender or any fees or other amounts stated to be payable hereunder or under the other Loan Documents to such Lender without the consent of such Lender;
(C)    postpone any date scheduled for any payment of principal of, or interest on, the Loans pursuant to Section 2.03 or 2.05, or any date fixed for any payment of fees hereunder, in each case, payable to a Lender without the consent of such Lender;
(D)    impose any restrictions on the rights of such Lender under Section 8.07 without the consent of such Lender;
(E)    change the order of any prepayment of Loans from the application thereof set forth in the applicable provisions of Section 2.04 in any manner that materially adversely affects the Lenders without the consent of holders of a majority of the Commitments or Loans outstanding;

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(F)    change the order of application of proceeds of Collateral and other payments set forth in the Hedge Intercreditor Agreement in a manner that materially adversely affects any Lender without the consent of such Lender;
(G)    otherwise amend or modify any of the Hedge Intercreditor Agreement or any Term Loan Collateral Document in a manner which disproportionately affects any Lender vis-à-vis any other Secured Party without the written consent of such Lender; or
(H)    amend or modify the provisions of Section 2.08(a)(i), Section 2.08(f) and Section 2.10 (including the definition of “Pro Rata Share”) in a manner that adversely affects any Lender without the consent of such Lender;
provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents; provided, further, that with respect to clauses (A), (B) and (C) of clause (ii) above, to the extent such amendment, waiver or consent relates solely to (x) the Term A Loans and Term A Facility, such amendment, waiver or consent shall require only the consent of each Term A Lender and (y) the Term B Loans and Term B Facility, such amendment, waiver or consent shall only require the consent of each Term B Lender.
(128)Notwithstanding the other provisions of this Section 8.01, the Borrowers, the Guarantors, the Term Loan Collateral Agent and the Administrative Agent may (but shall have no obligation to) amend or supplement the Loan Documents without the consent of any Lender: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Lenders, (iii) to make, complete or confirm any provision of a guaranty or grant of Collateral permitted or required by this Agreement or any of the Term Loan Collateral Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Term Loan Collateral Documents or (iv) to add additional parties to the Hedge Intercreditor Agreement in accordance with the terms thereof.
Section c..Notices, Etc
. All notices and other communications provided for hereunder shall be either (x) in writing (including electronic communication) and mailed or delivered or (y) as and to the extent set forth in Section 8.02(b) and in the proviso to this Section 8.02(a), in an electronic medium and delivered as set forth in Section 8.02(b), (i) if to any Loan Party, to the Borrower Representative at its address as set forth on Schedule 8.02 attached hereto; (ii) if to any Lender identified on Schedule I hereto, at its Lending Office specified opposite its name on Schedule I hereto; (iii) if to any Initial Lender, at its Lending Office specified in Schedule I attached hereto; (iv) if to any other Lender, at its Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; (v) if to the Term Loan Collateral Agent or Administrative Agent, at its address as set forth on Schedule 8.02 attached hereto; or, as to the Borrower Representative or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower Representative and the Administrative Agent;

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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provided, however, that materials and information described in Section 8.02(b) shall be delivered to the Administrative Agent in accordance with the provisions thereof or as otherwise specified to the Borrower Representative by the Administrative Agent. All such notices and other communications shall, when mailed, e-mailed, be effective when deposited in the mails or sent by electronic communication, respectively, except that notices and communications to any Agent pursuant to Article II, Article III or Article VII shall not be effective until received by such Agent. Delivery by electronic communication of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes shall be effective as delivery of an original executed counterpart thereof.
(129)The Borrower Representative hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new Borrowing (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent in its sole and absolute discretion to an electronic mail address specified by the Administrative Agent to the Borrower Representative. In addition, the Borrower Representative agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent in its sole and absolute discretion. The Borrower Representative further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or a substantially similar electronic transmission system (the “Platform”).
(130)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
(131)The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth on Schedule 8.02 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees (i) that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
Section d..No Waiver; Remedies
. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section e..Costs and Expenses
. The Borrowers agree to pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable and documented fees and expenses of counsel (including local counsel) for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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costs and expenses of each Agent and each Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto).
(132)The Borrowers agree to indemnify, defend and save and hold harmless each Agent, each Lender, each of their Affiliates and the respective officers, directors, employees, trustees, agents and advisors of each of the foregoing (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, Taxes, losses, liabilities and expenses (including, without limitation, fees and expenses of counsel) (collectively, “Losses”) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Loans, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property, including any of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors, any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated thereby are consummated. The Borrowers also agree not to assert any claim against any Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, trustees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Loans, the Loan Documents or any of the transactions contemplated by the Loan Documents.
(133)If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities or insurance premiums on account of insurance required hereunder, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole and absolute discretion. The Borrowers agree to pay all such amounts on demand.
(134)Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.07 and 2.09 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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Section f..Right of Set-off
. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of the Borrowers against any and all of the Obligations of the Borrowers now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Borrower Representative after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.
Section g..Binding Effect
. This Agreement shall become effective when it shall have been executed by the Loan Parties and each Agent and the Administrative Agent shall have been notified by each initial Lender that such initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and permitted assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto.
Section h..Assignments and Participations
. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Loans owing to it, and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,000,000 (or such lesser amount as shall be approved by the Administrative Agent in its sole and absolute discretion and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower Representative), (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted without

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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the written consent of (A) if the Administrative Agent is an Affiliate of the initial Term Loan A Lender, the Administrative Agent or (B) if the Administrative Agent is not an Affiliate of the initial Term Loan A Lender, the Required Lenders, in each case, in its (or their) sole and absolute discretion, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes (if any) subject to such assignment.
(135)Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.07, 2.09 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(136)By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(137)The Administrative Agent, acting for this purpose (but only for this purpose) as the non-fiduciary agent of the Borrowers, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment under each Facility of, and principal amount (and stated interest) of the Loans owing under each Facility to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower Representative or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(138)Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes (if any) subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower Representative and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes (if any) an amended and restated Note (which shall be marked “Amended and Restated”) to such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender that had a Note or Notes prior to such assignment has retained a Commitment hereunder under such Facility, an amended and restated Note to such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such amended and restated Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.
(139)Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom. The Borrowers agree that each participant shall be entitled to the benefits of Sections 2.07 and 2.09 (subject to the requirements and limitations therein, including the requirements under Section 2.09(f) (it being understood that the documentation required under Section 2.09(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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pursuant to paragraph (a)-(e) of this Section; provided that such participant shall not be entitled to receive any greater payment under Section 2.07 or 2.09, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, Section 1.163-5 of the proposed United States Treasury Regulations or any applicable temporary or other successor regulation of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register
(140)Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.
(141)Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes (if any) held by it) in favor of any Federal Reserve Bank or Federal Home Loan Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or similar laws and regulations relating to the Federal Home Loan Banks.
(142)Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may, without the consent of the Borrower Representative or any other Person, create a security interest in all or any portion of the Loans owing to it and any Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that, unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 8.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
Section i..Execution in Counterparts; Electronic Execution
. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and the other Loan Documents shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section j..Confidentiality
. Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower Representative, other than (a) to such Agent’s or such Lender’s Affiliates and their officers, directors, employees, trustees, agents, advisors and other Representatives who have a need to know as a result of being involved in the Facilities and then only on the condition that such matters may not be further disclosed and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Agent or such Lender, or any bank regulator or examiner, regulatory examiner or self-regulatory examiner in the course of such regulator's or examiner’s examination or inspection, or any auditor of such Lender or such Agent, (d) to any rating agency when required or requested by it, provided that, prior to any such disclosure, such rating agency shall undertake (in such manner determined by the applicable Agent or Lender in its sole discretion) to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Agent or such Lender, (e) in connection with any litigation or proceeding to which such Agent or such Lender or any of its Affiliates may be a party or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document. Each party hereto acknowledges that money damages may not be a sufficient remedy for any breach of the confidentiality provisions contained in this Section 8.09 by such party and that the other party may suffer irreparable harm as a result of any such breach. Accordingly, each party will also be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any breach or threatened breach of the confidentiality provisions contained in this Section 8.09 by the other party. Subject to the limitations contained in Section 8.15, the equitable remedies referred to above will not be

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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deemed to be the exclusive remedies for a breach of the confidentiality provisions in this Section 8.09.
Section k..Marshalling; Payments Set Aside
. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or the Lenders (or to Administrative Agent, on behalf of the Lenders), or any Agent or Lender enforces any security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
Section l..Patriot Act Notice
. Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Each Loan Party shall, and shall cause each of its Subsidiaries to, provide such information and take such actions as are requested by any Agent or any Lender in its sole and absolute discretion in order to assist the Agents and the Lenders in maintaining compliance with the Patriot Act.
Section m..Jurisdiction, Etc
. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Except as provided in Section 8.15, nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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(143)Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section n..Governing Law
. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
Section o..Waiver of Jury Trial
. Each of the Loan Parties, the Agents and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Loans or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.
Section p..Limitation on Liability
. TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS: (A) NONE OF THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL BE LIABLE TO ANY PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THEIR RESPECTIVE ACTIVITIES RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, THE LOANS, OR OTHERWISE IN CONNECTION WITH THE FOREGOING; (B) WITHOUT LIMITING THE FOREGOING, NONE OF THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL BE SUBJECT TO ANY EQUITABLE REMEDY OR RELIEF, INCLUDING SPECIFIC PERFORMANCE OR INJUNCTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY; (C) NONE OF THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY TO THE LOAN PARTIES, FOR DAMAGES OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED THEREBY UNTIL THE EFFECTIVE DATE HAS OCCURRED; AND (D) IN NO EVENT SHALL LENDERS’ LIABILITY TO THE LOAN PARTIES FOR FAILURE TO FUND ANY LOAN EXCEED ACTUAL DIRECT DAMAGES INCURRED BY THE LOAN PARTIES OF UP TO $10,000,000 IN THE AGGREGATE; PROVIDED THAT NOTHING IN THIS SECTION 8.15 SHALL LIMIT THE LENDERS’ INDEMNIFICATION OBLIGATIONS UNDER SECTION 7.05.
Section a..No Advisory or Fiduciary Responsibility

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and, as applicable, its Affiliates and the Lenders and their Affiliates (collectively, solely for purposes of this Section 8.16, the “Lenders”), on the other hand, (a)(ii) each of the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower and each other Loan Party are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent and its Affiliates and each Lender and its Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (b)(ii) neither the Administrative Agent, any of its Affiliates nor any Lender or any of its Affiliates has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and its Affiliates and the Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of its Affiliates nor any Lender or its Affiliates has any obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any of its Affiliates or any Lender or its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.
Section b..Acknowledgment and Consent to Bail-In of Affected Financial Institutions
. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(144)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(145)the effects of any Bail-in Action on any such liability, including, if applicable:

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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cxcix.a reduction in full or in part or cancellation of any such liability;
cc.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
cci.the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section c..Acknowledgement Regarding Any Supported QFCs
. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section d..Hedge Intercreditor Agreements
.

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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a.EACH LENDER PARTY HERETO (i) UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY EACH HEDGE INTERCREDITOR AGREEMENT, (ii) AUTHORIZES AND DIRECTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE HEDGE INTERCREDITOR AGREEMENTS ON ITS BEHALF, AND (iii) AGREES THAT ANY ACTION TAKEN BY AGENT PURSUANT TO EACH HEDGE INTERCREDITOR AGREEMENT SHALL BE BINDING UPON SUCH LENDER.
b.THE PROVISIONS OF THIS SECTION 8.19 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF ANY HEDGE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE HEDGE INTERCREDITOR AGREEMENTS THEMSELVES TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE HEDGE INTERCREDITOR AGREEMENTS AND THE TERMS AND PROVISIONS THEREOF, AND THE ADMINISTRATIVE AGENT AND ITS AFFILIATES DO NOT MAKE ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE HEDGE INTERCREDITOR AGREEMENTS. A COPY OF ANY HEDGE INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.
c.EACH HEDGE INTERCREDITOR AGREEMENT IS AN AGREEMENT SOLELY AMONGST THE SECURED PARTIES AND THEIR RESPECTIVE AGENTS (INCLUDING THEIR SUCCESSORS AND ASSIGNS) AND IS ACKNOWLEDGED AND AGREED TO BY THE LOAN PARTIES. AS MORE FULLY PROVIDED THEREIN, THE HEDGE INTERCREDITOR AGREEMENTS CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.
IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT AND ANY HEDGE INTERCREDITOR AGREEMENT, THE HEDGE INTERCREDITOR AGREEMENT SHALL GOVERN.
Section e..No Partnership, Etc
. The Secured Parties, the Borrowers and the other Loan Parties intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Loan Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between or among the Secured Parties and the Borrowers, the other Loan Parties or any other Person. The Secured Parties shall not be in any way responsible or liable for the debts, losses, obligations or duties of the Borrowers, the other Loan Parties or any other Person with respect to the Property of the Loan Parties or otherwise. All obligations to pay real property or other Taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership or operation of the Property of the Loan Parties and to perform all obligations under other agreements and

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

US 7362483v.35

contracts relating to the Property of the Loan Parties shall be the sole responsibility of the Borrowers or the other Loan Parties, as applicable.
Section a..Credit Bidding
. The Secured Parties hereby irrevocably authorize the Term Loan Collateral Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Secured Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Term Loan Collateral Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Term Loan Collateral Agent at the direction of the Required Lenders on a ratable basis (with Debt with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Term Loan Collateral Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) Term Loan Collateral Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Term Loan Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in this Agreement), (iv) the Term Loan Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Debt assigned to the acquisition vehicle exceeds the amount of Debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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interest in such Debt and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Debt shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Term Loan Collateral Agent may request, in its sole and absolute discretion, in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

[Remainder of Page Intentionally Left Blank]

Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
KOSMOS ENERGY GOM HOLDINGS, LLC, as a Borrower
By    /s/ Nealesh Shah .
    Name: Nealesh Shah
    Title: Vice President
KOSMOS ENERGY GULF OF MEXICO, LLC, as a Guarantor
By    /s/ Nealesh Shah .
    Name: Nealesh Shah
    Title: Vice President
KOSMOS ENERGY GULF OF MEXICO MANAGEMENT, LLC, as a Guarantor
By    /s/ Nealesh Shah .
    Name: Nealesh Shah
    Title: Vice President
KOSMOS ENERGY GULF OF MEXICO OPERATIONS, LLC, as a Borrower
By    /s/ Nealesh Shah .
    Name: Nealesh Shah
    Title: Vice President
KOSMOS ENERGY LTD., as Parent and a Guarantor

By    /s/ Nealesh Shah .
    Name: Nealesh Shah
    Title: Senior Vice President and Chief
     Financial Officer
CLMG CORP.,
    as Administrative Agent

[Signature Page to Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020]

By    /s/ James Erwin .    Name: James Erwin
    Title: President
CLMG CORP.,
    as Term Loan Collateral Agent
By    /s/ James Erwin .
.    Name: James Erwin
    Title: President
TRAFIGURA TRADING LLC,
    as Lender

[Signature Page to Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020]

By    /s/ Corey Prologo
    Name: Corey Prologo
    Title: Director

By    /s/ Rodney Malcolm
    Name: Rodney Malcolm
    Title:      Director

[Signature Page to Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020]

BEAL BANK USA,
    as Lender
By    /s/ Jacob Cherner
    Name: Jacob Cherner
    Title: Authorized Signatory

[Signature Page to Senior Secured Term Loan Credit Agreement among Kosmos Energy LTD., Kosmos Energy GOM Holdings, LLC, Kosmos Energy Gulf of Mexico Operations, LLC, the other Guarantors party hereto, the Initial Lenders, and CLMG Corp. dated as of September 30, 2020]

ANNEX A
“Applicable Margin” means, with respect to (a) the Term A Loans, [***]% per annum and (b) the Term B Loans, [***]% per annum.